Exhibit 10(a)

WD-40 COMPANY

7.28% SERIES A NOTES DUE 2011

($75,000,000 Principal Amount)

$45,000,000 PRIVATE SHELF FACILITY

NOTE PURCHASE AND

PRIVATE SHELF AGREEMENT

October 18, 2001

i.

(CONTINUED)

ii.

(CONTINUED)

iii.

(CONTINUED)

iv.

(CONTINUED)

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11N.	Governing Law	61

11O.	Severalty of Obligations	61

11P.	Counterparts	61

11Q.	Binding Agreement	61

v.

EXHIBITS AND SCHEDULES

PURCHASER SCHEDULE
SCHEDULE 6C(8)	—	EXISTING LOANS AND INVESTMENTS
SCHEDULE 6J	—	EXISTING DEBT AND GUARANTY OBLIGATIONS
SCHEDULE 8G	—	DEBT AGREEMENTS WHICH RESTRICT THE INCURRENCE OF DEBT

INFORMATION SCHEDULE

EXHIBIT A-1	—	FORM OF SERIES A NOTE
EXHIBIT A-2	—	FORM OF SHELF NOTE
EXHIBIT B	—	SERIES A NOTES FUNDING INSTRUCTION LETTER
EXHIBIT C	—	FORM OF REQUEST FOR PURCHASE
EXHIBIT D	—	FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT E	—	FORM OF MULTIPARTY GUARANTY
EXHIBIT F	—	FORM OF SECURITY AGREEMENT
EXHIBIT G	—	FORM OF PATENT SECURITY AGREEMENT
EXHIBIT H	—	FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT I	—	FORM OF PLEDGE AGREEMENT
EXHIBIT J	—	FORM OF INTERCREDITOR AGREEMENT
EXHIBIT K-1	—	FORM OF SERIES A LEGAL OPINION
EXHIBIT K-2	—	FORM OF SHELF OPINION

vi.

WD-40 Company

1061 Cudahy Place

San Diego, CA 92110

As of October 18, 2001

The Prudential Insurance Company

    of America (together with its successors

    and assigns, “Prudential”)

Each Prudential Affiliate (as hereinafter

defined) which becomes bound by certain

provisions of this Agreement as hereinafter

provided (together with Prudential,

the “Purchasers”)

c/o Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, California 94111

Ladies and Gentlemen:

The undersigned, WD-40 Company, a Delaware corporation (the “Company”), hereby agrees with you as follows:

1. AUTHORIZATION OF ISSUE OF NOTES.

1A. Authorization of Issue of Series A Notes. The Company will authorize the issue of its senior secured promissory notes (the “Series A Notes”) in the aggregate principal amount of $75,000,000, to be dated the date of issue thereof, to mature October 18, 2011 to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.28% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto.

The terms “Series A Note” and “Series A Notes” as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

1B. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its additional senior secured promissory notes (the “Shelf Notes”) in the aggregate principal amount of $45,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no

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more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 10 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto.

The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms “Note” and “Notes” as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

2. PURCHASE AND SALE OF NOTES.

2A. Purchase and Sale of Series A Notes. The Company hereby agrees to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company $75,000,000 of Series A Notes at 100% of such aggregate principal amount. On October 18, 2001 (herein called the “Series A Closing Day”), the Company will deliver to Prudential at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by Prudential and in the denomination or denominations specified with respect to Prudential in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds as set forth in the Series A Notes Funding Instruction Letter attached hereto as Exhibit B, or at the direction of, the Company.

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2B. Purchase and Sale of Shelf Notes.

2B(1). Facility. Subject to paragraph 2B(2), Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility.” At any time, (i) $45,000,000 (or, if on or before the one-year anniversary of this Agreement, $25,000,000), minus (ii) the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus (iii) the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2B(2). Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if any such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period.”

2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by telefacsimile or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the

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principal amounts, final maturities, principal prepayment dates and amounts of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default and (vii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone interest rate quotes for the several principal amounts, maturities and principal prepayment schedules of Shelf Notes specified in such Request for Purchase. Each such quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes, until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2B(5). Acceptance. Within 5 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4), or such shorter period as Prudential may specify to the Company (such period herein called the “Acceptance Window”), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telefacsimile within the Acceptance Window (but not earlier than 9:30 a.m. or later than 2:00 p.m. (or such later time as Prudential may agree), New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Shelf Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the

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Company notifies Prudential of an Acceptance with respect to any Accepted Shelf Notes is herein called the “Acceptance Day” for such Accepted Shelf Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraphs 2B(2) and 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Shelf Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Shelf Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential within two Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Shelf Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Shelf Notes by so notifying the Company in writing.

2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter, prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5), the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential promptly shall notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

2B(7). Facility Closings. Not later than 1:30 p.m. (New York City local time) on the Closing Day for any Accepted Shelf Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the

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offices of Prudential Capital Group, Four Embarcadero Center, Suite 2700, San Francisco, California 94111, the Accepted Shelf Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Shelf Notes to be purchased on such Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the account(s) specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Shelf Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Shelf Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:00 p.m., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 2:00 p.m., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Shelf Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

2B(8). Fees.

2B(8)(i). Structuring Fee. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, the Company will pay to Prudential, on or before the date hereof, a non-refundable fee in the amount of $50,000 (herein called the “Structuring Fee”).

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2B(8)(ii). Draw Fees. The Company will pay to Prudential in immediately available funds a fee (herein called a “Draw Fee”) on each Closing Day (other than the Series A Closing Day) in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day.

2B(8)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Shelf Note is delayed for any reason beyond the original Closing Day for such Accepted Shelf Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Shelf Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY – MMY) × DTS/360 × PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Shelf Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Shelf Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Shelf Note (in the case of the first such payment with respect to such Accepted Shelf Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Shelf Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Shelf Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Shelf Note on any day other than the Closing Day for such Accepted Shelf Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

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2B(8)(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Shelf Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Shelf Note is to be canceled, or if the closing of the purchase and sale of such Accepted Shelf Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay the Purchasers in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI × PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Shelf Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Bridge/Telerate (or, if such data for any reason ceases to be available through Bridge/Telerate, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

3. CONDITIONS OF CLOSING. The obligation of Prudential to enter into this Agreement, and of any Purchaser to purchase and pay for any Notes, in each case is subject to the satisfaction, on or before the applicable Closing Day, of the following conditions:

3A. CONDITIONS TO INITIAL CLOSING.

3A(1). Structuring Fee. Prudential shall have received the Structuring Fee, in immediately available funds.

3A(2). Consents. Prudential shall have received written evidence satisfactory to it that all government, contractual and other third-party approvals and consents necessary to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents as of the Series A Closing Day have been obtained.

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3A(3). Other Documents. Prudential shall have received the following documents, each duly executed and delivered by the party or parties thereto and in form and substance satisfactory to Prudential:

(i) the Multiparty Guaranty, dated as of October 18, 2001, executed by each of the Guarantors in favor of the holders from time to time of the Notes in the form of Exhibit E hereto (as it may be amended, supplemented or otherwise modified from time to time, the “Multiparty Guaranty”);

(ii) the Security Agreement, dated as of October 18, 2001, by and between the Credit Parties, as grantors, and the Collateral Agent, as grantee, for the benefit of the Banks and the holders from time to time of the Notes, in the form of Exhibit F hereto (as it may be amended, supplemented or otherwise modified from time to time, the “Security Agreement”);

(iii) the Patent Security Agreement, dated as of October 18, 2001, by and between the Credit Parties, as grantors, and the Collateral Agent, as grantee, for the benefit of the Banks and the holders from time to time of the Notes, in the form of Exhibit G hereto (as it may be amended, supplemented or otherwise modified from time to time, the “Patent Security Agreement”);

(iv) the Trademark Security Agreement, dated as of October 18, 2001, by and between the Credit Parties, as grantors, and the Collateral Agent, as grantee, for the benefit of the Banks and the holders from time to time of the Notes, in the form of Exhibit H hereto (as it may be amended, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”);

(v) the Pledge Agreement, dated as of October 18, 2001, by and between the Company and certain other Credit Parties, as pledgors, and the Collateral Agent, as pledgee, for the benefit of the Banks and the holders from time to time of the Notes, in the form of Exhibit I hereto (as it may be amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”); and

(vi) the Intercreditor and Collateral Agency Agreement, dated as of October 18, 2001, by and among the Collateral Agent, as collateral agent for the Banks and each of the holders from time to time of the Notes, the Banks, each of the holders from time to time of the Notes and the Credit Parties, in the form of Exhibit J hereto (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

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3A(4). UCC Financing Statements, etc. UCC-1 financing statements in form satisfactory to Prudential, naming each of the Credit Parties as debtor, and the Collateral Agent, for the benefit of the Banks and the holders from time to time of the Notes, as secured party, shall have been caused to be filed with the governmental filing offices necessary to perfect a security interest in the Collateral other than Collateral as to which the perfection thereof cannot be attained by the filing in appropriate jurisdictions of UCC- 1 financing statements, and the Credit Parties shall have delivered to the Collateral Agent any and all chattel paper and other possessory Collateral.

3A(5). Approval of Credit Agreement and Credit Documents. Prudential shall have received true, correct, complete and fully executed copies of the Credit Agreement and all other Credit Documents with terms and conditions satisfactory to Prudential, and all conditions precedent to the obligation of the Banks to make the initial loans under the Credit Agreement shall have been satisfied or waived.

3A(6). Payment of Legal Fees and Expenses. The Company shall have paid the fees, charges and disbursements of Cooley Godward LLP, special counsel to Prudential, in connection with the preparation and negotiation of this Agreement and the other Transaction Documents.

3A(7). Delivery of Certificates of Insurance and Binders. Prudential shall have received a copy of a certificate of insurance from an independent insurance broker dated as of or near the Series A Closing Day, identifying insurers, types of insurance, insurance limits, policy terms, and otherwise confirming that insurance has been obtained in accordance with the provisions of this Agreement and the other Transaction Documents.

3B. CONDITIONS TO EACH CLOSING.

3B(1). Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day (both before and after giving effect to the issuance and purchase of Notes on such Closing Day); there shall exist on such Closing Day (both before and after giving effect to the issuance and purchase of Notes on such Closing Day) no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, to both such effects.

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3B(2). Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

3B(3). Payment of Fees. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Draw Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

3B(4). Delivery of Certain Documents. Each Purchaser shall have received:

(i) the Notes(s) to be purchased by such Purchaser;

(ii) Certified copies of the resolutions of the Board of Directors of each of the Credit Parties authorizing the execution and delivery of the Transaction Documents to which such Person is a party and, in the case of the Company, authorizing the issuance of the Notes, and of all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to the Transaction Documents and the Notes;

(iii) A certificate of the Secretary or an Assistant Secretary and one other officer of each of the Credit Parties certifying the names and true signatures of the officers of such Credit Party authorized to sign the Notes, the Transaction Documents to which such Person is a party to be delivered hereunder;

(iv) Certified copies of the Certificate of Incorporation or Articles of Incorporation (or similar constitutive documents), as applicable, and By-laws of each of the Credit Parties;

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(v) A favorable opinion of Gordon & Rees LLP, general counsel to the Credit Parties (or such other counsel designated by the Credit Parties and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit K-1 (in the case of the Series A Notes) or K-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. Each of the Credit Parties hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

(vi) A good standing certificate for each Credit Party from the Secretaries of State of each Credit Party’s respective state of formation, good standing certificates for each Credit Party from such other states as such Purchaser may reasonably request, and such other evidence of the status of each Credit Party as such Purchaser may reasonably request, each dated as of a recent date;

(vii) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name any of the Credit Parties (under their present name and previous names) as debtor and which are filed in the offices of each Credit Party’s state of formation and any other state as reasonably requested by such Purchaser, together with copies of such financing statements;

(viii) An intellectual property search report listing all intellectual property in which the Company has an interest; and

(ix) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

3B(5). Execution and Delivery of Joinder Agreements. Each Purchaser and each Bank that at such time is not a party to the Intercreditor Agreement shall execute and deliver a duly completed Joinder Agreement (Secured Creditors) (as defined in the Intercreditor Agreement) to the other parties to the Intercreditor Agreement at such time and any other Persons executing and delivering Joinder Agreements at such time.

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4. PREPAYMENTS. The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C.

4A. Required Prepayments of Series A Notes. Until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $10,714,286 on October 18 of each year, commencing on October 18, 2005 through and including October 18, 2010, and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

4B. Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

4C(1). Optional Prepayment with Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part in a minimum amount of $1,000,000, at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C(1) shall be applied in satisfaction of remaining required payments of principal on a pro rata basis.

4C(2). Prepayments Under Intercreditor Agreement with Yield-Maintenance Amount. The Notes of each Series prepaid with a distribution made pursuant to the Intercreditor Agreement shall be made at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note.

4D. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4C(1) irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder

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to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C(1). Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C(1), give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

4E. Partial Payments Pro Rata. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

4F. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

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5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount owing under this Agreement shall remain unpaid, the Company covenants as follows:

5A. Financial Statements; Notice of Defaults. The Company covenants that it will deliver to each holder of any Notes in duplicate:

(i) as soon as practicable and in any event within 45 days after the end of each quarterly period in each fiscal year (other than the last quarterly period), consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholder’s equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

(ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders’ equity of the Company and its Subsidiaries for such year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing, acceptable to the Required Holder(s), selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company;

(iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

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(iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

(v) consolidated statements of revenue and Consolidated EBITDA presented by product line as at the end of such quarterly period; and

(vi) with reasonable promptness, such other financial data as such holder may reasonably request.

Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each holder of any Notes an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6A(3), 6B, 6C(1), 6C(2), 6C(3) and 6C(5) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of any Notes (i) an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6A(3), 6B, 6C(1), 6C(2), 6C(3) and 6C(5) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto and (ii) a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

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The Company also covenants that as soon as practicable, and in any event within 5 days after any Responsible Officer obtains knowledge of (i) the occurrence of an Event of Default or Default, (ii) a material labor or tax dispute or change in operations or management characteristics or (iii) any other event or circumstance which might result in a material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, taken as a whole, it will deliver to each holder of any Notes an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request. The fees and costs of such visits, inspections and examinations shall be at the expense of the holders of the Notes, provided, that if a Default or Event of Default has occurred, the Company shall reimburse the holders of the Notes, on demand, for customary and reasonable fees and costs incurred by such holders in connection with such visits, inspections or examinations.

5D. Covenant to Secure Notes Equally. During such times, if any, as any portion of the property or assets of the Company or any Subsidiary (whether or not such property or assets is part of the Collateral) shall not be subject to a security interest or Lien in favor of the Collateral Agent for the benefit of the holders from time to time of the Notes, the

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Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of such property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

5E. Maintenance of Insurance. The Company and its Subsidiaries shall maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as (i) is required pursuant to the Collateral Documents and (ii) is customarily maintained by other companies operating similar businesses. Together with each delivery of financial statements under clause (i) of paragraph 5A, the Company will, upon the request of the holder of any Note, deliver an Officer’s Certificate specifying the details of such insurance then in effect.

5F. Compliance with Laws. The Company covenants that it will, and will cause each of its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable laws, rules, regulations, decrees and orders of all federal, state or local courts or governmental agencies, authorities, instrumentalities or regulatory bodies, including Environmental Laws and the Fair Labor Standards Act, as amended, except where noncompliance could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

5G. Corporate Existence. Except to the extent permitted under paragraphs 6C(2), the Company covenants that it will, and will cause all of its Subsidiaries to, preserve and keep in full force and effect at all times its corporate or other existence (as applicable), and permits, licenses, franchises and other rights material to its business.

5H. Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and which by law have or might become a Lien upon any of its properties or assets; provided, that no such charge or claim need be paid if subject to a Good Faith Contest.

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5I. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times.

5J. Execution and Delivery of Multiparty Guaranty and Other Documents.

(i) Within 10 days of its becoming a Subsidiary of the Company, the Company will and will cause each future Domestic Subsidiary to execute and deliver to the holders from time to time of Notes (a) an appropriate joinder to the Multiparty Guaranty, the Security Agreement and, if applicable, to the Patent Security Agreement, the Trademark Security Agreement, and/or the Pledge Agreement, (b) a Joinder Agreement (Affiliate Guarantor) (as defined in the Intercreditor Agreement) and (c) such other agreements, mortgages, financing statements, landlord/mortgagee waivers and other documents and opinions of counsel, all of the foregoing in form and substance reasonably acceptable to the Required Holders.

(ii) As promptly as practicable, the Company will and will cause the applicable direct parent (if such parent is a Domestic Subsidiary) to pledge to the Collateral Agent, for the benefit of the holders from time to time of Notes, pursuant to the Pledge Agreement (a) except as provided in clause (b) below, all of the capital stock or other equity interests of any Domestic Subsidiary formed or acquired after the Closing Date and (b) 65% of the capital stock or other equity interests of any Foreign Subsidiary formed or acquired after the Closing Date. In addition to the foregoing, the Company and its Domestic Subsidiaries shall, as promptly as practicable, cause such documents and instruments as may be reasonably requested by the Required Holders from time to time to be executed and delivered to the Collateral Agent, for the benefit of the Banks and the holders from time to time of the Notes, and do such further acts and things as reasonably may be required in order for the Collateral Agent, for the benefit of the holders from time to time of Notes, to obtain a fully perfected first-priority Lien on all Collateral, subject to Liens permitted under paragraph 6C(1).

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5K. Bailee Subordination Agreements. Within 20 Business Days from the date of this Agreement, the Company shall cause any bailee, warehouseman or other third party (collectively, a “Bailee”) currently maintaining, processing or storing any portion of the Collateral, to deliver to Prudential its written acknowledgement and agreement that Collateral Agent’s Lien in the Collateral is and shall be senior and superior to all Liens of such Bailee in the Collateral, in form and substance satisfactory to Prudential (a “Bailee Agreement”), and, in the event the Company or any Subsidiary establishes a relationship with a Bailee after the date of this Agreement, the Company shall cause such Bailee to deliver to Prudential a Bailee Agreement within 10 Business Days after the establishment of such relationship.

5L. Further Assurances. The Company shall execute and acknowledge (or cause to be executed or acknowledged) and deliver to the Collateral Agent, for the benefit of the Banks and the holders from time to time of the Notes, all documents, and take all actions that may be requested by the Collateral Agent to confirm the rights created or now or hereafter intended to be created under the Transaction Documents, or otherwise to carry out the purposes of the Transaction Documents and the transactions contemplated thereunder.

6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount owing under this Agreement shall remain unpaid, the Company covenants as follows:

6A. Financial Covenants. The Company will not permit:

6A(1). Total Debt to EBITDA Ratio. The ratio of Total Debt to Consolidated EBITDA at any time during each period set forth below to be greater than the amounts set forth opposite such periods:

Fiscal Quarter	Ratio
Series A Closing Day – 2/28/02	3.00:1.00
3/1/02 – 8/31/02	2.75:1.00
9/1/02 – 2/28/03	2.50:1.00
3/1/03 and thereafter	2.25:1.00;

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6A(2). Consolidated Net Worth. Consolidated Net Worth at any time to be less than the sum of (i) $45,000,000 plus (ii) on a cumulative basis, 25% of Consolidated Net Income (only if positive) for each fiscal quarter of the Company, commencing with the fiscal quarter beginning September 1, 2001 plus (iii) 100% of the proceeds of any issuance by the Company of equity securities (except to employees or former employees of the Company pursuant to an employee stock option plan maintained by the Company) subsequent to the date of this Agreement; and

6A(3). Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio to be less than 1.20:1.00 on the last day of any fiscal quarter.

6B. Restricted Payments. The Company covenants that it will not, and will not permit any Subsidiary to, declare, make or pay, or commit to declare, make or pay, any Restricted Payment unless immediately after giving effect to such action: (i) the aggregate amount of Restricted Payments of the Company or its Subsidiaries declared or made during the period commencing on September 1, 2001 and ending on the date such Restricted Payment is declared, made or paid, inclusive, would not exceed the sum of (a) $7,500,000 plus (b) 75% of Consolidated Net Income for each fiscal quarter completed after the Series A Closing Day with respect to which financial statements have been delivered pursuant to paragraph 5A(i) or 5A(ii); and (ii) no Default or Event of Default would exist.

6C. Lien and Other Restrictions. The Company will not and will not permit any Subsidiary to:

6C(1). Liens. Create, assume or suffer to exist at any time any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except

(i) Liens for taxes, assessments or other governmental charges or levies not yet due or payable or which are the subject of a Good Faith Contest,

(ii) Subject to paragraph 5K, Liens imposed by law, such as materialmen’s, mechanics’, warehousemen’s, carriers’, landlords’, workmen’s, and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Debt) which are not due or which are the subject of a Good Faith Contest,

(iii) Liens (other than Liens imposed under ERISA), pledges or deposits in connection with workmen’s compensation, unemployment insurance or social security obligations; provided in each case the obligation secured is not overdue and is not Debt,

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(iv) easements, rights of way, minor survey exceptions and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property by the Company or a Subsidiary for its intended purposes,

(v) Liens to secure the performance of bids, trade contracts, leases, surety or appeal bonds and other obligations of like nature incurred in the ordinary course of business and which do not secure Debt,

(vi) Liens arising by virtue of bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution,

(vii) Liens in the Collateral in favor of the Collateral Agent for the benefit of the Banks and the holders from time to time of the Notes,

(viii) Liens existing on or placed upon property at the time of acquisition by the Company to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof; provided that

(a) such property is not or shall not thereby become encumbered in an amount in excess of 80% (in the case of real estate) or 100% (in the case of personal property) of the lesser of cost thereof or fair value thereof (as determined in good faith by the board of directors of the Company),

(b) any such Lien shall not encumber any other property or assets of the Company,

(c) the aggregate amount of Debt secured by all such Liens and any Liens permitted by clause (ix) below shall not at any time exceed $2,500,000, and

(ix) any Lien renewing, extending or refunding any Lien permitted by clause (viii) above, provided that the principal amount secured is not increased and the Lien is not extended to other property or assets;

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6C(2). Merger and Consolidation. Merge or consolidate with or into any other Person or make an Acquisition except that

(i) any Subsidiary may merge or consolidate with or into the Company provided that (a) the Company is the continuing or surviving corporation and (b) no Default or Event of Default exists or would exist after giving effect thereto,

(ii) any Subsidiary may merge or consolidate with or into another wholly-owned Subsidiary provided that if the merging Subsidiary is a Guarantor, then the survivor Subsidiary shall also be a Guarantor or shall become a Guarantor concurrent with or prior to such merger,

(iii) the Company may merge with any other solvent corporation, provided that (a) the survivor of such merger is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (b) if the Company is not the survivor of such merger, the survivor shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant of this Agreement, the Notes and the other Transaction Documents to which the Company is a party immediately prior to consummation of such merger, (c) if such merger constitutes an Acquisition, it is permitted by paragraph 6C(3) and (d) no Default or Event of Default exists or would exist immediately after giving effect to such merger, and

(iv) a wholly-owned Subsidiary may make an Acquisition pursuant to a merger to the extent permitted by paragraph 6C(3);

6C(3). Acquisitions. Make an Acquisition except that the Company or a wholly-owned Subsidiary may make a Permitted Acquisition;

6C(4). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock, partnership interests, membership interests or other equity interests in, or Debt of, any Subsidiary (in the case of the Company) or any other Subsidiary (in the case of a Subsidiary), except (i) to the Company or another wholly-owned Subsidiary and (ii) the sale as an entirety of all equity interests and Debt of any Subsidiary at the time owned by or owed to the Company and one or more Subsidiaries; provided that in the case of the immediately preceding clause (ii) (a) such sale shall be for consideration which represents the Fair Market

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Value at the time of sale of the equity interests and Debt (as applicable) so sold, (b) such sale or other disposition is treated as a Transfer of assets of such Subsidiary and is permitted by paragraph 6C(5) and (c) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any equity interests or Debt of any other Subsidiary (unless all of the equity interests and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4));

6C(5). Transfer of Assets. Transfer any of its assets except that the Company or any Subsidiary

(i) may sell inventory in the Ordinary Course of Business,

(ii) may sell equipment to the extent fully depreciated and no longer used or useful in the conduct of the business of the Company and its Subsidiaries, and

(iii) if, in the good faith opinion of the Company, the Transfer is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary, then (a) on or before August 31, 2002, HPD Properties L.L.C. may sell the Memphis Facility to VML and (b) the Company or any Subsidiary may Transfer other assets which collectively do not exceed $250,000 in the aggregate in any fiscal year, provided that in the case of each of clauses (a) and (b) no Default or Event of Default exists or would exist immediately after giving effect to such Transfer;

6C(6). Related Party Transactions. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay or agree to pay any management, advisory, consulting or other fees to, or otherwise deal with, in the Ordinary Course of Business or otherwise, any Related Party other than on fair and reasonable terms and conditions at least as favorable to the Company or such Subsidiary as those that would be obtained through an arm’s-length negotiation with an unaffiliated third party;

6C(7). Restrictions on Subsidiaries. Enter into any contract, agreement or business arrangement that restricts or limits in any manner, or incur or permit to exist any restriction (other than customary restrictions imposed by corporate law or customary contractual non-assignment provisions) on, any Subsidiary’s ability to (a) make

24.

distributions on or with respect to its equity securities to the Company or any other Subsidiary, (b) repay obligations to the Company or any other Subsidiary or (c) transfer property to the Company or any other Subsidiary (other than such restrictions or limitations on such property transfers imposed pursuant to Liens permitted by paragraph 6C(1) hereof); and

6C(8). Loans, Advances and Investments. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except the Company and Subsidiaries may

(i) make or permit to remain outstanding loans and advances to, or equity investments in, any Subsidiary,

(ii) permit to remain outstanding the loans and investments described on Schedule 6C(8) hereto,

(iii) make investments in a Person that is the subject of a Permitted Acquisition,

(iv) make or permit to remain outstanding loans or advances to officers, directors and employees of the Company or any Subsidiary for travel, entertainment, relocation, anticipated bonus or analogous ordinary business purposes,

(v) extend credit to customers or suppliers of the Company and its Subsidiaries in the ordinary course of business and receive amounts in satisfaction or partial satisfaction thereof,

(vi) make investments constituting all or a portion of the sales price of property sold or services provided to another Person,

(vii) own, purchase or acquire (a) direct obligations of, or obligations unconditionally guaranteed by, the United States of America, provided that such obligations mature within one year from the date of acquisition thereof, (b) certificates of deposit maturing no more than one year from the date of purchase and issued by a commercial bank located and incorporated in the United States rated AA/Aa2 or better by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), or Moody’s Investors Service, Inc. with capital, surplus and undivided profits of at least $750 million and (c) investments in commercial paper rated P-1 by Moody’s Investors Service, Inc. or A-1 by Standard & Poor’s and maturing no more than 270 days from the date of purchase thereof, and

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(viii) investments not described in clauses (i) through (vii), above, which do not in the aggregate exceed 10% of Consolidated Net Worth at any time, and

6C(9). Lease Obligations. Incur new lease obligations as a lessee which result in aggregate lease payments for any fiscal year that exceed $500,000, or enter into any lease as lessee other than for equipment or real property needed by the Company or its Subsidiaries in the ordinary course of their respective business.

6D. Hostile Tender Offer. The Company covenants that none of the proceeds of the Notes will be used to finance directly or indirectly any Hostile Tender Offer.

6E. Issuance of Stock by Subsidiaries. The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such equity interests) to issue, sell or otherwise dispose of any of its equity interests, except to the Company or another Subsidiary.

6F. Nature of Business. Neither the Company nor its Subsidiaries shall engage in any line of business materially different from the line of business in which each is engaged on the date hereof.

6G. Credit Agreement Modifications. The Company will not: (i) with the exception of modifications which add or delete banks or other financial institutions as lenders thereunder, modify the Credit Agreement, or any other agreement which is the subject of the Intercreditor Agreement without first notifying Prudential in writing regarding such proposed modification and providing Prudential with a copy of all documentation in connection with such proposed modification; and (ii) without obtaining the written consent of the Required Holders of the Notes, permit any of the provisions set forth in the Credit Agreement, or in any other agreement to which the Company or any of its Subsidiaries is now or in the future may become a party related to the Company’s or any of its Subsidiaries’ incurrence, assumption or creation of Debt, to be more restrictive than the provisions set forth in this Agreement.

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6H. Subsidiary Debt. None of the Company’s Subsidiaries shall create, incur, assume, guarantee or otherwise be or become directly or indirectly liable with respect to any Debt, except (a) Debt under the Multiparty Guaranty, (b) Debt to the Banks under guaranties of the obligations under the Credit Agreement, (c) Debt of a Subsidiary to a U.K.-based bank in an aggregate amount not to exceed $1,000,000 and (d) other Debt not to exceed $250,000 in the aggregate for all of the Company’s Subsidiaries at any time outstanding.

6I. State of Formation. The Company covenants that it will not, and will not permit any Subsidiary to, change its state of formation without giving the Purchasers written notice of such change not less than 30 Business Days prior to the date on which such change is expected to take effect.

6J. Debt and Guaranty Obligations. The Company covenants that it will not, and will not permit any Subsidiary to, create, incur or assume any Debt or Guaranty obligation except:

(a) Debt and Guaranty obligations existing on the date hereof and disclosed on Schedule 6J, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

(b) Debt and Guaranty obligations under the Transaction Documents;

(c) Debt and Guaranty obligations owed to the Company or any of its Subsidiaries;

(d) Debt consisting of Capitalized Lease Obligations, or purchase money obligations incurred to finance the purchase or construction of capital assets (including real property), or to refinance any such Debt, provided that the aggregate principal amount of such Debt does not exceed $2,500,000;

(e) Debt consisting of Interest Rate Protection Agreements;

(f) Guaranty obligations in support of the obligations of a Subsidiary wholly-owned by the Company, provided that such Guaranty obligations in support of a Foreign Subsidiary shall not exceed $1,000,000 in any fiscal year;

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(g) Debt owed pursuant to the Credit Documents; and

(h) Guaranty obligations by the Company in favor of AmSouth Bank, Memphis, Tennessee or any refinancing lender to guaranty up to a $6,000,000 line of credit for the benefit of VML.

7. EVENTS OF DEFAULT.

7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note for more than 2 Business Days after the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii) the Company defaults in the payment of any interest on any Note for more than 5 Business Days after the date due; or

(iii) any Credit Party or any Subsidiary of a Credit Party defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or any Credit Party or any Subsidiary of a Credit Party fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the any Credit Party or any Subsidiary of a Credit Party) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to any Credit Party or any Subsidiary of a Credit Party) shall occur and be continuing exceeds $1,000,000; or

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(iv) any representation or warranty made by any Credit Party herein, in any of the other Transaction Documents, or by any Credit Party or any of the officers of any such Credit Party in any writing furnished in connection with or pursuant to this Agreement or the other Transaction Documents shall be false in any material respect on the date as of which made; or

(v) the Company fails to perform or observe any agreement contained in the final paragraph of paragraph 5A, or paragraph 5D, 5G or 6; or

(vi) any Credit Party fails to perform or observe any other agreement, term or condition contained herein or in any other Transaction Document and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

(vii) any Credit Party or any Subsidiary of any Credit Party makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(viii) any decree or order for relief in respect of any Credit Party or any Subsidiary of any Credit Party is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(ix) any Credit Party or any Subsidiary of any Credit Party petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of any Credit Party or any Subsidiary of any Credit Party, or of any substantial part of the assets of any such Person, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to or any Subsidiary of any Credit Party under the Bankruptcy Law of any other jurisdiction; or

(x) any such petition or application is filed, or any such proceedings are commenced, against any Credit Party or any Subsidiary of any Credit Party and such Credit Party or Subsidiary by any act indicates its approval thereof, consent

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thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(xi) any order, judgment or decree is entered in any proceedings against any Credit Party or any Subsidiary of any Credit Party decreeing the dissolution of such Credit Party or Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xii) any order, judgment or decree is entered in any proceedings against any Credit Party or any Subsidiary of any Credit Party decreeing a split-up of such Credit Party which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xiii) one or more final judgments in an aggregate amount in excess of $1,000,000 is rendered against any Credit Party or any Subsidiary of any Credit Party and, within 45 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment is not discharged; or

(xiv) (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate that a Plan may become a subject of such proceedings, (C) the aggregate “amount of

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unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans of any Credit Party or any Subsidiary of any Credit Party, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (D) any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) any Credit Party, any Subsidiary of any Credit Party establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would materially increase the liability of any Credit Party or any Subsidiary of any Credit Party thereunder; and any such event or events described in clauses (A) through (F) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of any Credit Party taken as a whole; or

(xv) any of the Transaction Documents shall cease for any reason to be in full force and effect or any party thereto (other than the Collateral Agent or any holder from time to time of a Note) shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof; or

(xvi) the Company or any Subsidiary conveys, sells, transfers, abandons, forfeits or otherwise disposes of the WD-40 trademark, or any other trademark used in a material product line.

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and

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together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this

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Agreement and such Note and the other Transaction Documents (other than the Collateral Documents) by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Transaction Document (other than the Collateral Documents) or in aid of the exercise of any power granted in this Agreement or any other Transaction Document (other than the Collateral Documents). No remedy conferred in this Agreement or any other Transaction Document upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf and for the ratable benefit of the holders from time to time of the Notes, shall upon receipt of direction as contemplated by the Intercreditor Agreement, in addition to all other rights and remedies granted to the holders from time to time of the Notes hereunder, exercise any and all rights and remedies granted under the Collateral Documents or otherwise available at law or in equity.

8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of its state of incorporation, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is formed, and the Company has and each Subsidiary has the power to own its respective property and to carry on its respective business as now being conducted.

8B. Financial Statements. The Company has furnished each Purchaser of the Series A Notes and any Accepted Shelf Notes with the following financial statements, identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at August 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of

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income and cash flows and a consolidated statement of shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by PricewaterhouseCoopers LLP and (ii) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the consolidated condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company or its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against any of the Credit Parties or any Subsidiary of any of the Credit Parties or any properties or rights of such Persons, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Credit Parties and their Subsidiaries taken as a whole.

8D. Outstanding Debt. The Credit Parties and their Subsidiaries do not have outstanding any Debt except as permitted by paragraphs 6A(1) and 6H. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

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8E. Title to Properties. Each of the Credit Parties and the Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good and merchantable title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the Ordinary Course of Business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Credit Parties and the Subsidiaries are valid and subsisting and are in full force and effect.

8F. Taxes. Each of the Credit Parties has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

8G. Conflicting Agreements and Other Matters. None of the Credit Parties or any of their respective Subsidiaries is party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise), operations or prospects. Neither the execution nor delivery of this Agreement, the Notes or any other Transaction Document, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Credit Parties or the Subsidiaries pursuant to, the charter or by-laws of any such Person, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which such Person is subject. Neither the Credit Parties nor any of the Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of such Person, any agreement

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relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of such Person of the type to be evidenced by the Notes or created by the Multiparty Guaranty except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company to Prudential).

8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than not more than 25 Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance, offer or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I. Use of Proceeds. The proceeds of the Series A Notes will be used to (i) repay term and revolving loans extended by Union Bank and other lenders and outstanding immediately prior to the Series A Closing Day and (ii) provide working capital and funds for other corporate purposes. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (herein called “margin stock”) or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a “purpose credit” within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

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8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Credit Parties or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Credit Parties, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise), operations or prospects of the Credit Parties taken as a whole. Neither the Credit Parties, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise), operations or prospects of the Credit Parties taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

8K. Governmental Consent. Neither the nature of the Credit Parties, nor any of their respective businesses or properties, nor any relationship between any of the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities and the filing of appropriate documents for perfection of security interests) in connection with the execution and delivery of this Agreement and the other Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of any other Transaction Document.

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8L. Environmental Compliance. The Credit Parties and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Credit Parties taken as a whole.

8M. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Credit Parties or any of the Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise), operations or prospects of the Credit Parties or any of the Subsidiaries and which has not been set forth in this Agreement.

8N. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

8O. Regulatory Status. Neither any of the Credit Parties nor any Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Act of 1935, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.

8P. Absence of Financing Statements. Except with respect to Liens permitted by paragraph 6C(1) hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.

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9. REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents as follows:

9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.

9B. Source of Funds. No part of the funds used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms “separate account” and “employee benefit plan” shall have the respective meanings specified in section 3 of ERISA.

10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A. Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

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“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page 678” on the Bridge/Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield will be rounded to that number of decimal places as appears in the coupon for the Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

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“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10B. Other Terms.

“Acceptance” shall have the meaning specified in paragraph 2B(5).

“Acceptance Day” shall have the meaning specified in paragraph 2B(5).

“Acceptance Window” shall have the meaning specified in paragraph 2B(5).

“Accepted Shelf Note” shall have the meaning specified in paragraph 2B(5).

“Acquisition” shall mean any transaction, or any series of related transactions, consummated after the date hereof, by which the Company or any of its Subsidiaries directly or indirectly (i) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through a purchase of assets, a merger or otherwise, (ii) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (iii) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

“Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

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“Agreement” shall mean this Note Purchase and Private Shelf Agreement, together with all exhibits and schedules hereto, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

“Authorized Officer” shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president designated as an “Authorized Officer” in the Information Schedule attached hereto or any vice president designated as an “Authorized Officer” for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

“Available Facility Amount” shall have the meaning specified in paragraph 2B(1).

“Banks” shall mean the banks and other financial institutions from time to time party to the Credit Agreement in the capacity as lenders thereunder.

“Bankruptcy Law” shall have the meaning specified in clause (viii) of paragraph 7A.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which Prudential is not open for business.

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“Cancellation Date” shall have the meaning specified in paragraph 2B(8)(iv).

“Cancellation Fee” shall have the meaning specified in paragraph 2B(8)(iv).

“Capitalized Lease Obligation” shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

“Closing Day” shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Shelf Note, the Business Day specified for the closing of the purchase and sale of such Accepted Shelf Note in the Request for Purchase of such Accepted Shelf Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Shelf Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Shelf Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Shelf Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Shelf Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Shelf Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the personal or real property of the Credit Parties in which a security interest has been created in favor of the Collateral Agent for the benefit of the Banks and the holders from time to time of the Notes to secure the obligations of the Credit Parties to the Banks under the Credit Documents and the holders from time to time of the Notes under the Transaction Document.

“Collateral Agent” shall mean Union Bank, not in its individual capacity, but solely in its capacity as the collateral agent for the benefit of the Banks and the holders from time to time of the Notes.

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“Collateral Documents” shall mean the Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Pledge Agreement and all instruments and documents related to any of the foregoing.

“Confirmation of Acceptance” shall have the meaning specified in paragraph 2B(5).

“Consolidated EBITDA” shall mean, for the four fiscal quarter period most recently ended at the time of determination, (i) Consolidated Net Income plus (ii) to the extent deducted in the calculation of Consolidated Net Income, Consolidated Interest Expense, consolidated depreciation expense of the Company and its Subsidiaries, consolidated amortization expense of the Company and its Subsidiaries and consolidated income tax expense of the Company and its Subsidiaries.

“Consolidated EBITDAR” shall mean, for the four fiscal quarter period immediately preceding the time of determination, (i) Consolidated Net Income plus (ii) to the extent deducted in the calculation of Consolidated Net Income, Consolidated Interest Expense, consolidated rent expense of the Company and Subsidiaries, consolidated depreciation expense of the Company and its Subsidiaries, consolidated amortization expense of the Company and its Subsidiaries and consolidated income tax expense of the Company and its Subsidiaries.

“Consolidated Fixed Charges” shall mean, (i) for the four fiscal quarter period ending on any date of determination, Consolidated Interest Expense plus consolidated rent expense of the Company and Subsidiaries plus (ii) for the four fiscal quarter period immediately succeeding any date of determination, payments scheduled to be made in respect of the principal amount of Debt (as estimated in good faith by the Company based on reasonable assumptions disclosed in writing in the applicable Officer’s Certificate).

“Consolidated Fixed Charge Coverage Ratio” shall mean the ratio of: (i) Consolidated EBITDAR minus capital expenditures and income taxes paid in cash, in each case for the Company and its Subsidiaries for the four fiscal quarter period immediately ending on any date of determination; to (ii)Consolidated Fixed Charges.

“Consolidated Interest Expense” shall mean, for any period, all interest expense on the Notes and other Debt of the Company and its Subsidiaries on a consolidated basis, including all commissions, discounts or related amortization and other

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fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap and similar arrangements, amortization of debt expense and original issue discount and the interest portion of any deferred payment obligation (including leases of all types), calculated in accordance with the effective interest method.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries as determined in accordance with GAAP, provided that there shall be excluded:

(i) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

(ii) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

(iii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

(iv) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

(v) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include (a) all non-current assets and, without duplication, (b) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

(vi) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets, except as provided in clause (vii), below),

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(vii) any loss resulting from any write-down of any goodwill or other intangible asset required by FASB Statement No. 142,

(viii) any net gain from the collection of the proceeds of life insurance policies,

(ix) any gain arising from the acquisition of any security, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary,

(x) any net income or gain (but not any net loss) during such period from (a) any restatement of the financial statements of the Company and its consolidated Subsidiaries pursuant to a change in accounting principles in accordance with GAAP, (b) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (c) any extraordinary items, or (d) any discontinued operations or the disposition thereof,

(xi) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, and

(xii) any portion of such net income that cannot be freely converted into United States Dollars.

“Consolidated Net Worth” shall mean Consolidated Total Assets minus Consolidated Total Liabilities.

“Consolidated Total Assets” shall mean, at any time of determination, the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP.

“Consolidated Total Liabilities” shall mean, at any time of determination thereof, the consolidated total liabilities of the Company and its Subsidiaries determined in accordance with GAAP.

“Credit Agreement” shall mean the Revolving Loan Agreement, dated as of October 18, 2001, by and between the Company and Union Bank, as the same may be amended, supplemented or otherwise modified from time to time.

“Credit Documents” shall mean the Credit Agreement, the Collateral Documents, and any and all other notes, agreements, documents and instruments executed and delivered by or on behalf of or in support of the Credit Parties to any Bank or the Collateral Agent evidencing or otherwise relating to the loans made pursuant to the Credit Agreement, as the same from time to time may be amended, supplemented or otherwise modified.

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“Credit Parties” shall mean the Company and the Guarantors.

“Debt” shall mean, with respect to any Person, without duplication (i) indebtedness for borrowed money (ii) obligations evidenced by bonds, debentures, notes, matured reimbursable obligations under letters of credit or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) obligations as lessee under leases that shall have been or should be, in accordance with GAAP recorded as Capitalized Lease Obligations, (v) indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, which are the subject of a Guaranty provided by such person and (vii) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA.

“Delayed Delivery Fee” shall have the meaning specified in paragraph 2B(8)(iii).

“Domestic Subsidiary” shall mean a Subsidiary of the Company other than a Foreign Subsidiary.

“Draw Fee” shall have the meaning specified in paragraph 2B(8)(ii).

“Environmental Laws” shall mean all federal, state, local and foreign laws relating to pollution, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

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“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Facility” shall have the meaning specified in paragraph 2B(1).

“Fair Market Value” shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Foreign Subsidiary” shall mean a Subsidiary of the Company that (a) is organized under the Laws of a country (or political subdivision thereof) other than the United States of America and (b) holds all or substantially all of its assets outside the United States of America.

“GAAP” shall mean generally accepted accounting principles as in existence from time to time, applied on a basis consistent with the financial statements delivered pursuant to paragraph 5A(ii) or, if no such financial statements have been delivered, the most recent financial statements referenced in clause (i) of paragraph 8B.

“Good Faith Contest” shall mean an active challenge or contest initiated in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

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“Guaranty” shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

“Guarantors” shall mean each of the Domestic Subsidiaries, other than HPD Properties, L.L.C., unless specifically requested by the Required Holders.

“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Shelf Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Shelf Note.

“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

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“including” shall mean, unless the context clearly requires otherwise, “including without limitation.”

“Intercreditor Agreement” shall have the meaning set forth in paragraph 3A(3).

“Interest Rate Protection Agreement” means a written agreement between the Company and one or more financial institutions providing for “swap,” “cap,” “collar” or other interest rate protection with respect to any Debt.

“Institutional Investor” shall mean an insurance company, bank, savings and loan association, finance company, mutual fund, registered money manager, pension fund, investment company, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

“Issuance Period” shall have the meaning specified in paragraph 2B(2).

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

“Memphis Facility” shall mean HPD Properties L.L.C.’s facility located in Memphis, Tennessee.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA.

“Multiparty Guaranty” shall have the meaning specified in paragraph 3A(3).

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“Notes” shall have the meaning specified in paragraph 1B.

“Officer’s Certificate” shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

“Ordinary Course of Business” shall mean, in respect of any transaction involving the any Credit Party, the ordinary course of such Person’s (including the Company) business, substantially as conducted by any such Person prior to or as of the date hereof, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Transaction Document.

“Patent Security Agreement” shall have the meaning specified in paragraph 3A(3).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Permitted Acquisition” shall mean any Acquisition by the Company or any Subsidiary (as applicable, the “Acquiror”) of another Person engaged in the same or a similar line of business as that of the Acquiror (the “Target”), provided that: (i) no Default or Event of Default shall exist at the time of such Acquisition or occur after giving effect to such Acquisition; (ii) such Acquisition shall have been approved by the board of directors of the Target; (iii) the pro-forma balance sheets and combining projections (including pro-forma financial covenant ratios) provided by the Company to the holders of the Notes shall have demonstrated that, after giving effect to such Acquisition, (A) the Company would have been in compliance with the financial covenants set forth in paragraphs 6A(1), 6A(2) and 6A(3) of this Agreement throughout the period of the 4 fiscal quarters most recently ended prior to the date of such Acquisition and (B) the Company would remain in compliance with such financial covenants for the period of 4 fiscal quarters immediately following the date of such Acquisition; (iv) it is the good faith opinion of the Company that such Acquisition is in the best interests of the Company and its Subsidiaries and the consideration paid by the Company or such Subsidiary does not exceed $10,000,000 or have a Fair Market Value in excess of the Fair Market Value of the Target; (v) the terms and conditions of any and all seller purchase-money financing provided to the Acquiror in connection with such Acquisition shall be acceptable to the Required Holders in their reasonable

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discretion; and (vi) the Company shall have provided the holders of the Notes at least 3 weeks’ prior written notice of such Acquisition, together with at least 3 years of historical financial information relating to the Target and such other documentation pertaining to the Acquisition, including pro-forma quarterly projections, as Required Holders may reasonably request.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Plan” shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

“Pledge Agreement” shall have the meaning specified in paragraph 3A(3).

“Prudential” shall have the meaning specified in the Preamble hereto.

“Prudential Affiliate” shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition, the terms “control,” “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other Person’s Voting Stock or equivalent voting securities or interests.

“Purchasers” shall mean Prudential with respect to the Series A Notes and, with respect to any Accepted Shelf Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Shelf Notes.

“Related Party” shall mean (i) any Person owning 5% or more of the capital stock of the Company, (ii) all Persons to whom any Person described in clause (i) above is related by blood, adoption or marriage and (iii) all Affiliates of the Company and the foregoing Persons.

“Request for Purchase” shall have the meaning specified in paragraph 2B(3).

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“Required Holder(s)” shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding and, if no Notes are outstanding, shall mean Prudential.

“Rescheduled Closing Day” shall have the meaning specified in paragraph 2B(7).

“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

“Restricted Payments” shall mean any of the following:

(i) any dividend on any class of the Company’s or a Subsidiary’s capital stock;

(ii) any other distribution on account of any class of the Company’s or a Subsidiary’s capital stock;

(iii) any redemption, purchase or other acquisition, direct or indirect, of any shares of the Company’s or a Subsidiary’s capital stock; or

(iv) any loan or advance to a shareholder, partner or Affiliate, or any other transaction or series of transactions if the purpose of such transaction or series of transactions is to avoid characterization of such transaction or series of transactions as a Restricted Payment.

Notwithstanding the foregoing, Restricted Payments shall not include: (A) dividends paid, or distributions made, in capital stock; or (B) exchanges of capital stock of the Company or a Subsidiary for another class of capital stock of the Company or a Subsidiary, except to the extent that cash or other non-stock value is paid by the Company or a Subsidiary in such exchange; or (C) payments or distributions on the capital stock of a Subsidiary to the extent paid or distributed to the Company or another Subsidiary. The term “capital stock” as used herein shall include equity interests other than capital stock, including warrants or options to purchase capital stock and other equity interests.

“Securities Act” shall mean the Securities Act of 1933, as amended.

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“Security Agreement” shall have the meaning specified in paragraph 3A(3).

“Series” shall have the meaning specified in paragraph 1B.

“Series A Closing Day” shall have the meaning specified in paragraph 2A.

“Series A Note(s)” shall have the meaning specified in paragraph 1A.

“Shelf Note(s)” shall have the meaning specified in paragraph 1B.

“Significant Holder” shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed (following execution and delivery of a Confirmation of Acceptance) under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

“Structuring Fee” shall have the meaning specified in paragraph 2B(8)(i).

“Subsidiary” shall mean, as of any time of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a “joint venture”), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

“Total Debt” shall mean, at any time of determination thereof, the total amount of all Debt of the Company and Subsidiaries, exclusive of Debt of Subsidiaries owed to the Company or any Subsidiary.

“Trademark Security Agreement” shall have the meaning specified in paragraph 3A(3).

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“Transaction Documents” shall mean this Agreement, the Series A Notes, the Shelf Notes, the Collateral Documents, the Multiparty Guaranty, the Intercreditor Agreement, and any and all other agreements, documents, certificates and instruments from time to time executed and delivered by or on behalf of the Company related thereto.

“Transfer” shall mean, with respect to any property, the sale, exchange, conveyance, lease, transfer or other disposition of such property.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“Union Bank” shall mean Union Bank of California, N.A.

“VML” shall mean VML Company, L.L.C., a Delaware limited liability company.

“Voting Stock” shall mean, with respect to any Person, any shares of stock (or similar equity interests) of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors (or similar body that has management authority of such Person) of such Person (irrespective of whether at the time stock (or similar equity interests) of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

10C. Accounting Principles, Terms and Determinations. All references in this Agreement to “GAAP,” and “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States of America at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

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11. MISCELLANEOUS.

11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States of America as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement and the other Transaction Documents, the transactions contemplated hereby and thereby and any subsequent proposed modification of, or proposed consent under, this Agreement or the other Transaction Documents, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys’ fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or any other Transaction Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or by reason of any Purchaser’s or any Transferee’s having acquired any Note, including costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

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11C. Consent to Amendments. This Agreement may be amended, and any Credit Party or Subsidiary may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, or release the obligations of any Guarantor under the Multiparty Guaranty or any portion of the Collateral, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Shelf Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Shelf Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Shelf Notes of such Series or the terms and provisions of such Accepted Shelf Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between any of the Credit

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Parties and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

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11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of any Credit Party in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and the other Transaction Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any Transferee) whether so expressed or not.

11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

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11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 1061 Cudahy Place, San Diego, CA 92110, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at the address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telefacsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telefacsimile terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telefacsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

11J. Payments Due on Non-Business Days. Anything in this Agreement, the Notes or the other Transaction Documents to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

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11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

11O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

11P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11Q. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser

61.

which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

[The signature page follows.]

62.

Very truly yours,

WD-40 Company, a Delaware corporation

By:	/s/ GARRY O. RIDGE
Name:	Garry O. Ridge
Title:	President

The foregoing Agreement is

hereby accepted as of the

date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ MITCHELL W. REED
Vice President

PURCHASER SCHEDULE

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA		Aggregate Principal Amount of Series A Notes to be Purchased	Series A Note Denomination(s)

1.	All payments on account of Series A Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Account No. 890-0304-391 The Bank of New York New York, New York (ABA No.: 021-000-018) Prudential Managed Account Each such wire transfer shall set forth the name of the Company, and a reference to 7.28% senior secured notes due October 18, 2011, PPN # 94960*\A5 INV.#7685, and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.	$75,000,000	$75,000,000

2.

Address for all notices relating to payments:

The Prudential Insurance Company of America

c/o Prudential Capital Group

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

Attention: Manager, Investment Operations Group

Telephone: (973) 802-5260

Facsimile: (973) 802-8055

3.

Address for all other communications and notices:

The Prudential Insurance Company of America

c/o Prudential Capital Group – Corporate Finance

Four Embarcadero Center, Suite 2700

San Francisco, California 94111-4180

Attention: Managing Director

Telephone: (415) 291-5054

Facsimile: (415) 421-6233

2.

with a copy to:

The Prudential Insurance Company of America

c/o Trade Management

Four Gateway Center

100 Mulberry Street

Newark, NJ 07102-4077

Attention: Manager

Telephone: (973) 367-3141

Facsimile: (973) 802-9245

4.	Recipient of telephonic prepayment notices with respect to Series A Notes: Manager, Investment Structuring and Pricing Telephone: (973) 802-7398 Facsimile: (973) 802-9425

5.	Tax Identification No.: 22-1211670

3.

SCHEDULE 6C(8)

Existing Loans and Investments

1.	Partnership interest in National Tax Credit Fund as described in the Company’s annual report on Form 10-K dated October 20, 2000, as filed with the Securities and Exchange Commission.

2.	Purchase money loan to VML in the principal amount of $1,144,000, represented by a promissory note dated April 30, 2001.

4.

SCHEDULE 6J

Existing Debt and Guaranty Obligations

None.

5.

SCHEDULE 8G

Debt Agreements which Restrict the Incurrence of Debt

1.	The Credit Agreement.

6.

INFORMATION SCHEDULE

Authorized Officers for Prudential

Allen A. Weaver	Joseph Y. Alouf

Senior Managing Director	Senior Vice President
PRUDENTIAL CAPITAL GROUP	PRUDENTIAL CAPITAL GROUP
Two Prudential Plaza	Four Embarcadero Center
Suite 5600	Suite 2700
Chicago, Illinois 60601	San Francisco, California 94111
Telephone: (312) 540-4211	Telephone: (415) 291-5056
Facsimile: (312) 540-4222	Facsimile: (415) 421-6233

Mitchell W. Reed	Stephen J. DeMartini

Vice President	Managing Director
PRUDENTIAL CAPITAL GROUP	PRUDENTIAL CAPITAL GROUP
Four Embarcadero Center	Four Embarcadero Center
Suite 2700	Suite 2700
San Francisco, California 94111	San Francisco, California 94111
Telephone: (415) 291-5054	Telephone: (415) 291-5058
Facsimile: (415) 421-6233	Facsimile: (415) 421-6233

7.

EXHIBIT A–1

[FORM OF SERIES A NOTES]

WD–40 COMPANY

7.28% SENIOR NOTE DUE OCTOBER 18, 2011

No.	[DATE]

$75,000,000

FOR VALUE RECEIVED, the undersigned, WD-40 COMPANY (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to The Prudential Insurance Company of America, or registered assigns, the principal sum of SEVENTY-FIVE MILLION DOLLARS on October 18, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.28% per annum from the date hereof, payable quarterly on the 18th day of each January, April, July and October, commencing with January 18, April 18, July 18 or October 18 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement (as defined below)), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.28% or (ii) 3.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its prime rate.

Except as otherwise provided in paragraph 11A of the Agreement, payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of the Series A Notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of October 18, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), between the Company, on the one hand, and the other Persons named as parties thereto, on the other, and is entitled to the benefits thereof.

A–1–1.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral described in the Collateral Documents (as defined in the Agreement). Reference is made to the Collateral Documents for the terms and conditions governing the collateral security for the obligations of the Company hereunder.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York without giving effect to principles of conflicts of laws.

WD-40 COMPANY

By:
Its:

A-1-2.

EXHIBIT A-2

[FORM OF PRIVATE SHELF NOTE]

WD-40 COMPANY

SENIOR NOTE

No.

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT DATES:

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

FOR VALUE RECEIVED, the undersigned, WD-40 COMPANY (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                            ], or registered assigns, the principal sum of                              DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i)     *% or (ii) 3% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its prime rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

*	3% plus the coupon rate.

A-2-1.

This Note is one of the Shelf Notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of October 18, 2001 (the “Agreement”), between the Company, on the one hand, and the other Persons named as parties thereto, on the other, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral described in the Collateral Documents (as defined in the Agreement). Reference is made to the Collateral Documents for the terms and conditions governing the collateral security for the obligations of the Company hereunder.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

WD-40 COMPANY

By:
Its:

A-2-2.

EXHIBIT B

[SERIES A NOTES FUNDING INSTRUCTION LETTER]

[Letterhead of WD-40 Company]

October 18, 2001

The Prudential Insurance Company of America

c/o Prudential Capital Group – Corporate Finance

Four Embarcadero Center, Suite 2700

San Francisco, California 94111

Attention: Managing Director

Dear Sir:

Reference is made to the Note Purchase and Private Shelf Agreement, dated as of October 18, 2001 (the “Agreement”), between WD-40 Company (the “Company”), on the one hand, and The Prudential Insurance Company of America (“Prudential”) and each Prudential Affiliate which becomes bound by certain provisions of the Agreement, on the other hand. Capitalized terms used but not defined herein shall have the same meanings as given to them in the Agreement.

The Company hereby directs Prudential to disburse $74,950,000.00 (representing the 75,000,000.00 aggregate purchase price to be paid by Prudential for the Series A Notes minus the $50,000 Structuring Fee, which the Company hereby directs Prudential to retain), as follows:

(1)	Disburse by wire transfer [$ ] in immediately available funds for the account of Union Bank of California, N.A. as follows:

[Name of Bank]
[Address of Bank]
ABA No.: [ ]
A/C No.: [ ]
Account Holder: [ ]
Re: [ ]

(2)	Disburse by wire transfer [$ ] (representing the balance remaining after disbursement of item (1) above) in immediately available funds for the account of the Company as follows:

[Name of Bank]
[Address of Bank]
ABA No.: [ ]
A/C No.: [ ]
Account Holder: [ ]
Re: [ ]

B-1.

Very truly yours,

WD-40 Company,
a Delaware corporation

By:
Name:
Title:

B-2.

EXHIBIT C

[FORM OF REQUEST FOR PURCHASE]

WD-40 COMPANY

Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of October 18, 2001, between WD-40 COMPANY (the “Company”) and the other Persons named therein as parties thereto. All terms herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Pursuant to paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Aggregate principal amount of the Notes covered hereby (the “Notes”) $

2.	Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period
*	**	***	[Quarterly]

3.	Use of proceeds of the Notes:

4.	Proposed day for the closing of the purchase and sale of the Notes:

5.	The purchase of the Notes is to be transferred to:

Name, Address and ABA Routing Number of Bank	Number of Account	Name & Telephone No. of Bank Officer

6.	The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are

*	Minimum of $5,000,000; note that not more than $25,000,000 of Shelf Notes may be issued prior to October 18, 2002.
**	Not more than twelve years.
***	Average life of not more than ten years.

C-1.

true on and as of the date of this Request for Purchase and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

WD-40 COMPANY

Dated:

By:
Authorized Officer

C-2.

EXHIBIT D

[FORM OF CONFIRMATION OF ACCEPTANCE]

WD-40 COMPANY

Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of October 18, 2001, between WD-40 Company (the “Company”), on the one hand, and The Prudential Insurance Company of America (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement.

Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Shelf Notes is hereby confirmed:

I.	Accepted Shelf Notes: Aggregate principal amount $ .

(A)	(a)	Name of Purchaser:
	(b)	Principal amount:
	(c)	Final maturity date:
	(d)	Principal prepayment dates and amounts:*
	(e)	Interest rate:
	(f)	Interest payment period
	(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule.

(B)	(a)	Name of Purchaser:
	(b)	Principal amount:
	(c)	Final maturity date:
	(d)	Principal prepayment dates and amounts:
	(e)	Interest rate:
	(f)	Interest payment period
	(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule.

*	Amount cannot exceed $25,000,000 in the aggregate from October 18, 2001 to October 18, 2002.

D-1.

[(C), (D) . . . same information as above.]

II.	Closing Day:

Dated:	WD-40 COMPANY

By:
Title:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Vice President

[PRUDENTIAL AFFILIATE]

By:
Vice President

D-2

EXHIBIT E

MULTIPARTY GUARANTY

THIS MULTIPARTY GUARANTY (“Guaranty”), dated as of October 18, 2001, is made jointly and severally by each of the Persons listed on the signature pages hereto as Guarantors and each of the other Persons that from time to time becomes an Additional Guarantor pursuant to the terms of Section 13 of this Guaranty (each a “Guarantor” and collectively the “Guarantors”), in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (“Prudential”), as the initial purchaser of the Series A Notes (as defined below), and Prudential and each Prudential Affiliate that purchases Shelf Notes (as defined below) from time to time (each a “Beneficiary” and collectively, the “Beneficiaries”). Capitalized terms used but not defined herein shall have the meanings given to them in the Note Agreement (as defined below).

RECITALS

A. WD-40 Company, a Delaware corporation (the “Company”), and Prudential are entering into that Note Purchase and Private Shelf Agreement, dated as of the date hereof (as the same from time to time may be amended, supplemented or otherwise modified, the “Note Agreement”) pursuant to which, subject to the terms and conditions set forth therein, (i) the Company has agreed to issue and sell to Prudential and Prudential has agreed to buy from the Company, its 7.28% Series A Senior Secured Notes due 2011 in the initial aggregate principal amount of $75,000,000 (the “Series A Notes”) and (ii) Prudential and Prudential Affiliates are willing to consider, in their sole discretion and within limits which may be authorized for purchase by them from time to time, the purchase of the Company’s additional senior secured promissory notes in the aggregate principal amount of up to $45,000,000 (the “Shelf Notes” and, together with the Series A Notes, the “Notes”).

B. Each Guarantor is a member of an affiliated group of companies that includes the Company and each other Guarantor, and the proceeds from the issuance and sale of the Notes will be used, in part, to enable the Company and the Guarantors to make transfers amongst themselves in connection with their respective operations.

C. The Beneficiaries are willing to purchase Notes under the Note Agreement only on the condition, among others, that the Guarantors shall have executed and delivered this Guaranty.

GUARANTY

NOW, THEREFORE, in order to induce the Beneficiaries to purchase Notes under the Note Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby agrees as follows:

1. Guaranty.

(a) Unconditional Guaranty. Each Guarantor hereby unconditionally, absolutely and irrevocably guarantees to each of the Beneficiaries the prompt and complete

1.

payment when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations. The term “Guaranteed Obligations” means all loans, advances, debts, liabilities and obligations for monetary amounts from time to time owing by the Company to the holders from time to time of the Notes in connection with the Note Agreement, the Notes and the other Transaction Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or instrument, arising under or in respect of the Note Agreement, the Notes or the other Transaction Documents. This term includes all principal, interest (including interest that accrues after the commencement against the Company of any action under Bankruptcy Law), the Yield-Maintenance Amount, fees, expenses, costs or other sums (including, without limitation, all fees and disbursements of any law firm or other external counsel) chargeable to the Company under any of the Note Agreement, the Notes or the other Transaction Documents.

(b) Reimbursement of Expenses Under This Guaranty. Each Guarantor also agrees to pay upon demand all costs and expenses of the holders of the Notes (including, without limitation, all fees and disbursements of any law firm or other external counsel) incurred by any holder of Notes in enforcing any rights under this Guaranty.

(c) Guaranteed Obligations Unaffected. No payment or payments made by any other Guarantor or guarantor or by any other Person, or received or collected by any of the Beneficiaries from any other Guarantor or guarantor or from any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each of the Guarantors hereunder which shall, notwithstanding any such payments, remain liable for the Guaranteed Obligations, subject to Section 6 below, until the Guaranteed Obligations are paid in full.

(d) Joint and Several Liability. All Guarantors and their respective successors and assigns shall be jointly and severally liable for the payment of the Guaranteed Obligations and the expenses required to be reimbursed to the holders of the Notes pursuant to Section 1(b), above, notwithstanding any relationship or contract of co-obligation by or among the Guarantors or their successors and assigns.

(e) Enforcement of Guaranteed Obligations. Upon the occurrence and during the continuance of an Event of Default (as defined in the Note Agreement), then and in any such event all or any part of the Guaranteed Obligations shall automatically become (in the case of an Event of Default described in clauses (viii), (ix) or (x) of paragraph 7A of the Note Agreement) and may, at the option of the Beneficiaries (in the case of any Event of Default described in paragraph 7A other than those described in clauses (viii), (ix) or (x)) of the Note Agreement) and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

(f) Notice of Payment Under Guaranty. Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any of the Beneficiaries on account of its liability hereunder, it will notify such Beneficiary in writing that such payment is made under this Guaranty for such purpose.

2.

(g) Right of Contribution; Subordination. The Company and each Guarantor hereby agree that, to the extent that a Guarantor shall have paid an amount hereunder to any of the Beneficiaries that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes, such paying Guarantor shall be entitled to contribution from any Guarantor that has not paid its proportionate share, based on benefits received as a result of the issuance and sale of the Notes, of the guaranteed amount. Any amount payable as a contribution under this Section 1(g) shall be determined as of the date on which the related payment or distribution is made by the Guarantor seeking contribution and the parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 1(g) shall in no respect limit the obligations and liabilities of any Guarantor to the Beneficiaries hereunder or under the Note Agreement, the Notes or the other Transaction Documents, and each Guarantor shall remain liable for the full amount guaranteed hereunder. Any Debt or other obligation (including, without limitation, any obligation under this Section 1(g)) of the Company or any Guarantor now or hereafter held by or owing to any Guarantor is hereby subordinated in time and right of payment to all obligations of the Company to the Beneficiaries and all Guaranteed Obligations.

2. SUBROGATION. Notwithstanding any payment or payments made by any Guarantor hereunder, each Guarantor hereby irrevocably waives, solely with respect to such payment or payments, any and all rights of subrogation to the rights of the Beneficiaries against the Company and any and all rights of reimbursement, assignment, indemnification or implied contract or any similar rights against the Company, any endorser or other guarantor of all or any part of the Guaranteed Obligations, in each case until such time as the Guaranteed Obligations have been paid in full (subject to Section 6 below). If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Beneficiaries, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to each Beneficiary (ratably based on the principal amount outstanding of Notes held by such Beneficiary at such time as a percentage of the aggregate principal amount outstanding held by all the Beneficiaries at such time) in the exact form received by such Guarantor (duly endorsed by such Guarantor to such Beneficiary if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as such Beneficiary may determine.

3. AMENDMENTS, ETC., WITH RESPECT TO THE GUARANTEED OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that: (a) any demand for payment of any of the Guaranteed Obligations made by any Beneficiary may be rescinded by such Beneficiary, and any of the Guaranteed Obligations continued; (b) this Guaranty, the Guaranteed Obligations, or the liability of any other party upon or for any part of the Guaranteed Obligations, or any collateral security or guaranty therefor or right of setoff with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary or such other party; (c) the Note Agreement, the Notes, the other Transaction Documents and any other document executed in connection with any of them may be renewed, extended, amended, modified, supplemented or terminated, in whole or in part; or (d) any guaranty, collateral or right of setoff at any time held by any Person for the payment of the Guaranteed Obligations may be

3.

sold, exchanged, waived, surrendered or released. When making any demand hereunder against any Guarantor, each Beneficiary may, but shall be under no obligation to, make a similar demand on any other Person, and any failure by such Beneficiary to make any such demand or to collect any payments from any other Person or any release of any such other Person shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of such Beneficiary against the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

4. GUARANTY ABSOLUTE AND UNCONDITIONAL; TERMINATION. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty. The Note Agreement, the Notes, the other Transaction Documents and the Guaranteed Obligations in respect of any of them, shall conclusively be deemed to have been created, contracted for or incurred in reliance upon this Guaranty; and all dealings between the Company or the Guarantors, on the one hand, and any of the Beneficiaries, on the other, shall likewise conclusively be presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, the other Guarantors, any other guarantor or itself with respect to the Guaranteed Obligations. This Guaranty shall be construed as a continuing, irrevocable, absolute and unconditional guaranty of payment, performance and compliance when due (and not of collection) and is a primary obligation of each Guarantor without regard to (a) the validity or enforceability of the Note Agreement, the Notes, the other Transaction Documents, any of the Guaranteed Obligations or any other guaranty or right of setoff with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any one or more of the Guarantors against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company, any Guarantor or any other guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or a guarantor of the Guaranteed Obligations, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any of the Guarantors, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Person under a guaranty of the Guaranteed Obligations or any right of setoff with respect thereto, and any failure by such Beneficiary to pursue such other rights or remedies or to collect any payments from any other Person or to realize upon any such guaranty or to exercise any such right of setoff, or any release of any such other Person or any such guaranty or right of setoff, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of each of the Beneficiaries against the Guarantors. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each of the Guarantors and its successors and assigns, and shall inure to the benefit of each of the Beneficiaries and its successors, endorsees, transferees and assigns, until all Guaranteed Obligations shall have been satisfied by payment in full, upon the occurrence of which this Guaranty shall, subject to Section 6 below, terminate.

4.

5. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants to each of the Beneficiaries that, as of the date such Person becomes a party hereto:

(a) Such Guarantor: (i) is an entity duly organized, validly existing and in good standing under the laws of the state of its formation; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify could not, with reasonable likelihood, have a material adverse effect on such Guarantor’s business, condition (financial or otherwise), operations or prospects or on such Guarantor’s ability to pay or perform the Guaranteed Obligations); (iii) has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute and deliver this Guaranty and to perform its obligations hereunder; and (iv) is in compliance in all material respects with all applicable law, rules, regulations and orders;

(b) The execution, delivery and performance by such Guarantor of this Guaranty: (i) are within such Guarantor’s powers and have been duly authorized by all necessary organizational action; (ii) do not contravene such Guarantor’s charter documents or any law or any contractual restriction binding on or affecting such Guarantor or by which such Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Guarantor is a party or by which such Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon the property of such Guarantor;

(c) This Guaranty constitutes a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(d) There is no action, suit or proceeding affecting such Guarantor pending or, to the best knowledge of such Guarantor, threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of such Guarantor to perform its obligations under this Guaranty;

(e) The Guaranteed Obligations are not subject to any offset or defense of any kind against any Beneficiary or the Company;

(f) The incurrence of such Guarantor’s obligations under this Guaranty will not cause such Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which such Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature; and

(g) Neither such Guarantor nor its properties have any immunity from jurisdiction of any court or from any legal process (whether through service of process or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

5.

6. REINSTATEMENT. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise must be restored or returned by any Beneficiary in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, any Guarantor or any Subsidiary of the Company or any Guarantor upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, any Guarantor or any Subsidiary of the Company or any Guarantor or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

7. PAYMENTS. Each Guarantor hereby agrees that the Guaranteed Obligations will be paid to each of the Beneficiaries without setoff or counterclaim in U.S. dollars in immediately available funds at the location specified by such Beneficiary pursuant to the Note Agreement.

8. SEVERABILITY. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Guaranty being prohibited or invalid.

9. HEADINGS. Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

10. APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

11. ENTIRE AGREEMENT. This Guaranty constitutes the final, entire agreement among the parties hereto relating to the subject matter hereof and supersedes any and all prior and contemporaneous commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements between the parties hereto.

12. CONSTRUCTION. Each of the Guarantors and the Beneficiaries acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Guaranty with such legal counsel.

13. ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be such Subsidiaries of the Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of the Company may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to each of the Beneficiaries, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor

6.

and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Beneficiaries not to cause any Subsidiary of the Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

14. COUNTERPARTS; EFFECTIVENESS. This Guaranty and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Person) and receipt by each of the Beneficiaries of written or telephonic notification of such execution and authorization of delivery thereof.

15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. No waiver of any term or provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same is in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Beneficiaries (a) limit the liability of any Guarantor hereunder, (b) postpone any date fixed for payment hereunder or (c) amend this Section 15. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

16. ADDRESS FOR NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential or any Prudential Affiliate, addressed as specified for such communications in the Purchaser Schedule attached to the Note Agreement, in the case of Series A Notes, or the Purchaser Schedule attached to the applicable Confirmation of Acceptance, in the case of any Shelf Notes, or at such other address as any such Beneficiary shall have specified to the Company in writing, (ii) if to any other Beneficiary, addressed to such Person at such address as it shall have specified in writing to the Company or, if any such Person shall not have so specified an address, then addressed to such Person in care of the last holder of Notes held by such Person which shall have so specified an address to the Company and (iii) if to any Guarantor, addressed as specified below such Guarantor’s signature on the signature pages hereto.

17. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Beneficiary in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Guaranty are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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8.

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:

WD-40 MANUFACTURING COMPANY, a California corporation

By:
Title:

c/o the Company at the address for notices set forth in the Note Agreement

HPD HOLDINGS CORP.,
a Delaware corporation

By:
Title:

c/o the Company at the address for notices set forth in the Note Agreement

HPD LABORATORIES, INC.,
a Delaware corporation

By:
Title:

c/o the Company at the address for notices set forth in the Note Agreement

ACKNOWLEDGED:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:	Vice President

IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered as of             ,         .

(Name of Additional Guarantor)

By:
Name:
Title:

Address for Notices:

EXHIBIT F

SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”) dated as of October 18, 2001, is made by WD-40 Company, a Delaware corporation (“WD-40” or “Borrower”), WD-40 Manufacturing Company, a California corporation (“WD-40 Manufacturing”), HPD Holdings Corp., a Delaware corporation (“HPD Holdings”) and HPD Laboratories, Inc., a Delaware corporation (“HPD Laboratories”) and those Affiliates of WD-40 that become parties hereto in the manner provided in Section 22 hereof, and each of them, jointly and severally, as Grantors, in favor of Union Bank of California, N.A., as collateral agent (in such capacity, together with all successors and assigns in such capacity, the “Collateral Agent”) for the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lender (collectively the “Lenders”), with reference to the following facts:

RECITALS

A. WD-40 and Union Bank of California, N.A. (together with its successors and assigns the “Credit Agreement Lender”) are entering into that certain Revolving Loan Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Credit Agreement Lender has agreed to extend a revolving credit facility in the aggregate stated amount of $15,000,000.

B. WD-40 and The Prudential Insurance Company of America (together with its successors and assigns, “Prudential”) are entering into that Note Purchase and Private Shelf Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Note Agreement”), pursuant to which WD-40 has agreed to issue and sell to Prudential, and Prudential has agreed to buy from WD-40 , its 7.28% Series A Senior Secured Notes due 2011 in the initial aggregate principal amount of $75,000,000 (the “Series A Notes”) and (ii) Prudential and Prudential’s affiliates are willing to consider, in their sole discretion and within limits which may be authorized for purchase by them from time to time, the purchase of WD-40’s additional senior secured promissory notes in the aggregate principal amount of $45,000,000 (the “Shelf Notes”). As used herein, the holders of the Series A Notes and the Shelf Notes and any future holders of the Series A Notes and the Shelf Notes are herein referred to collectively as the “Noteholders”.

C. The Collateral Agent has entered into an Intercreditor and Collateral Agency Agreement dated the date hereof (“Intercreditor Agreement”) pursuant to which the Collateral Agent has been appointed to hold the Liens hereunder and certain other Liens for the benefit of the Lenders.

D. The Credit Agreement and the Note Agreement provide, as a condition of the availability of such credit facilities, that Grantors shall enter into this Agreement and shall grant security interests to Secured Party as herein provided.

Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned loan credit facilities.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities to the Borrower, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, assign and grant as follows:

1. Definitions. This Agreement is the Security Agreement referred to in the Credit Agreement and the Intercreditor Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement. Terms defined in the California Uniform Commercial Code and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in the California Uniform Commercial Code. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto.

“Collateral” means and includes all present and future right, title and interest of Grantors, or any one or more of them, in or to any Property or assets whatsoever, and all rights and powers of Grantors, or any one or more of them, to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all of the following Property:

(a) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, letters of credit, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to any Grantor or in which any Grantor may have any interest, however created or arising and whether or not earned by performance;

(b) All present and future general intangibles, all tax refunds of every kind and nature to which any Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information and insurance proceeds of which any Grantor is a beneficiary;

(c) All present and future deposit accounts of any Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by any Grantor with any bank, savings and loan association, credit union or like organization, and all money, Cash and Cash Equivalents of any Grantor, whether or not deposited in any such deposit account;

(d) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to any Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

(e) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles, and all other goods used in connection with or in the conduct of any Grantor’s business;

(f) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(g) All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, Investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

(h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(i) All other tangible and intangible Property of any Grantor;

(j) All rights, remedies, powers and/or privileges of any Grantor with respect to any of the foregoing; and

(k) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

“Event of Default” means an event of default under the Credit Agreement or under the Note Agreement.

“Grantors” means WD-40, WD-40 Manufacturing, HPD Holdings and HPD Laboratories and those Affiliates of WD-40 that become parties hereto as provided in Section 22 hereof, and each of them, and any one or more of them, jointly and severally.

“Secured Obligations” means any and all present and future obligations of any type or nature of Grantors or any one or more of them to the Lenders, and any one or more of them, arising under or relating to the Credit Agreement or the Note Agreement or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor.

“Secured Party” means the Collateral Agent who shall hold the Liens and security interests granted hereunder for the ratable benefit of each of the Lenders. All rights of the Secured Party under this Agreement shall be exercised exclusively by the Collateral Agent, acting with the consent of the Lenders as required by and in accordance with the terms of the Intercreditor Agreement.

2. Further Assurances. At any time and from time to time at the request of Secured Party, each Grantor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall reasonably be necessary or desirable to fully perfect, when filed and/or recorded, Secured Party’s security interests granted pursuant to Section 3 of this Agreement. At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may reasonably deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. At Secured Party’s request, each Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as reasonably may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Secured Party’s security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantors will upon demand of Secured Party deliver possession of same in pledge to Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantors hereby consent and agree that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3. Security Agreement. For valuable consideration, Grantors and each of them hereby assign and pledge to Secured Party, and grant to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

4. Grantors’ Representations, Warranties and Agreements. Grantors represent, warrant and agree that: (a) each Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the portion of the Collateral owned by it, except Permitted Encumbrances and such other Liens as are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Secured Party at its option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be used for any unlawful purpose or in violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) each Grantor will, to the extent consistent with good business practice, keep the portion of the Collateral owned by it in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with such portion of the Collateral in all such ways as are considered good practice by owners of like Property; (d) each Grantor will take all reasonable steps to preserve and protect the Collateral; (e) each Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Credit Agreement and the Note Agreement and is to be consistent with sound business practice, and will cause Secured Party to be designated as an additional insured and loss payee with respect to all insurance will obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Secured Party without at least 30 days prior written notice to Secured Party, and will furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor; (f) Grantors will promptly notify Secured Party in writing in the event of damage to any material portion of the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 6 hereof, Grantors will not remove or permit to be removed any part of the Collateral from their places of business without the prior written consent of Secured Party, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Credit Agreement and the Note Agreement; and (g) in the event any Grantor changes its name or its address as either are set forth herein or in the Credit Agreement, such Grantor will notify Secured Party of such name and/or address change promptly, but in any event, within five (5) Banking Days.

5. Secured Party’s Rights Re Collateral. At any time (whether or not an Event of Default has occurred), without notice or demand and at the expense of each Grantor with regard to the portion of the Collateral owned by it, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) at all reasonable times on reasonable notice, enter upon any premises on which Collateral is situated and examine the same or (b) perform any obligation of any Grantor under this Agreement or any obligation of any other Person under the Loan Documents. At any time and from time to time, at the expense of each Grantor with regard to the portion of the Collateral owned by it, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to, request from obligors on the Collateral, in the name of any Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon. Each Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require consistent with Secured Party’s interests hereunder. Each Grantor shall at any time at Secured Party’s request mark the Collateral and/or such Grantor’s ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party’s security interests. Secured Party shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Grantors’ books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Grantors shall be carried out by Secured Party through Grantors’ independent auditors unless Secured Party shall then have the right directly to notify obligors on the Collateral as provided in Section 9. Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of any Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6. Collections on the Collateral. Grantors shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, Grantors’ right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantors in trust for Secured Party and immediately delivered in kind to Secured Party. Any remittance received by any Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Secured Party’s security interests. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the sole right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of the appropriate Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by the appropriate Grantor, to the same extent as though it were manually executed by the duly authorized officer of the appropriate Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and each Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

7. Possession of Collateral by Secured Party. All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. Any or all of the Collateral delivered to Secured Party may be held in an interest-bearing or non-interest-bearing account, in Secured Party’s sole and absolute discretion, and Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party’s possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantors’ Secured Obligations with respect thereto, or otherwise, subject to compliance with the requirements of applicable Laws. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantors, and the receipt of any of the same by any Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8. Events of Default. There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or under the Note Agreement.

9. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, subject to compliance with the requirements of applicable Laws, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantors and without affecting the Secured Obligations of Grantors hereunder or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to cause the Collateral to be registered in the name of Secured Party, as legal owner; (g) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (h) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (i) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of any Grantor; (j) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of any Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and each Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantors may be applied by Secured Party without notice to Grantors to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine; (k) to insure, process and preserve the Collateral; (l) to exercise all rights, remedies, powers or privileges provided under any of the Credit Agreement or the Note Agreement; (m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of each Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by such Grantor or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of any Grantor for such purposes and for such periods of time as reasonably required by Secured Party; (n) to receive, open and dispose of all mail addressed to any Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that it will promptly deliver over to the appropriate Grantor such opened mail as does not relate to the Collateral; and (o) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party’s sole option and as Secured Party in its sole discretion may deem advisable. Grantors will, at Secured Party’s request, assemble the Collateral and make it available to Secured Party at places which Secured Party may reasonably designate, whether at the premises of Grantors or elsewhere, and will make available to Secured Party, free of cost, all premises, equipment and facilities of Grantors for the purpose of Secured Party’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantors hereby expressly consent upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantors’ places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral’s being within the view of prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantors expressly waive any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party’s

behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion. Grantors and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to WD-40, as agent for Grantors and each of them, reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to WD-40 at its address set forth in the Credit Agreement, or delivered or otherwise sent to WD-40, at least five (5) days before the date of the sale. Each Grantor other than WD-40 hereby irrevocably appoints WD-40 as its agent for the purpose of receiving notice of sale hereunder, and agrees that such Grantor conclusively shall be deemed to have received notice of sale when notice of sale has been given to WD-40. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Grantors agree that if such Collateral is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) Grantors shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) Secured Party shall not incur any liability or responsibility to Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantors recognize that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person, and each Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

10. Costs and Expenses. Each Grantor agrees to pay to Secured Party all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement, or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Secured Party by each Grantor, immediately upon demand, together with interest thereon.

11. Statute of Limitations and Other Laws. Until the Secured Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Each Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

12. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by any Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto.

13. Incorporation of Suretyship Provisions and Waivers. The attached Exhibit B, “Suretyship Provisions and Waivers”, is hereby incorporated by this reference as though set forth herein in full.

14. Condition of Borrower and Their Subsidiaries. Each Grantor represents and warrants to Secured Party that each Grantor has established adequate means of obtaining from the Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and each Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party (should any such duty exist) to disclose to any Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Secured Obligations, Secured Party need not inquire into the powers of any Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Secured Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

15. Liens on Real Property. In the event that all or any part of the Secured Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in Real Property, each Grantor authorizes Secured Party, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Secured Obligations of any Grantor, the enforceability of this Agreement, or the validity or enforceability of any Liens of Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Insofar as the Liens created herein secure the obligations of other Persons, (i) each Grantor expressly waives any defenses to the enforcement of this Agreement or any Liens created or granted hereby or to the recovery by Secured Party against Borrower or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Grantors and may preclude Grantors from obtaining reimbursement or contribution from any of the other Grantors and (ii) each Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure §§ 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any Real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Grantor’s failure to receive any such notice shall not impair or affect such Grantor’s Secured Obligations or the enforceability of this Agreement or any Liens created or granted hereby.

16. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other document to which any Grantor is a party, Grantors hereby waive with respect to Borrower and its successors and assigns (including any surety) and any other Person, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which Grantors may have or hereafter acquire against the Borrower or any other Party in connection with or as a result of Grantors’ execution, delivery and/or performance of this Agreement or any document to which any Grantor is a party. Grantors agree that they shall not have or assert any such rights against the Borrower or its successors and assigns or any other attempted setoff to any action commenced against Grantors by the Borrower (as borrower or in any other capacity) or any other Person. Grantors hereby acknowledge and agree that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect Grantors’ liability hereunder, under any other document to which any Grantor is a party, or the enforceability hereof or thereof.

17. Understandings with Respect to Waivers and Consents. Grantors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantors otherwise may have against Borrower, Secured Party or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

18. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Collateral Agent or any Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

19. Additional Grantors. The initial Grantors hereunder shall be WD 40, WD-40 Manufacturing, HPD Holdings, and HPD Laboratories. From time to time following the Closing Date, additional Affiliates of WD-40 may become parties hereto, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as the Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Secured Obligations and the Liens upon its Property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any other Affiliate of WD-40 to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

20. Release of Grantors. This Agreement and all Secured Obligations of Grantors hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full. Upon such release of Grantors’ Secured Obligations hereunder, Secured Party promptly shall return any pledged Collateral to Grantors, or to the Person or Persons legally entitled thereto, and promptly shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantors.

21. Grant of License to Use Intellectual Property. For the purpose of enabling Secured Party to exercise rights and remedies under Section 9 hereof (including, without limiting the terms of Section 9 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Secured Party shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Secured Party, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any intellectual property (including, without limitation, tradenames, trademarks, patents, copyrights, licenses and trade secrets) now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

23. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as the Collateral Agent under the Intercreditor Agreement. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment.

24. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

25. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE CREDIT AGREEMENT OR THE NOTE AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO

ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE CREDIT AGREEMENT AND THE NOTE AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantors”

WD-40 COMPANY, a Delaware corporation

By:
Title:

WD-40 MANUFACTURING COMPANY, a California corporation

By:
Title:

HPD Holdings Corp., a Delaware corporation

By:
Title:

HPD Laboratories, Inc., a Delaware corporation

By:
Title:

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

“Secured Party”

UNION BANK OF CALIFORNIA, N.A., as Collateral Agent

By:
Douglas S. Lambell
Vice President

EXHIBIT A

TO

SECURITY AGREEMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of             ,         , by                             , a                              (“Joining Party”), and delivered to Union Bank of California, N.A., as Collateral Agent, pursuant to the Security Agreement dated as of October     , 2001 made by WD-40 Company, WD-40 Manufacturing Company, HPD Holdings Corp. and HPD Laboratories, Inc., and, with such other parties that may be added from time to time, the “Grantors”) in favor of the Collateral Agent and the Lenders referred to in the Security Agreement. Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Security Agreement.

RECITALS

(A) The Security Agreement was made by the Grantors in favor of the Collateral Agent for the benefit of the Lenders.

(B) Joining Party has become a Subsidiary of the Borrower and, as such, is required to become a party to the Security Agreement.

(C) Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1) By this Joinder, Joining Party becomes a party to the Security Agreement as an additional joint and several “Grantor.” Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Security Agreement and will be bound by all terms, conditions, and duties applicable to a Grantor under the Security Agreement.

(2) The effective date of this Joinder is                             .

“Joining Party”

a

By:

Title:

ACKNOWLEDGED:

UNION BANK OF CALIFORNIA, N.A., as Collateral Agent

By:
Title:

EXHIBIT B

TO

SECURITY AGREEMENT

SURETYSHIP PROVISIONS AND WAIVERS

1. Waivers and Consents. Each Grantor acknowledges that the Liens and security interests created or granted herein will or may secure obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

(a) supplement, modify, amend, extend, renew, or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Secured Obligations or any part thereof;

(d) accept partial payments on the Secured Obligations;

(e) receive and hold additional security or guaranties for the Secured Obligations or any part thereof;

(f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine;

(g) release any Person or any guarantor from any personal liability with respect to the Secured Obligations or any part thereof;

(h) settle, release on terms satisfactory to Secured Party or by operation of applicable laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

(i) consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Grantor or the continuing existence of any Liens hereunder, under any other Loan Document to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Secured Obligations.

Upon the occurrence of and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Secured Obligations, and it shall not be necessary for Secured Party to marshal assets in favor of any Grantor, the Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of such Grantor, the Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Secured Party may proceed against any Person and/or collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Grantor, the Borrower or any other Person, or whether any other Person is joined in any such action or actions. Each Grantor agrees that Secured Party and the Borrower and any other Person may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Borrower, any Grantor or any other Person, or otherwise, all as though such amount had not been paid. The Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Secured Obligations, even though the Secured Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against the Borrower or any other Person and whether or not the Borrower or any other Person shall have any personal liability with respect thereto. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of the Borrower or any other Person with respect to the Secured Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of the Borrower or any other Person (other than by reason of the full payment and performance of all Secured Obligations), (d) any failure of Secured Party to marshal assets in favor of such Grantor or any other Person, (e) except as otherwise required by Law or as provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of collateral to such Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise required by Law or as provided in this Agreement, any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Secured Obligation, including without limitation any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Secured Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of the Borrower, any Grantor or any other Person or the Secured Obligations or any other security or guaranty therefor by operation of law, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Liens under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Liens in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) to the extent permitted, the benefits of any form of one-action rule. Until no part of any commitment to lend remains outstanding and all of the Secured Obligations have been paid and performed in full, Grantors shall have no right of subrogation, contribution, reimbursement or indemnity, and each Grantor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any other security now or hereafter held by Secured Party. Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Secured Obligations.

2. Condition of Borrower and their Subsidiaries. Each Grantor represents and warrants to Secured Party that such Grantor has established adequate means of obtaining from the Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of the Borrower and its Subsidiaries and their properties, and such Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the Borrower and its Subsidiaries and their properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party to disclose to such Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the Borrower or its Subsidiaries or their properties, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Secured Obligations, Secured Party need not inquire into the powers of the Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Secured Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

3. Liens on Real Property. In the event that all or any part of the Secured Obligations at any time are secured by any one or more deeds of trust or mortgages creating or granting Liens on any interests in real property, each Grantor authorizes Secured Party, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Secured Obligations, the enforceability of this Agreement, or the validity or enforceability of any Liens of any Secured Party on any collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale. Insofar as the Liens created herein secure the obligations of other Persons, (i) each Grantor expressly waives any defenses to the enforcement of this Agreement or any Liens created or granted hereby or to the recovery by Secured Party against the Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of such Grantor and may preclude such Grantor from obtaining reimbursement or contribution from any other Person and (ii) each Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure §§ 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages and such Grantor’s failure to receive any such notice shall not impair or affect such Grantor’s obligations hereunder or the enforceability of this Agreement or any Liens created or granted hereby.

4. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Grantor is a Party, each Grantor hereby waives with respect to the Borrower and its successors and assigns (including any surety) and any other Party any and all rights at Law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Grantor may have or hereafter acquire against the Borrower or any other Party in connection with or as a result of such Grantor’s execution, delivery and/or performance of this Agreement or any other Loan Document to which such Grantor is a party. Each Grantor agrees that it shall not have or assert any such rights against the Borrower or its successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Grantor by the Borrower (as borrower or in any other capacity) or any other Person. Each Grantor hereby acknowledges and agrees that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect such Grantor’s liability hereunder, under any other Loan Document to which such Grantor is a party, or the enforceability hereof or thereof.

5. Understandings with Respect to Waivers and Consents. Each Grantor warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Borrower, Secured Party or others, or against collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

EXHIBIT G

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”) is made and entered into as of October 18, 2001 by each of the Persons listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to Section 16 of this Agreement (each a “Grantor” and collectively “Grantors”), jointly and severally in favor of UNION BANK OF CALIFORNIA, N.A., as collateral agent (in such capacity together with all successors and assigns, the “Collateral Agent”), for the Lenders referred to below, with reference to the following facts:

RECITALS

A. WD-40 Company, a Delaware corporation (“Borrower”) and Union Bank of California, N.A. (together with its successors and assigns the “Credit Agreement Lender”) are entering into that certain Revolving Loan Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Credit Agreement Lender has agreed to extend a revolving credit facility in the aggregate stated amount of $15,000,000.

B. Borrower and The Prudential Insurance Company of America (together with its successors and assigns, “Prudential”) are entering into that Note Purchase and Private Shelf Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Note Agreement”), pursuant to which Borrower has agreed to issue and sell to Prudential, and Prudential has agreed to buy from Borrower, its 7.28% Series A Senior Secured Notes due 2011 in the initial aggregate principal amount of $75,000,000 (the “Series A Notes”) and (ii) Prudential and Prudential’s affiliates are willing to consider, in their sole discretion and within limits which may be authorized for purchase by them from time to time, the purchase of Borrower’s additional senior secured promissory notes in the aggregate principal amount of $45,000,000 (the “Shelf Notes”). As used herein, the holders of the Series A Notes and the Shelf Notes and any future holders of the Series A Notes and the Shelf Notes are herein referred to collectively as the “Noteholders”.

C. The Collateral Agent has entered into an Intercreditor and Collateral Agency Agreement dated the date hereof (“Intercreditor Agreement”) pursuant to which the Collateral Agent has been appointed to hold the Liens hereunder and certain other Liens for the benefit of the Lenders.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities to Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby jointly and severally represent, warrant, covenant and agree as follows:

1. Definitions. This Agreement is the Patent Security Agreement referred to in the Loan Agreement and the Intercreditor Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the respective meanings defined for those terms in the Loan Agreement. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Patent Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto.

“Collateral” means and includes all of the following: all of Grantors’ right, title and interest in and to all of (a) Grantors’ interests in any patents, whether foreign or domestic; all applications, registrations and recordings relating to such patents in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States of America, any state thereof, any political subdivision thereof or in any other countries, and all reissues, extensions and renewals thereof, including, without limitation, those patents, applications, registrations and recordings described in Schedule 1 hereto (the “Patents”), and (b) any and all proceeds of any of the foregoing, including any claims by Grantors against third parties for past, present and future infringement of the Patents or any licenses with respect thereto.

“Event of Default” means an event of default under the Loan Agreement or under the Note Agreement.

“Lenders” mean the Credit Agreement Lender and the Note Holders.

“Obligations” means any and all present and future obligations of any type or nature of Grantors or any one or more of them to the Lenders, and any one or more of them, arising under or relating to the Loan Agreement or the Note Agreement or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor.

“Secured Party” means the Collateral Agent who shall hold the Liens and security interests granted hereunder for the ratable benefit of each of the Lenders. All rights of the Secured Party under this Agreement shall be exercised exclusively by the Collateral Agent, acting with the consent of the Lenders as required by and in accordance with the terms of the Intercreditor Agreement.

2. Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents. This Agreement is one of the “Loan Documents” referred to in the Loan Agreement. All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though fully set forth in full.

3. Security Interest. For valuable consideration, Grantors and each of them hereby jointly and severally grants to Secured Party, to secure the prompt and indefeasible payment and performance of all of the Obligations, a security interest in all of the presently existing and hereafter acquired Collateral. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

4. Representations, Warranties and Covenants. Grantors, and each of them, represent, warrant and agree that:

(a) All of the existing Collateral is valid and subsisting in full force and effect, and each Grantor owns the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Grantors will, at their expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting, and registered patents, including, without limitation, the filing of any renewal affidavits and applications. The Collateral is not subject to any Liens, claims, mortgages, assignments or licenses of any nature whatsoever, whether recorded or unrecorded, except as permitted by the Loan Agreement.

(b) As of the date hereof, none of Grantors has any Patents registered with the USPTO, or any similar office or agency in the United States of America, or any other country other than those described in Schedule 1.

(c) Grantors shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or Lien upon, encumber, grant an exclusive or nonexclusive license or sublicense relating thereto, except as permitted herein or in the Loan Agreement or in the Note Agreement, or otherwise dispose of any of the Collateral without the prior written consent of Secured Party. Nothing in this Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

(d) Each Grantor authorizes Secured Party to modify this Agreement by amending Schedule 1 to include any new patent, and any patent renewal of any Grantor applied for and obtained hereafter; and each Grantor shall, upon request of Secured Party from time to time execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the assignment of a security interest in each such Patent.

(e) No Grantor nor any Subsidiary of any Grantor has abandoned any of the Patents, and no Grantor nor any Subsidiary of any Grantor will do any act, or omit to do any act, whereby any material Patent may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable. Each Grantor shall notify Secured Party promptly if it knows, or has reason to know, of any reason why any registration, or recording may become abandoned, canceled, invalidated, or unenforceable.

(f) Grantors will render any assistance, as Secured Party may reasonably determine is necessary, to Secured Party in any proceeding before the USPTO, any federal or state court, or any similar office or agency in the United States of America, or any State therein, or any other country, to maintain and protect Secured Party’s security interest in the Patents.

(g) Grantors retain all responsibility and liability arising from the use of the Patents, and each Grantor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Patent or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof.

(h) In any action or proceeding instituted by Secured Party in connection with any matters arising at any time out of, or with respect to, this Agreement, Grantors will not interpose any counterclaim of any nature.

(i) The execution, delivery and performance of this Agreement is within the power of Grantors and have been duly authorized by all necessary corporate or company action and to the best of each Grantor’s knowledge do not contravene any Law, rule, regulation or any judgment, decree or order of any tribunal or of any agreement to which any Grantor is a party or by which any of its property is bound.

(j) Each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Agreement under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code or other Law of the United States of America, the State of California, or of any countries or other States as Secured Party may from time to time reasonably request, and shall take all such other action as Secured Party may reasonably require to more completely vest in and assure to Secured Party its rights hereunder or its security interest in any of the Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor’s expense, to execute such documents, and file such financing statements with respect thereto with or without such Grantor’s signature, as Secured Party may reasonably deem appropriate. In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interest, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party. Each Grantor further authorizes Secured Party to have this or any other security agreement recorded or filed with the USPTO or other appropriate federal, state or government office.

(k) Secured Party is hereby irrevocably appointed by each Grantor as its lawful attorney and agent, with full power of substitution to execute and deliver on behalf of and in the name of any or all Grantors, such financing statements, collateral assignments, pledges and other documents and agreements, and to take such other action as Secured Party may deem necessary for the purpose of perfecting, protecting or effecting the security interests granted herein and effected hereby, and any mortgages or Liens necessary or desirable to implement or effectuate the same, under any applicable Law, and Secured Party is hereby authorized to file on behalf of and in the name of any or all Grantors, at Grantors’ sole expense, such financing statements, assignments, pledges and other documents in any appropriate governmental office.

(l) Secured Party may, in its sole discretion, pay any amount, or do any act which Grantors fail to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record, amend, or enforce the Obligations, the Collateral, or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, and reasonable attorneys’ fees. Grantors will be liable to Secured Party for any such payment, which payment shall be deemed an advance by Secured Party to Grantors, shall be payable on demand, together with interest and shall be part of the Obligations.

5. Inspection. Each Grantor hereby grants to Secured Party and its representatives the right to inspect such Grantor’s properties wherein the Patents are used and the products and records relating thereto.

6. Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, in addition to all other rights and remedies of Secured Party, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, any Grantor, except as such notice or consent is expressly provided for hereunder.

(a) Secured Party may use any of the Patents for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted to Secured Party by Grantors or any Subsidiary of any Grantor.

(b) Secured Party may enforce its security interest in the Collateral, or any part thereof, either with or without special conditions or stipulations and take all actions permitted by law in connection with such enforcement, except that Secured Party agrees to provide Grantors with five (5) days’ prior written notice of any proposed disposition of the Collateral. The requirement of sending notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Borrower, on behalf of all Grantors. Each Grantor hereby irrevocably appoints Borrower as its agent for the purpose of receiving notice of sale hereunder, and agrees that such Grantor conclusively shall be deemed to have received notice of sale when notice of sale has been given to Borrower. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided in this Section 6(b). Secured Party shall have the power to buy the Collateral, or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in Secured Party’s sole discretion, deem appropriate or proper in connection with the Collateral. In any such event, Grantors shall be liable for any deficiency.

(c) In addition to the foregoing, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to Section 6(b) hereof, Secured Party may, at any time, execute and deliver, on behalf of Grantors, and each of them, pursuant to the authority granted in powers of attorney, one or more instruments of assignment of the Patents (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Grantors agree to pay Secured Party, on demand, all costs incurred in any such transfer of the Collateral, including, but not limited to any taxes, fees, and reasonable attorneys’ fees.

(d) Secured Party may apply the proceeds actually received from any such use, assignment, sale, or other disposition of Collateral first to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys’ fees and all legal, travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Obligations as provided in the Intercreditor Agreement. Grantors shall remain liable to Secured Party for any expenses or Obligations remaining unpaid after the application of such proceeds, and Grantors will pay Secured Party, on demand, any such unpaid amount, together with interest thereon.

(e) In connection with any use, assignment, sale, or other disposition of the Collateral, Grantors shall supply to Secured Party, or Secured Party’s designee, Grantors’ knowledge and expertise relating to the manufacture and sale of the products and services relating to the Patents and records relating to the Patents and the distribution thereof.

Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party’s rights and remedies, whether provided under Law, the Loan Agreement, the Note Agreement, this Agreement, or otherwise shall be cumulative, and none is exclusive of any right or remedy otherwise provided herein or in any of the other Loan Documents, at law or in equity. Such rights and remedies may be enforced alternatively, successively, or concurrently.

7. Waivers and Consents. Each Grantor acknowledges that the Liens created or granted herein will or may secure Obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Secured Party or by operation of applicable Laws or otherwise liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of any Grantor or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Grantor or the continuing existence of any Lien hereunder, under any other Loan Document to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

Upon the occurrence and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Obligations secured hereby, and it shall not be necessary for Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed against any other Grantor or any Collateral provided by any other Grantor, and agrees that Secured Party may proceed against Grantors and/or the Collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Grantor agrees that Secured Party and Borrower and any Affiliate of Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Grantor or otherwise, all as though such amount had not been paid. The Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other Party and whether or not Borrower or any other Party shall have any personal liability with respect thereto. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower or any other Party with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower or any other Party (other than by reason of the full payment and performance of all Obligations), (d) any failure of Secured Party to marshal assets in favor of any Grantor or any other Person, (e) except as otherwise provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of Collateral to any Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) except as otherwise provided in this Agreement, any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Obligations, including, without limitation, any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligations, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of Borrower or any other Party or the Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted, the benefits of any form of one-action rule under any applicable Law, or (q) any action taken by Secured Party that is authorized by this Section 7 or any other provision of any Loan Document. Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

8. Condition of Borrower and Its Subsidiaries. Each Grantor represents and warrants to Secured Party that each Grantor has established adequate means of obtaining from Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and each Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party (should any such duty exist) to disclose to any Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Obligations, Secured Party need not inquire into the powers of Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

9. Liens on Real Property. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Grantor authorizes Secured Party, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Obligations of any Grantor, the enforceability of this Agreement, or the validity or enforceability of any Liens of Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Grantor expressly waives any defenses to the enforcement of this Agreement or any Liens created or granted hereby or to the recovery by Secured Party against Borrower or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Grantors and may preclude Grantors from obtaining reimbursement or contribution from any of the other Grantors. Each Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure §§ 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Grantor’s failure to receive any such notice shall not impair or affect such Grantor’s Obligations or the enforceability of this Agreement or any Liens created or granted hereby.

10. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Grantor is a party, Grantors hereby waive with respect to Borrower and its successors and assigns (including any surety) and any other Person, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to indemnity, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which Grantors may have or hereafter acquire against Borrower or any other Person in connection with or as a result of Grantors’ execution, delivery and/or performance of this Agreement or any other Loan Document to which any Grantor is a party. Each of the Grantors agrees that it shall not have or assert any such rights against any other Grantor or any such Grantor’s successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Grantor by the other such Grantor (as borrower or in any other capacity) or any other Person. Grantors hereby acknowledge and agree that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect Grantors’ liability hereunder, under any other Loan Document to which any Grantor is a party, or the enforceability hereof or thereof. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any Commitment remains in effect, each Grantor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Secured Party. Each Grantor waives all rights and defenses arising out of an election of remedies by Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations has destroyed such Grantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

11. Waiver of Discharge. Without limiting the generality of the foregoing, each Grantor hereby waives discharge by waiving all defenses based on suretyship or impairment of collateral.

12. Understanding with Respect to Waivers and Consents. Grantors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantors otherwise may have against Borrower, Secured Party or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

13. Costs and Expenses.

(a) Grantors will pay any and all charges, costs and taxes incurred in implementing or subsequently amending this Agreement, including, without limitation, recording and filing fees, appraisal fees, stamp taxes, and reasonable fees and disbursements of Secured Party’s counsel incurred by Secured Party, and the allocated cost of in-house counsel to Secured Party, in connection with this Agreement, and in the enforcement of this Agreement and in the enforcement or foreclosure of any Liens, security interests or other rights of Secured Party under this Agreement, or under any other documentation heretofore, now, or hereafter given to Secured Party in furtherance of the transactions contemplated hereby.

(b) Grantors agree to reimburse Secured Party for and indemnify it against, any and all losses, expenses and liabilities (including liabilities for penalties) of whatever kind or nature sustained and reasonably incurred in connection with any claim, demand, suit or legal or arbitration proceeding relating to this Agreement, or the exercise of any rights or powers hereunder, including reasonable attorneys’ fees and disbursements, and the allocated cost of in-house counsel to Secured Party, except losses, expenses and liabilities arising out of Secured Party’s own gross negligence or willful misconduct.

14. Miscellaneous.

(a) Grantors and Secured Party may from time to time agree in writing to the release of certain of the Collateral from the security interest created hereby.

(b) This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the Laws of the United States, and, to the extent that the Laws of the United States are not applicable, by the Laws of the State of California applicable to contracts executed and performed in the State of California.

(c) Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to be properly given if done in accordance with the Loan Agreement.

(d) Except as otherwise set forth in the Loan Agreement or the Note Agreement, the provisions of this Agreement may not be modified, amended, restated or supplemented, whether or not the modification, amendment, restatement or supplement is supported by new consideration, except by a written instrument duly executed and delivered by Secured Party and Grantors.

(e) Except as otherwise set forth in the Loan Agreement or the Note Agreement or this Agreement, any waiver of the terms and conditions of this Agreement, or any Event of Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Agreement to be given, may be made or given with, but only with, the written consent of Secured Party on such terms and conditions as specified in the written instrument granting such waiver, consent or approval.

(f) Any failure or delay by Secured Party to require strict performance by Grantors of any of the provisions, warranties, terms, and conditions contained herein, or in any other agreement, document, or instrument, shall not affect Secured Party’s right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions, and terms contained herein, or in any other agreement, document, or instrument, shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Grantors, specifying such waiver.

(g) If any term or provision of this Agreement conflicts with any term or provision of the Loan Agreement or the Note Agreement, the terms or provisions of the Loan Agreement and the Note Agreement shall control.

(h) If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

(i) This Agreement shall be binding upon, and for the benefit of, the parties hereto and their respective legal representatives, successors, and assigns.

(j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

15. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets.

16. Additional Grantors. From time to time following the date hereof, Subsidiaries of Borrower may become parties hereto, as additional Grantors, by executing and delivering to Secured Party a Joinder Agreement substantially in the form of Exhibit A attached hereto, accompanied by such documentation as Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby. Upon delivery of such Joinder Agreement to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Obligations and the Liens upon its Property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

17. Release of Grantors. This Agreement and all Obligations of Grantors hereunder shall be released when all Obligations have been paid in full in cash or otherwise performed in full. Upon such release of Grantors’ Obligations hereunder, Secured Party shall return any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantors.

18. Additional Powers and Authorization. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral assigned hereunder), title, right or power deemed necessary for the purposes of such appointment.

19. Dispute Resolution.

(a) Any controversy or claim between or among the parties, their agents, employees and Affiliates, including (1) those arising out of or relating to, this Agreement or any of the other Loan Documents, (2) any negotiations, correspondence or communications relating to this Agreement or any of the other Loan Documents, whether or not incorporated herein or therein, or any indebtedness evidenced hereby or thereby, (3) the administration or management of this Agreement or any of the other Loan Documents or any indebtedness evidenced hereby or thereby, or (4) any alleged agreements, promises, representations or transactions in connection herewith or therewith, including any claim or controversy which arises out of or is based upon an alleged tort, shall be subject to and resolved in accordance with any applicable Alternative Dispute Resolution Agreements.

(b) No provision of, or the exercise of any rights under, Section 19(a) shall limit the right of Secured Party to exercise self help remedies such as set-off, to foreclose against any Collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any mediation or arbitration. Similarly, nothing herein shall prohibit any Grantor from seeking to obtain injunctive relief from a court of competent jurisdiction; provided, however, the exercise of any such right by any Grantor shall not affect or constitute in any way a waiver of the right of Secured Party or any other party to compel arbitration or reference as provided by the terms of any applicable Alternative Dispute Resolution Agreement.

(c) Except with respect to the provisions of this Section 19, to the extent any provision of any applicable Alternative Dispute Resolution Agreement is inconsistent with the other terms of this Agreement, the terms of such applicable Alternative Dispute Resolution Agreement shall prevail.

IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantor”

WD-40 COMPANY, a Delaware corporation

By

WD-40 MANUFACTURING COMPANY, a California corporation

By

HPD Holdings Corp.
a Delaware corporation

By

HPD Laboratories, Inc., a Delaware corporation

By

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

“Secured Party”

UNION BANK OF CALIFORNIA, N.A.,

As Collateral Agent for the Lenders

By:

EXHIBIT A

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of             ,         , by                             , a                              (“Joining Party”), and delivered to Union Bank of California, N.A., as Collateral Agent, pursuant to the Patent Security Agreement dated as of October     , 2001 made by the Persons listed on the signature pages thereof and by all other Grantors who later become a party thereto in favor of the Collateral Agent and the Lenders referred to therein (as supplemented, modified, amended, restated, extended or supplanted, the “Patent Security Agreement”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Patent Security Agreement.

RECITALS

A. The Patent Security Agreement was made by the Grantors in favor of the Collateral Agent for the benefit of the Lenders.

B. Joining Party has become a Subsidiary of Borrower, and as such is required to become a party to the Patent Security Agreement.

C. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Loan Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1. By this Joinder, Joining Party becomes a party to the Patent Security Agreement as an additional joint and several “Grantor.” Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Patent Security Agreement with respect to all Obligations, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Patent Security Agreement.

2. The effective date of this Joinder is                             .

“Joining Party”

a

By:

ACKNOWLEDGED:

UNION BANK OF CALIFORNIA, N.A. as Collateral Agent for the Lenders

By:

SCHEDULE 1

U.S. PATENTS

U.S. Patents Owned by WD-40 Company

Title		Inventor(s)	U.S. Patent/App. No.	Issue/Filing Date
1.	Liquid Dispenser with Extensible Dispensing Tube	Faughnder, et al.	6,293,436	9/25/01

2.	Liquid Dispenser	Faughnder, et al.	D428,029	7/11/00

3.	Bottle or the Like	Dearing	D281,223	11/05/85

4.	Bottle or the Like	Dearing	D281,397	11/19/85

U.S. Patents Owned by WD-40 Manufacturing Corporation

Title	Inventor(s)	U.S. Patent/App. No.	Issue/Filing Date
None.

U.S. Patents Owned by HPD Holdings Corp.

Title	Inventor(s)	U.S. Patent/App. No.	Issue/Filing Date
None.

U.S. Patents Owned by HPD Laboratories, Inc.

Title		Inventor(s)	U.S. Patent/App. No.	Issue/Filing Date
1.	Manual Toilet Bowl Cleaner	Bala C. Nayar	08/610,454	Pending

2.	Automatic Dispenser for Disinfectant and	Russomanno	4,534,071	08/13/85

3.	Air Freshener Device With Visual Signal	Bernarducci, et al.	5,163,616	01/14/91

4.	Chlorine Cleanser Tabletting Process and	Hung, et al.	5,753,602	05/19/98

5.	Auto Toilet Bowl Cleaner With a metered	Sokol, et al.	4,896,382	10/30/90

6.	Lavatory Cleaning Block	Hung, et al.	5,178,787	01/12/93

7.	Lavatory Cleaning Block	Hung, et al.	5,395,546	03/07/95

8.	Lavatory Cleaning Block	Ward, et al.	5,763,376	06/09/98

9.	Automatic Toilet Bowl Cleaner and Deplet	Hauptmann, et al.	4,534,070	08/13/85

10.	Bottle with Cap	Verebelyl	D 310,960	10/02/90

11.	Multiple Compacted Solids and Packages	Siragusa, et al.	6,112,898	09/05/00

12.	Multiple Compacted Solids and Packages	Siragusa, et al.	5,755,330	05/26/98

13.	Lavatory Cleaning Block	Dolan, et al.	5,578,559	11/26/96

14.	Composition for Carpet and Room Deodorizer	Carmello, et al.	09/476,216	Pending

15.	Carpet treating composition containing	Dente, et al.	4,552,777	11/12/85

16.	Surface Erodable controlled releasing	Chang	5,188,755	02/23/93

17.	Bottle	Byrne, et al.	D 357,630	4/25/95

18.	Bottle		D 355,125	2/7/95

19.	Bottle		D 355,126	2/7/95

20.	Bottle		D 333,618	3/2/93

21.	Dispenser for Granular Material		D 308,480	6/12/90

22.	Metering Dispenser	Lover	5,007,556	4/16/91

23.	Delayed Action Drain Cleaner Compositions	Carmello, et al.	5,008,029	4/16/91

24.	Drain Cleaner Dispenser	Sternheimer, et al.	5,609,189	3/11/97

25.	Drain Cleaner Dispenser	Sternheimer, et al.	5,398,738	3/21/95

26.	Drain Cleaner Dispenser with Locking Feature	Sternheimer, et al.	5,392,823	2/28/95

27.	Drain Cleaner Dispenser	Sternheimer, et al.	5,303,750	4/19/94

28.	Drain Cleaner Dispenser	Sternheimer, et al.	5,253,684	10/19/93

29.	Drain Cleaner Dispenser with Locking Feature	Sternheimer, et al.	5,251,559	10/12/93

30.	Cleaning Block for Flush Toilet Tanks		4,820,449

EXHIBIT H

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”) is made and entered into as of October 18, 2001 by each of the Persons listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to Section 16 of this Agreement (each a “Grantor” and collectively “Grantors”), jointly and severally in favor of UNION BANK OF CALIFORNIA, N.A., as collateral agent (in such capacity together with all successors and assigns, the “Collateral Agent”), for the Lenders referred to below, with reference to the following facts:

RECITALS

A. WD-40 Company, a Delaware corporation (“Borrower”) and Union Bank of California, N.A. (together with its successors and assigns the “Credit Agreement Lender”) are entering into that certain Revolving Loan Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Credit Agreement Lender has agreed to extend a revolving credit facility in the aggregate stated amount of $15,000,000.

B. Borrower and The Prudential Insurance Company of America (together with its successors and assigns, “Prudential”) are entering into that Note Purchase and Private Shelf Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Note Agreement”), pursuant to which Borrower has agreed to issue and sell to Prudential, and Prudential has agreed to buy from Borrower, its 7.28% Series A Senior Secured Notes due 2011 in the initial aggregate principal amount of $75,000,000 (the “Series A Notes”) and (ii) Prudential and Prudential’s affiliates are willing to consider, in their sole discretion and within limits which may be authorized for purchase by them from time to time, the purchase of Borrower’s additional senior secured promissory notes in the aggregate principal amount of $45,000,000 (the “Shelf Notes”). As used herein, the holders of the Series A Notes and the Shelf Notes and any future holders of the Series A Notes and the Shelf Notes are herein referred to collectively as the “Noteholders”.

C. The Collateral Agent has entered into an Intercreditor and Collateral Agency Agreement dated the date hereof (“Intercreditor Agreement”) pursuant to which the Collateral Agent has been appointed to hold the Liens hereunder and certain other Liens for the benefit of the Lenders.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities to Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby jointly and severally represent, warrant, covenant and agree as follows:

1. Definitions. This Agreement is the Trademark Security Agreement referred to in the Loan Agreement and the Intercreditor Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Loan Agreement. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Collateral” means and includes all of the following: (a) all of Grantors’ right, title, and interest in and to all of Grantors’ trademarks, trade names, trade styles, and service marks; all prints and labels on which said trademarks, trade names, trade styles, and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature; all registrations and recordings relating to the foregoing in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof (collectively, the “Trademarks”), including those trademarks, terms, designs and registrations described in Schedule 1 hereto; (b) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; and (c) any and all proceeds of any of the foregoing, including any claims by Grantors against third parties for past, present and future infringement of the Trademarks or any licenses with respect thereto; provided, however, that any Prospective Trademark Rights shall be excluded from the “Collateral” for purposes hereof (and shall not be subject to the provisions of this Agreement), until and unless added hereto as contemplated by Section 4(e) hereof.

“Event of Default” means an event of default under the Loan Agreement or under the Note Agreement.

“Grantors” means Borrower and those Subsidiaries of Borrower, if any, that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 10 hereof, and each of them, and any one or more of them, jointly and severally. At such times, if any, as no Subsidiaries of Borrower are parties hereto, the term “Grantors” shall refer solely to Borrower.

“Lenders” mean the Credit Agreement Lender and the Note Holders.

“Obligations” means any and all present and future obligations of any type or nature of Grantors or any one or more of them to the Lenders, and any one or more of them, arising under or relating to the Loan Agreement or the Note Agreement or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor.

“Prospective Trademark Rights” means any applications for registration, intent-to-use registrations, and other prospective rights in future Trademarks of Grantors which do not presently constitute Trademarks.

“Secured Party” means the Collateral Agent who shall hold the Liens and security interests granted hereunder for the ratable benefit of each of the Lenders. All rights of the Secured Party under this Agreement shall be exercised exclusively by the Collateral Agent, acting with the consent of the Lenders as required by and in accordance with the terms of the Intercreditor Agreement.

2. Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents. This Agreement is one of the “Loan Documents” referred to in the Loan Agreement. All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though fully set forth in full.

3. Security Interest. For valuable consideration, Grantors and each of them hereby jointly and severally grant and assign to Secured Party a security interest to secure the prompt and indefeasible payment and performance of the Obligations, and each of them, in and to all of the presently existing and hereafter acquired Collateral. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

4. Representations, Warranties and Covenants. Grantors, and each of them, represent, warrant and agree that:

(a) All of the existing Collateral is valid and subsisting in full force and effect, and Grantors own the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Grantors will, at their expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting, and registered trademarks, including, without limitation, the filing of any renewal affidavits and applications. The Collateral is not subject to any Liens, claims, mortgages, Agreements or licenses of any nature whatsoever, whether recorded or unrecorded, except as permitted by the Loan Agreement.

(b) As of the date hereof, none of Grantors or their Subsidiaries has any Trademarks registered with the USPTO, or any similar office or agency in the United States, or any other country other than those described in Schedule 1.

(c) Grantors shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or Lien upon, encumber, grant an exclusive or nonexclusive license or sublicense relating thereto, except as permitted herein or in the Loan Agreement or in the Note Agreement, or otherwise dispose of any of the Collateral without the prior written consent of Secured Party. Nothing in this Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

(d) Each Grantor authorizes Secured Party to modify this Agreement by amending Schedule 1 to include as additional Collateral any new trademark or service mark and any trademark or service mark renewal of any Grantor applied for and obtained hereafter; and each Grantor shall, upon request of Secured Party from time to time, execute and deliver to Secured Party any and all Agreements, agreements, instruments, documents, and such other papers as may be requested by Secured Party to evidence the Agreement of a security interest to Secured Party of each such Trademark.

(e) No Grantor nor any Subsidiary of any Grantor has abandoned any of the Trademarks, and no Grantor nor any Subsidiary of any Grantor will do any act, or omit to do any act, whereby any material Trademark may become abandoned, cancelled, invalidated, unenforceable, avoided, or avoidable. Each Grantor shall notify Secured Party promptly if it knows, or has reason to know, of any reason why any registration or recording may become abandoned, cancelled, invalidated, or unenforceable.

(f) Grantors will render any assistance, as Secured Party may determine is necessary, to Secured Party in any proceeding before the USPTO, any federal or state court, or any similar office or agency in the United States, or any State therein, or any other country, to maintain and protect Secured Party’s security interest in the Trademarks.

(g) Grantors retain all responsibility and liability arising from the use of the Trademarks, and each Grantor hereby indemnifies and holds the Secured Party harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof.

(h) In any action or proceeding instituted by Secured Party in connection with any matters arising at any time out of, or with respect to, this Agreement, Grantors will not interpose any counterclaim of any nature.

(i) The execution, delivery and performance of this Agreement is within the power of Grantors and have been duly authorized by all necessary corporate action and to the best of each Grantor’s knowledge do not contravene any Law, rule, regulation or any judgment, decree or order of any tribunal or of any agreement to which any Grantor is a party or by which any of its property is bound.

(j) Each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Agreement under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code or other Law of the United States, the State of California, or of any countries or other States as Secured Party may from time to time reasonably request, and shall take all such other action as the Secured Party may reasonably require to more completely vest in and assure to Secured Party its rights hereunder or its security interest in any of the Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor’s expense, to execute such documents, and file such financing statements with respect thereto with or without such Grantor’s signature, as Secured Party may reasonably deem appropriate. In the event that any recording or refiling (or the filing of any statement of continuation or Agreement of any financing statement) or any other action, is required at any time to protect and preserve such security interest, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party. Each Grantor further authorizes Secured Party to have this or any other security agreement recorded or filed with the USPTO or other appropriate federal, state or government office.

(k) Secured Party is hereby irrevocably appointed by each Grantor as its lawful attorney and agent, with full power of substitution to execute and deliver on behalf of and in the name of any or all Grantors, such financing statements, Agreements, pledges and other documents and agreements, and to take such other action as Secured Party may deem necessary for the purpose of perfecting, protecting or effecting the security interests granted herein and effected hereby, and any mortgages or Liens necessary or desirable to implement or effectuate the same, under any applicable Law, and Secured Party is hereby authorized to file on behalf of and in the name of any or all Grantors, at Grantors’ sole expense, such financing statements, Agreements, pledges and other documents in any appropriate governmental office.

(l) Secured Party may, in its sole discretion, pay any amount, or do any act which Grantors fail to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record, amend, or enforce the Obligations, the Collateral, or the security interest granted hereunder, including, without limitation, all filing or recording fees, court costs, collection charges, and reasonable attorneys’ fees. Grantors will be liable to Secured Party for any such payment, which payment shall be deemed an advance by the Secured Party to Grantors, shall be payable on demand, together with interest, and shall be part of the Obligations.

5. Inspection. Each Grantor hereby grants to Secured Party and its representatives the right to inspect such Grantor’s properties wherein the Trademarks are used and the products and records relating thereto.

6. Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, in addition to all other rights and remedies of Secured Party, Secured Party shall have the following rights and remedies, which may be exercised without notice to, or consent by, any Grantor, except as such notice or consent is expressly provided for hereunder:

(a) Secured Party may use any of the Trademarks for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted to Secured Party by Grantors or any Subsidiary of any Grantor.

(b) Secured Party may enforce its security interest in the Collateral, or any part thereof, either with or without special conditions or stipulations, and take all actions permitted by law in connection with such enforcement, except that Secured Party agrees to provide Grantors with five (5) days’ prior written notice of any proposed disposition of the Collateral. The requirement of sending notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to the Grantor owning the same. Each

Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided in this Section 6(b). Secured Party shall have the power to buy the Collateral, or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in Secured Party’s sole discretion, deem appropriate or proper in connection with the Collateral. In any such event, Grantors shall be liable for any deficiency.

(c) In addition to the foregoing, in order to implement the Agreement, sale or other disposition of any of the Collateral pursuant to Section 6(b) hereof, Secured Party may, at any time, execute and deliver, on behalf of Grantors, and each of them, pursuant to the authority granted in powers of attorney, one or more instruments of Agreement of the Trademarks (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Grantors agree to pay Secured Party, on demand, all costs incurred in any such transfer of the Collateral, including, without limitation, any taxes, fees, and reasonable attorneys’ fees.

(d) Secured Party may first apply the proceeds actually received from any such use, Agreement, sale, or other disposition of Collateral first to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys’ fees and all legal, travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Obligations as provided in the Intercreditor Agreement. Grantors shall remain liable to Secured Party for any expenses or Obligations remaining unpaid after the application of such proceeds, and Grantors will pay Secured Party, on demand, any such unpaid amount, together with interest thereon.

(e) In connection with any such use, Agreement, sale, or other disposition of Collateral, Grantors shall supply to Secured Party, or Secured Party’s designee, Grantors’ knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Grantors’ customer lists and other records relating to the Trademarks and the distribution hereof.

Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party’s rights and remedies, whether provided under Law, the Loan Agreement, the Note Agreement, this Agreement, or otherwise shall be cumulative, and none is exclusive of any right or remedy otherwise provided herein or in any of the other Loan Documents, at law or in equity. Such rights and remedies may be enforced alternatively, successively, or concurrently.

7. Waivers and Consents. Each Grantor acknowledges that the Liens created or granted herein will or may secure Obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Secured Party or by operation of applicable Laws or otherwise liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of any Grantor or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Grantor or the continuing existence of any Lien hereunder, under any other Loan Document to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

Upon the occurrence and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Obligations secured hereby, and it shall not be necessary for Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed against any other Grantor or any Collateral provided by any other Grantor, and agrees that Secured Party may proceed against Grantors and/or the Collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Grantor agrees that Secured Party and Borrower and any Affiliate of Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Grantor or otherwise, all as though such amount had not been paid. The Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other Party and whether or not Borrower or any other Party shall have any personal liability with respect thereto. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower or any other Party with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower or any other Party (other than by reason of the full payment and performance of all Obligations), (d) any failure of Secured Party to marshal assets in favor of any Grantor or any other Person, (e) except as otherwise provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of Collateral to any Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) except as otherwise provided in this Agreement, any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Obligations, including, without limitation, any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligations, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of Borrower or any other Party or the Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any

agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted, the benefits of any form of one-action rule under any applicable Law, or (q) any action taken by Secured Party that is authorized by this Section 7 or any other provision of any Loan Document. Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

8. Condition of Borrower and Its Subsidiaries. Each Grantor represents and warrants to Secured Party that each Grantor has established adequate means of obtaining from Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and each Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party (should any such duty exist) to disclose to any Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Obligations, Secured Party need not inquire into the powers of Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

9. Liens on Real Property. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Grantor authorizes Secured Party, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Obligations of any Grantor, the enforceability of this Agreement, or the validity or enforceability of any Liens of Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Grantor expressly waives any defenses to the enforcement of this Agreement or any Liens created or granted hereby or to the recovery by Secured Party against Borrower or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Grantors and may preclude Grantors from obtaining reimbursement or contribution from any of the other Grantors. Each Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure §§ 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Grantor’s failure to receive any such notice shall not impair or affect such Grantor’s Obligations or the enforceability of this Agreement or any Liens created or granted hereby.

10. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Grantor is a party, Grantors hereby waive with respect to Borrower and its successors and assigns (including any surety) and any other Person, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to indemnity, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which Grantors may have or hereafter acquire against Borrower or any other Person in connection with or as a result of Grantors’ execution, delivery and/or performance of this Agreement or any other Loan Document to which any Grantor is a party. Each of the Grantors agrees that it shall not have or assert any such rights against any other Grantor or any such Grantor’s successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Grantor by the other such Grantor (as borrower or in any other capacity) or any other Person. Grantors hereby acknowledge and agree that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect Grantors’ liability hereunder, under any other Loan Document to which any Grantor is a party, or the enforceability hereof or thereof. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any Commitment remains in effect, each Grantor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Secured Party. Each Grantor waives all rights and defenses arising out of an election of remedies by Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations has destroyed such Grantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

11. Waiver of Discharge. Without limiting the generality of the foregoing, each Grantor hereby waives discharge by waiving all defenses based on suretyship or impairment of collateral.

12. Understanding with Respect to Waivers and Consents. Grantors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantors otherwise may have against Borrower, Secured Party or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

13. Costs and Expenses.

(a) Grantors will pay any and all charges, costs and taxes incurred in implementing or subsequently amending this Agreement, including, without limitation, recording and filing fees, appraisal fees, stamp taxes, and reasonable fees and disbursements of Secured Party’s counsel incurred by Secured Party, and the allocated cost of in-house counsel to Secured Party, in connection with this Agreement, and in the enforcement of this Agreement and in the enforcement or foreclosure of any Liens, security interests or other rights of the Secured Party under this Agreement, or under any other documentation heretofore, now, or hereafter given to Secured Party in furtherance of the transactions contemplated hereby.

(b) Grantors agree to reimburse Secured Party for and indemnify it against, any and all losses, expenses and liabilities (including liabilities for penalties) of whatever kind or nature sustained and reasonably incurred in connection with any claim, demand, suit or legal or arbitration proceeding relating to this Agreement, or the exercise of any rights or powers hereunder, including reasonable attorneys’ fees and disbursements, and the allocated cost of in-house counsel to the Secured Party, except losses, expenses and liabilities arising out of Secured Party’s own gross negligence or misconduct.

14. Miscellaneous.

(a) Grantors and Secured Party may from time to time agree in writing to the release of certain of the Collateral from the security interest created hereby.

(b) This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the Laws of the United States, and, to the extent that the Laws of the United States are not applicable, by the Laws of the State of California applicable to contracts executed and performed in the State of California.

(c) Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to be properly given if done in accordance with the Loan Agreement.

(d) The provisions of this Agreement may not be modified, amended, restated or supplemented, whether or not the modification, amendment, restatement or supplement is supported by new consideration, except by a written instrument duly executed and delivered by Secured Party and Grantors.

(e) Any waiver of the terms and conditions of this Agreement, or any Event of Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Agreement to be given, may be made or given with, but only with, the written consent of Secured Party on such terms and conditions as specified in the written instrument granting such waiver, consent or approval.

(f) Any failure or delay by Secured Party to require strict performance by Grantors of any of the provisions, warranties, terms, and conditions contained herein, or in any other agreement, document, or instrument, shall not affect Secured Party’s right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions, and terms contained herein, or in any other agreement, document, or instrument, shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Grantors, specifying such waiver.

(g) If any term or provision of this Agreement conflicts with any term or provision of the Loan Agreement or the Note Agreement, the terms or provisions of the Loan Agreement and the Note Agreement shall control.

(h) If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

(i) This Agreement shall be binding upon, and for the benefit of, the parties hereto and their respective legal representatives, successors, and assigns.

(j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

15. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an Agreement for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets.

16. Additional Grantors. The initial Grantors hereunder shall be Borrower and the Subsidiaries, if any, as are signatories hereto. From time to time following the Closing Date, additional Subsidiaries of Borrower may become parties hereto, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Obligations and the Liens upon its Property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

17. Release of Grantors. This Agreement and all Obligations of Grantors hereunder shall be released when all Obligations have been paid in full in cash or otherwise performed in full. Upon such release of Grantors’ Obligations hereunder, Secured Party shall return any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantors.

18. Additional Powers and Authorizations. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral assigned hereunder), title, right or power deemed necessary for the purposes of such appointment.

19. Dispute Resolution.

(a) Any controversy or claim between or among the parties, their agents, employees and Affiliates, including (1) those arising out of or relating to, this Agreement or any of the other Loan Documents, (2) any negotiations, correspondence or communications relating to this Agreement or any of the other Loan Documents, whether or not incorporated herein or therein, or any indebtedness evidenced hereby or thereby, (3) the administration or management of this Agreement or any of the other Loan Documents or any indebtedness evidenced hereby or thereby, or (4) any alleged agreements, promises, representations or transactions in connection herewith or therewith, including any claim or controversy which arises out of or is based upon an alleged tort, shall be subject to and resolved in accordance with any applicable Alternative Dispute Resolution Agreements.

(b) No provision of, or the exercise of any rights under, Section 19(a) shall limit the right of Secured Party to exercise self help remedies such as set-off, to foreclose against any Collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any mediation or arbitration. Similarly, nothing herein shall prohibit any Grantor from seeking to obtain injunctive relief from a court of competent jurisdiction; provided, however, the exercise of any such right by any Grantor shall not affect or constitute in any way a waiver of the right of Secured Party or any other party to compel arbitration or reference as provided by the terms of any applicable Alternative Dispute Resolution Agreement.

(c) Except with respect to the provisions of this Section 19, to the extent any provision of any applicable Alternative Dispute Resolution Agreement is inconsistent with the other terms of this Agreement, the terms of such applicable Alternative Dispute Resolution Agreement shall prevail.

IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantor”

WD-40 COMPANY, a Delaware corporation

By

WD-40 MANUFACTURING COMPANY, a California corporation

By

HPD Holdings Corp. a Delaware corporation

By

HPD Laboratories, Inc. a Delaware corporation

By

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

“Secured Party”

UNION BANK OF CALIFORNIA, N.A.,
As Collateral Agent for the Lenders

By:

EXHIBIT A

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of             ,         , by                             , a                              (“Joining Party”), and delivered to Union Bank of California, N.A., as Collateral Agent, pursuant to the Trademark Security Agreement dated as of October     , 2001 made by the Persons listed on the signature pages thereof and by all other Grantors who later become a party thereto in favor of the Collateral Agent and the Lenders referred to therein (as supplemented, modified, amended, restated, extended or supplanted, the “Trademark Security Agreement”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Trademark Security Agreement.

RECITALS

A. The Trademark Security Agreement was made by the Grantors in favor of the Collateral Agent for the benefit of the Lenders.

B. Joining Party has become a Subsidiary of Borrower and as such is required to become a party to the Trademark Security Agreement.

C. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Loan Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1. By this Joinder, Joining Party becomes a party to the Trademark Security Agreement as an additional joint and several “Grantor.” Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Trademark Security Agreement with respect to all Obligations, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Trademark Security Agreement.

2. The effective date of this Joinder is                             .

“Joining Party”

a

By

ACKNOWLEDGED:

UNION BANK OF CALIFORNIA, N.A., as Collateral Agent for the Lenders

By:

SCHEDULE 1

Existing and Pending Trademarks

Trademarks Owned by WD-40 Company

	Mark	Class	Registration Number	Registration/Renewal Date
1.	3-IN-1 & Design	4	1,100,509

2.	3-IN-ONE		2,105,054

3.	LAVA	3	2,401,643

4.	TAL-5	4	75/147,794

5.	Trouble Shooter	4	972174

6.	Troubleshooter	15	52298

7.	Troubleshooter	6	52299

Trademarks Owned by WD-40 Manufacturing Company*

	Mark	Class	Registration Number	Registration/Renewal Date
1.	WD-40	2	670,503

2.	WD-40	4	1,007,258

3.	WD-40	4,15	52455

4.	WD-40 Can Design	2,4	1,841,602

5.	WD-40 Configuration	2,4	1026002

6.	WD-40	4,6	52454

*	All WD-40 Brand Trademarks have been assigned to WD-40 Manufacturing Company, subject to formal assignment from WD-40 Company with USPTO.

Trademarks Owned by HPD Holdings Corp.

Mark	Class	Registration Number	Registration Date
None.

Trademarks Owned by HPD Laboratories, Inc.

	Mark	Class	Registration Number	Registration Date
1.	Carpet Fresh No Vacuum	5	Application No. 75/841,579	Pending

2.	Sparkling Shower	3	Application No. 75/575,617	Pending

3.	Candle Glow	5	Application No. 78/031,634	Pending

4.	Flushing Beats Brushing	3	1,264,628	1/24/84

5.	Mountain Essence	5	2,171,328	7/7/98

6.	Stain Shield System 2000 Flushes	3	2,149,779	4/7/98

7.	X-14	3	1,818,690	2/1/94

8.	X-14	3	1,053,170	11/23/76

9.	X-14	3	1,578,534	1/23/90

10.	X-14	3	1,767,856	4/27/93

11.	Carpet Fresh	5	1,125,491	10/2/79

12.	Maxiflush	3	1,761,007	7/13/93

13.	America’s Best	3	2,291,727	11/9/99

14.	2000 Flushes	3	1,277,743	5/15/84

15.	2000 Flushes Blue	3	1,706,170	8/11/92

16.	Berry Blush	5	Application No. 75/841,582	Pending

17.	Country Pleasures	5	Application No. 75/655,032	Pending

18.	Super Pet	5	Application No. 75/841,581	Pending

19.	VAC-FREE	5	Application No. 75/790,896	Pending

20.	Wildberry Knoll	5	1,809,885	7/12/93

21.	Stainshield Sys Guards Against Stains	3	2,190,947	9/22/98

22.	X-14	3	1,882,767	3/7/95

23.	Blue Plus Bleach	5	Application No. 78/036,934	Pending

24.	Blue Plus Fragrance	5	Application No. 78/036,94	Pending

EXHIBIT I

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of October 18, 2001 by each of the Persons listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to Section 14 of this Agreement (each a “Grantor” and collectively “Grantors”), jointly and severally in favor of UNION BANK OF CALIFORNIA, N.A., as collateral agent (in such capacity together with all successors and assigns, the “Collateral Agent”), for the Lenders referred to below, with reference to the following facts:

RECITALS

A. WD-40 Company, a Delaware corporation (“Borrower”) and Union Bank of California, N.A. (together with its successors and assigns the “Credit Agreement Lender”) are entering into that certain Revolving Loan Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Credit Agreement Lender has agreed to extend a revolving credit facility in the aggregate stated amount of $15,000,000.

B. Borrower and The Prudential Insurance Company of America (together with its successors and assigns, “Prudential”) are entering into that Note Purchase and Private Shelf Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Note Agreement”), pursuant to which Borrower has agreed to issue and sell to Prudential, and Prudential has agreed to buy from Borrower, its 7.28% Series A Senior Secured Notes due 2011 in the initial aggregate principal amount of $75,000,000 (the “Series A Notes”) and (ii) Prudential and Prudential’s affiliates are willing to consider, in their sole discretion and within limits which may be authorized for purchase by them from time to time, the purchase of Borrower’s additional senior secured promissory notes in the aggregate principal amount of $45,000,000 (the “Shelf Notes”). As used herein, the holders of the Series A Notes and the Shelf Notes and any future holders of the Series A Notes and the Shelf Notes are herein referred to collectively as the “Noteholders”.

C. The Collateral Agent has entered into an Intercreditor and Collateral Agency Agreement dated the date hereof (“Intercreditor Agreement”) pursuant to which the Collateral Agent has been appointed to hold the Liens hereunder and certain other Liens for the benefit of the Lenders.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend credit facilities to Borrower under the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, and pledge as follows:

1. Definitions. This Agreement is the Pledge Agreement referred to in the Loan Agreement and the Intercreditor Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Loan Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:

“Agreement” means this Pledge Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Certificates” means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

“Distribution” means all interest, premiums, dividends, distributions, redemption payments, liquidation payments, other collections and payments, other investment property and other products and proceeds of any kind (whether in Cash, stock or otherwise) with respect to the Pledged Collateral or any part thereof.

“Event of Default” means an event of default under the Loan Agreement or under the Note Agreement.

“Lenders” mean the Credit Agreement Lender and the Note Holders.

“Obligations” means any and all present and future obligations of any type or nature of Grantors or any one or more of them to the Lenders, and any one or more of them, arising under or relating to the Note Agreement or the Loan Agreement or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor.

“Pledged Collateral” means any and all property of Grantors now or hereafter pledged and delivered to Secured Party, and includes, without limitation, the Pledged Securities, any Certificates representing or evidencing the same, any and all proceeds and products of any of the foregoing.

“Pledged Securities” means (a) the shares of capital stock of all existing Subsidiaries and other affiliates of Borrower (each an “Issuer”) as more particularly described on Schedule 1 hereto, (b) any and all partnership interests and membership interests listed on Schedule 1 hereto, (c) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, (d) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of the existing Issuers listed on Schedule 1 hereto, and (e) any and all securities entitlements, and other equity interests and the Certificates or other written evidences representing such equity interests and any interest of any Grantor in the entries on the books of any Securities Intermediary or other financial intermediary pertaining thereto now or hereafter acquired by any Grantor in any existing or future Subsidiary of any Grantor.

“Secured Party” means the Collateral Agent who shall hold the Liens and security interests granted hereunder for the ratable benefit of each of the Lenders. All rights of the Secured Party under this Agreement shall be exercised exclusively by the Collateral Agent, acting with the consent of the Lenders as required by and in accordance with the terms of the Intercreditor Agreement.

2. Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents. This Agreement is one of the Loan Documents referred to in the Loan Agreement. All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth in full.

3. Creation of Security Interest.

3.1 Pledge of Pledged Collateral. Grantors and each of them hereby pledge and grant to Secured Party a security interest in and to all Pledged Collateral for the benefit of Secured Party, together with all Distributions and other instruments and Property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral. The security interest and pledge created by this Section 3.1 shall continue in effect so long as any Obligation is owed to Secured Party or the Lenders or any commitment to extend credit to Borrower remains outstanding from Secured Party or the Lenders.

3.2 Delivery of Certain Pledged Collateral. On or before the Closing Date, Grantors shall cause to be pledged and delivered to Secured Party the Certificates evidencing the capital stock of the existing Issuers listed on Schedule 1 hereto. Following the Closing Date, additional Pledged Collateral may from time to time be delivered to Secured Party by agreement between Secured Party and Grantors. All Certificates at any time delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

4. Security for Obligations. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all obligations of Borrower now or hereafter existing under the Note Agreement and Loan Agreement, all obligations of Grantors now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the obligations of Borrower and/or any Grantor after the filing of any petition or pleading against Borrower, any Grantor or any other Person for a proceeding under any Debtor Relief Law.

5. Further Assurances. Each Grantor agrees that at any time, and from time to time, at its own expense such Grantor will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, causing the issuers of, or obligors on any of the Pledged Collateral to so execute, deliver, file or take other actions, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. Each Grantor hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

6. Voting Rights; Distributions; etc. So long as no Event of Default occurs and remains continuing:

6.1 Voting Rights. Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, the Note Agreement or the other Loan Documents.

6.2 Interest, Distribution Rights. Grantors shall be entitled to receive and to retain and use any and all Distributions paid or otherwise distributed in respect of the Pledged Collateral; provided, however, that any and all such Distributions received in the form of capital stock (or other equity interest) shall be, and the Certificates representing such capital stock (or interest) forthwith shall be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of such Grantor, and forthwith be delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements or stock powers).

7. Rights During Event of Default. When an Event of Default has occurred and is continuing:

7.1 Voting and Distribution Rights. At the option of Secured Party, all rights of Grantors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the Distributions which Grantors would otherwise be authorized to receive and retain pursuant to Section 6.2 above, shall cease, and all such rights shall thereupon become vested solely in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such Distributions. Secured Party shall give notice to each Grantor of Secured Party’s election to exercise voting rights with respect to the Pledged Collateral owned by such Grantor; provided, however, that (i) neither the giving of such notice nor the receipt thereof by any Grantor shall be a condition to exercise of any rights of Secured Party hereunder, and (ii) Secured Party shall not incur any liability for failing to give such notice.

7.2 Distributions Held in Trust. All Distributions which are received by any Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor, and forthwith shall be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements or stock powers).

7.3 Irrevocable Proxy. Each Grantor hereby revokes all previous proxies with regard to the Pledged Securities and, to the extent allowable under applicable Law, appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders (or members or other equity owners as applicable) of the Issuers which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders (or members or other equity owners as applicable) of such Issuers executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents; provided, however, that the proxyholder shall exercise rights hereunder only upon the occurrence and during the continuance of an Event of Default. Each Grantor hereby authorizes Secured Party to substitute another

Person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and any required substitution instrument with the secretary of the appropriate Issuers. This proxy is coupled with an interest and is irrevocable until such time as no commitment to extend credit to Borrower remains outstanding from Secured Party and until such time as all Obligations have been paid and performed in full.

8. Transfers and Other Liens. Each Grantor agrees it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Liens upon or with respect to any of the Pledged Collateral, except for Permitted Encumbrances, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document or the Note Agreement.

9. Secured Party Appointed Attorney-in-Fact. Subject to compliance with applicable Laws, each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in Secured Party’s sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in such Grantor’s name, any financing statement covering the Pledged Collateral; and (d) to endorse and transfer the Pledged Collateral upon foreclosure by Secured Party; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and Secured Party shall have no liability or responsibility for any act (other than its own gross negligence or willful misconduct) or omission taken with respect thereto. Each Grantor hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement, together with interest thereon.

10. Secured Party May Perform Obligations. If any Grantor fails to perform any Obligation contained herein, Secured Party may, but without any obligation to do so and without notice to or demand upon any Grantor, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Pledged Collateral or Secured Party’s security interests therein, Secured Party being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any Liens which in the reasonable judgment of Secured Party appears to be prior or superior to Secured Party’s security interests, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorneys’ fees. Each Grantor hereby agrees to repay immediately upon demand all sums so expended by Secured Party, together with interest thereon. Secured Party shall be under no duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of the rights or interest of any Grantor, (ii) exercise any voting rights with respect to the Pledged Collateral, or (iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of any Grantor or any other Person having any interest therein; and Secured Party assumes no liability for and shall not be obligated to perform the obligations of any Grantor, if any, with respect to the Pledged Collateral.

11. Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to maturities, calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

12. Events of Default and Remedies.

12.1 Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Grantors shall be in default hereunder and Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applicable Law or in equity, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to any Grantor:

(a) to notify any issuer of any Pledged Collateral that the same has been pledged to Secured Party and that all dividends and other payments thereon are to be made directly and exclusively to Secured Party; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratifications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Secured Party were the owner thereof;

(b) to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Party’s name(s) or in the name of any applicable Grantor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

(c) in accordance with applicable Law, to take possession of the Pledged Collateral with or without judicial process

(d) to endorse, in the name of any Grantor, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

(e) to transfer any or all of the Pledged Collateral into the name of Secured Party or its nominee or nominees; and

(f) in accordance with applicable Law, to foreclose the Liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker’s board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party;

all at the sole option of and in the sole discretion of Secured Party.

12.2 Notice of Sale. Secured Party shall give each Grantor at least five (5) days’ written notice of sale of all or any part of the Pledged Collateral owned by such Grantor. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

12.3 Private Sales. Upon the occurrence and during the continuance of an Event of Default, whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Pledged Collateral is sold at private sale, each Grantor agrees that if the Pledged Collateral is sold in a sale which is otherwise commercially reasonable, (A) the Grantor owning the same shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) Secured Party shall not incur any liability or responsibility to such Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Grantor recognizes that a ready market may not exist for Pledged Securities which are not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by Secured Party of any such Pledged Securities for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Securities or Pledged Securities that are privately traded.

12.4 Title of Purchasers. Subject to applicable requirements of Law, upon consummation of any sale of Pledged Collateral pursuant to this Section 12, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Secured Party, and any Pledged Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

12.5 Disposition of Proceeds of Sale. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, as provided in the Intercreditor Agreement.

13. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Secured Party or any Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14. Additional Grantors. The initial Grantors hereunder shall be Borrower and those Subsidiaries as are signatories hereto. From time to time following the Closing Date, additional Subsidiaries of Borrower may become parties hereto, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Obligations and the Liens upon its property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

15. Covenant Not to Issue Uncertificated Securities. Each Grantor represents and warrants to Secured Party that all of the capital stock of each of the Issuers is in certificated form (as contemplated by Division 8 of the California Uniform Commercial Code), and covenants to Secured Party that it will not at any time cause or permit any Issuer to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Division 8 of the California Uniform Commercial Code).

16. Covenant Not to Dilute Interests of Secured Party in Pledged Securities. Each Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit any Issuer to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock, if the effect thereof would be to dilute in any way the interests of Secured Party in any Pledged Securities, or in such Issuer, unless such action is permitted at such time under the Loan Agreement.

17. Indemnity. Grantors jointly and severally agree to indemnify and hold harmless Secured Party, and each of them, from and against any and all claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and to reimburse Secured Party for all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses and/or costs and expenses associated with, arising out of or in connection with this Agreement or the exercise by Secured Party of any right or remedy granted to it hereunder other than arising from the gross negligence or willful misconduct of Secured Party. In no event shall Secured Party be liable for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the agreements of Grantors under this Section 17 are unenforceable for any reason, Grantors hereby agree to make the maximum contribution to the payment and satisfaction as such obligations which is permissible under applicable Law.

18. Additional Powers and Authorization. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any property (including, without limitation, the Pledged Collateral), title, right or power deemed necessary for the purposes of such appointment.

19. Incorporation of Suretyship Provisions and Waivers. The attached Exhibit B, “Suretyship Provisions and Waivers,” is hereby incorporated by this reference as though set forth herein in full.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

21. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of California, provided that the perfection and effect of perfection of the Pledged Collateral shall be governed by the Laws of the State in which the Pledged Securities are located.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed as of the date first above written.

“Grantors”

WD-40 COMPANY,
a Delaware corporation

By:
Title:

HPD HOLDINGS CORP.,
a Delaware corporation

By:
Title:

ACCEPTED AND AGREED TO:

UNION BANK OF CALIFORNIA, N.A., Collateral Agent

By:
Title:

EXHIBIT A

TO PLEDGE AGREEMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER(“Joinder”) is executed as of             ,         , by                             , a                              (“Joining Party”), and delivered to Union Bank of California, N.A., as Collateral Agent, pursuant to the Pledge Security Agreement dated as of October     , 2001 made by the Persons listed on the signature pages thereof and by all other Grantors who later become a party thereto in favor of the Collateral Agent and the Lenders referred to therein (as supplemented, modified, amended, restated, extended or supplanted, the “Pledge Security Agreement”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Pledge Security Agreement.

RECITALS

A. The Pledge Security Agreement was made by the Grantors in favor of the Collateral Agent for the benefit of the Lenders.

B. Joining Party has become a Subsidiary of Borrower, and as such is required to become a party to the Pledge Security Agreement.

C. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Loan Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1. By this Joinder, Joining Party becomes a party to the Pledge Security Agreement as an additional joint and several “Grantor.” Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Pledge Security Agreement with respect to all Obligations, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Pledge Security Agreement.

2. The effective date of this Joinder is                             .

“Joining Party”

a

By:
Title:

ACKNOWLEDGED:

UNION BANK OF CALIFORNIA, N.A. as Collateral Agent for the Lenders

By:
Title:

SCHEDULE 1

PLEDGED SECURITIES

Grantor: WD-40 COMPANY

Stock Issuer	Class of Stock	Stock Certificate No(s).	Number of Shares	Percentage of Ownership
WD-40 Products (Canada) Limited	Common	C-4	65	65%
WD-40 Company Limited (UK)	Common	6	162,500	65%
WD-40 Company (Australia) Pty Limited	Ordinary	6	6,500	65%
WD-Forty Company (Barbados) Ltd.	Common	3	65	65%
HPD Holdings Corp.	Common	55, 56	1,411.1	100%
HPD Holdings Corp.	Preferred	7	328.7346	100%
WD-40 Manufacturing Company	Common	1	1000	100%

Grantor: HPD Holdings Corp.

Stock Issuer	Class of Stock	Stock Certificate No(s).	Number of Shares	Percentage of Ownership
HPD Laboratories, Inc.	Common	1	1	100%

EXHIBIT B

TO PLEDGE AGREEMENT

SURETYSHIP PROVISIONS AND WAIVERS

1. Waivers and Consents. Each Grantor acknowledges that the Liens and security interests created or granted herein will or may secure obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

(a) supplement, modify, amend, extend, renew, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

(d) accept partial payments on the Obligations;

(e) receive and hold additional security or guaranties for the Obligations or any part thereof;

(f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine;

(g) release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof;

(h) settle, release on terms satisfactory to Secured Party or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

(i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Grantor or the continuing existence of any Liens hereunder, under any other Loan Document to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

Upon the occurrence of and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Obligations, and it shall not be necessary for Secured Party to marshal assets in favor of any Grantor, Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of such Grantor, Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Secured Party may proceed against any Person and/or collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Grantor, Borrower or any other Person, or whether any other Person is joined in any such action or actions. Each Grantor agrees that Secured Party and Borrower and any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Borrower, any Grantor or any other Person, or otherwise, all as though such amount had not been paid. The Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other Person and whether or not Borrower or any other Person shall have any personal liability with respect thereto. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower or any other Person with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower or any other Person (other than by reason of the full payment and performance of all Obligations), (d) any failure of Secured Party to marshal assets in favor of any Grantor or any other Person, (e) except as otherwise required by Law or as provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of collateral to any Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise required by Law or as provided in this Agreement, any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of Borrower, any Grantor or any other Person or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Liens under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Liens in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding. Until no part of any commitment to lend remains outstanding and all of the Obligations have been paid and performed in full, Grantors shall have no right of subrogation, contribution, reimbursement or indemnity, and each Grantor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any other security now or hereafter held by Secured Party. Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

2. Condition of Borrower and its Subsidiaries. Each Grantor represents and warrants to Secured Party that such Grantor has established adequate means of obtaining from Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their properties, and such Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party to disclose to such Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their properties, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Obligations, Secured Party need not inquire into the powers of Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

3. Liens on Real Property. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages creating or granting Liens on any interests in real property, each Grantor authorizes Secured Party, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Obligations, the enforceability of this Agreement, or the validity or enforceability of any Liens of any Secured Party on any collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale. Each Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages and such Grantor’s failure to receive any such notice shall not impair or affect such Grantor’s obligations hereunder or the enforceability of this Agreement or any Liens created or granted hereby. Insofar as the Liens created herein secure the obligations of other Persons, (i) each Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure §§ 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law; and (ii) without limiting the foregoing, each Grantor waives all rights and defenses that it may have because Borrower’s debt is secured by real property. This means, among other things: (1) Secured Party may collect from such Grantor without first foreclosing on any real or personal property collateral pledged by Borrower. (2) If Secured Party forecloses on any real property collateral pledged by Borrower: (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (B) Secured Party may collect from such Grantor even if Secured Party, by foreclosing on the real property collateral, has destroyed any right such Grantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses that any Grantor may have because the Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon California Code of Civil Procedure §§ 580a, 580b, 580d, or 726.

4. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Grantor is a Party, each Grantor hereby waives with respect to Borrower and their successors and assigns (including any surety) and any other Party any and all rights at Law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Grantor may have or hereafter acquire against Borrower or any other Party in connection with or as a result of such Grantor’s execution, delivery and/or performance of this Agreement or any other Loan Document to which such Grantor is a party. Each Grantor agrees that it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Grantor by Borrower (as borrower or in any other capacity) or any other Person. Each Grantor hereby acknowledges and agrees that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect such Grantor’s liability hereunder, under any other Loan Document to which such Grantor is a party, or the enforceability hereof or thereof.

5. Understandings with Respect to Waivers and Consents. Each Grantor warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against Borrower, Secured Party or others, or against collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

EXHIBIT J

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (“Agreement”) is dated as of October 18, 2001 and is entered into by and among (i) the holders of Series A Notes (defined below) whose names are set forth on the signature pages hereto (together with their successors, transferees and assigns that execute a Joinder Agreement (Secured Party), the “Series A Note Holders”), (ii) the holders of Shelf Notes (defined below) that execute a Joinder Agreement (Secured Party) (together with their respective successors, transferees and assigns that execute a Joinder Agreement (Secured Party), the “Shelf Note Holders”), (iii) the CREDIT AGREEMENT LENDERS (defined below), (iv) UNION BANK OF CALIFORNIA, N.A., a national banking association (together with its successors and assigns, “Union Bank”), in its capacity as collateral agent for the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders (in such capacity, together with all successors and assigns in such capacity, the “Collateral Agent”) and (v) for purposes of Sections 4.1(a), 4.4, 5.6 and Article VIII only, WD-40 COMPANY, a Delaware corporation (the “Company”) and each Affiliate Guarantor (as defined below).

RECITALS

A. Capitalized terms used herein have the respective meanings ascribed thereto in Section 1.1.

B. The Company and the Credit Agreement Lenders have entered into that certain Revolving Loan Agreement, dated as of the date hereof, (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Credit Agreement Lenders have extended a revolving credit facility in the aggregate stated amount of $15,000,000 to the Company consisting of revolving loans and letters of credit.

C. The Company and The Prudential Insurance Company of America (together with its successors and assigns, “Prudential”) are entering into that Note Purchase and Private Shelf Agreement, dated as of the date hereof (as the same from time to time may be amended, supplemented or otherwise modified, the “Note Agreement”), pursuant to which, subject to the terms and conditions set forth therein, (i) the Company has agreed to issue and sell to Prudential, and Prudential has agreed to buy from the Company, its 7.28% Series A Senior Secured Notes due 2011 in the initial aggregate principal amount of $75,000,000 (the “Series A Notes”) and (ii) Prudential and Prudential Affiliates are willing to consider, in their sole discretion and within limits which may be authorized for purchase by them from time to time, the purchase of the Company’s additional senior secured promissory notes in the aggregate principal amount of $45,000,000 (the “Shelf Notes”).

D. Each of the Company’s direct or indirect subsidiaries listed on the signature pages hereto (collectively, with each other direct or indirect subsidiary of the Company that from time to time executes a Joinder Agreement (Affiliate Guarantor), the “Affiliate Guarantors”) has entered into, or concurrently herewith will enter into, guaranty agreements pursuant to which the Affiliate Guarantors guarantee to the Note Holders and the Credit Agreement Lenders the payment of all principal, interest, fees, prepayment consideration (including the Yield-

1.

Maintenance Amount, as defined in the Note Agreement) owing to the Note Holders or the Credit Agreement Lenders (as applicable) and the payment and performance of all other obligations of the Company under the respective Creditor Documents (each of such guaranties, and as each of such guaranties may be amended, restated, supplemented or otherwise modified from time to time, an “Affiliate Guaranty” and collectively, the “Affiliate Guaranties”).

E. Each of the Company and the Affiliate Guarantors has entered into (i) the Security Agreement, dated as of the date hereof (together with all exhibits and schedules thereto and as the foregoing may be amended, supplemented or otherwise modified from time to time, the “Security Agreement”), by and between the Company and the Affiliate Guarantors, on the one hand, as grantors, and Union Bank, as collateral agent for the benefit of the Credit Agreement Lenders and the Note Holders, on the other hand, as grantee, pursuant to which each of the Company and the Affiliate Guarantors has granted a security interest in the Collateral described therein to secure the Credit Agreement Obligations and the Note, (ii) the Patent Security Agreement, dated as of the date hereof (together with all exhibits and schedules thereto and as the foregoing may be amended, supplemented or otherwise modified from time to time, the “Patent Security Agreement”), by and between the Company and the Affiliate Guarantors, on the one hand, as grantors, and Union Bank, as collateral agent for the benefit of the Credit Agreement Lenders and the Note Holders, on the other hand, as grantee, pursuant to which each of the Company and the Affiliate Guarantors has granted a security interest in the Collateral described therein to secure the Credit Agreement Obligations and the Note Obligations, (iii) the Trademark Security Agreement, dated as of the date hereof (together with all exhibits and schedules thereto and as the foregoing may be amended, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”), by and between the Company and the Affiliate Guarantors, on the one hand, as grantors, and Union Bank, as collateral agent for the benefit of the Credit Agreement Lenders and the Note Holders, on the other hand, as grantee, pursuant to which each of the Company and the Affiliate Guarantors has granted a security interest in the Collateral described therein to secure the Credit Agreement Obligations and the Note Obligations, and (iv) the Pledge Agreement, dated as of the date hereof (together with all exhibits and schedules thereto and as the foregoing may be amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), by and between the Company and the Affiliate Guarantors, on the one hand, as grantors, and Union Bank, as collateral agent for the benefit of the Credit Agreement Lenders and the Note Holders, on the other hand, as grantee, pursuant to which each of the Company and the Affiliate Guarantors has granted a security interest in the Collateral described therein to secure the Credit Agreement Obligations and the Note Obligations.

F. The parties hereto desire to set forth their agreement regarding (i) the appointment, duties and responsibilities of the Collateral Agent with respect to the Collateral, (ii) the agreement of the Secured Creditors as to the decisions relating to the exercise of remedies under the Collateral Documents and (iii) the application to the Secured Obligations of cash received by the Collateral Agent from dispositions of Collateral.

G. It is a condition precedent to the initial closing under the Note Agreement and to the Credit Agreement Lenders’ obligation to make the initial advance under the Credit Agreement that the Secured Creditors, the Company, the Affiliate Guarantors and the Collateral Agent shall have entered into this Agreement.

2.

In consideration of the above Recitals and the mutual covenants contained herein, the Secured Creditors, the Collateral Agent, and, solely for purposes of Sections 4.1(a), 4.4 and 5.6 and Article VIII, each of the Company and the Affiliate Guarantors, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions of Certain Terms. As used herein, the following terms have the meanings set forth below:

“Allocable L/C Share” has the meaning specified in Section 4.1(f).

“Bank Product Payments” means the fees and other payments received by the Credit Agreement Lenders relating to financial products and services provided by the Credit Agreement Lenders to the Company and the Affiliate Guarantors other than the Loans and the Letters of Credit provided pursuant to the Credit Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in San Francisco, California.

“Certificate Regarding Obligations” means a notice substantially in the form of Exhibit I, together with any supplement thereto.

“Closing Date” means the date on which this Agreement becomes effective in accordance with Section 8.9.

“Collateral” means all the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, of the Company and the Affiliate Guarantors on or in which the Collateral Agent has been granted a lien or security interest pursuant to the Collateral Documents or this Agreement including the Collateral Accounts, all funds from time to time maintained in the Collateral Accounts, all investments thereof, all interest, dividends and other amounts earned thereon, and all proceeds of any of the foregoing collateral.

“Collateral Accounts” means the Intercreditor Disbursement Account and the L/C Holding Account.

“Collateral Documents” means the Security Agreement, the Patent Security Agreement, the Trademark Security Agreement and the Pledge Agreement.

“Credit Agreement” has the meaning specified in the Recitals hereto.

“Credit Agreement Lenders” means the financial institutions identified as “Credit Agreement Lenders” on the signature pages hereto, together with their respective successors and assigns that execute a Joinder Agreement (Secured Creditor). As of the Closing Date, Union Bank of California, N.A. is the only Credit Agreement Lender.

3.

“Credit Agreement Obligations” means, at any time, the sum (without duplication) of the following:

(i) the aggregate principal amount of Loans outstanding at such time and the aggregate amount of accrued and unpaid interest thereon at such time;

(ii) the L/C Exposure and the aggregate amount of all Letter of Credit Disbursements not yet reimbursed to the Issuing Bank and accrued and unpaid interest thereon at such time;

(iii) the aggregate amount of accrued and unpaid fees payable to the Credit Agreement Lenders or any of them under or in connection with the Credit Agreement; and

(iv) the aggregate amount of all other monetary obligations of the Company or the Affiliate Guarantors that are accrued and owing at such time to the Credit Agreement Lenders or any of them under the Credit Agreement, the Affiliate Guaranties or the Collateral Documents, including indemnification, expense reimbursement obligations and costs (but excluding any L/C Exposure).

“Creditor Documents” means, without duplication, the Loan Documents (as defined in the Credit Agreement) and the Transaction Documents (as defined in the Note Agreement).

“Deemed Collateral Proceeds” means any payment received by any Secured Creditor in respect of the Secured Obligations owed to such Secured Creditor or any reduction in the amount of Secured Obligations owed to such Secured Creditor (including any amounts required to be turned over by a Secured Creditor pursuant to Section 4.4), whether by realization upon security, through the exercise of any right of setoff or banker’s lien or by the enforcement of any right under the Collateral Documents or the making of any demand under any of the Affiliate Guaranties, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code; provided that Deemed Collateral Proceeds shall exclude (i) payments received pursuant to this Agreement, (ii) payments not constituting Collateral received from the Company prior to the delivery to the Collateral Agent of a Notice of Collateral Enforcement Action, (iii) reductions in L/C Exposure resulting from the expiration of any Letter of Credit or reduction in the amount available to be drawn under any Letter of Credit, (iv) Unsecured Claim Distributions, and (v) Bank Product Payments and Note Holder Product Payments.

“Disbursement Amount” has the meaning specified in Section 4.l(e).

“Disbursement Date” has the meaning specified in Section 4.1(c).

“Enforcement Event” means any of the following: (i) any foreclosure on any Collateral, (ii) any setoff against any obligation of the Company or an Affiliate Guarantor (excluding applications of funds pursuant to non-default contract rights), (iii) the taking of any Collateral in satisfaction of any Secured Obligation or similar action, (iv) the acceleration of any obligations or the making of a demand for payment under the Credit Agreement or the Note Agreement, the Series A Notes or the Shelf Notes, (v) the occurrence of any Event of Default of the type specified in Section 9.1(j) of the Credit Agreement or clauses (viii) through (x) of paragraph 7A of the Note Agreement and (vi) the making of any demand for payment under any of the Affiliate Guaranties.

4.

“Exclusive Indemnification Payments” means indemnification obligations described in the last sentence of Section 5.7 that have been reimbursed to the Collateral Agent.

“Intercreditor Disbursement Account” has the meaning specified in Section 4.1(a).

“Issuing Bank” means Union Bank of California, N.A., and any successor or assignee as the institution issuing Letters of Credit under the Credit Agreement.

“Joinder Agreement (Secured Creditor)” means an Agreement substantially in the form of Exhibit II.

“Joinder Agreement (Affiliate Guarantor)” means an Agreement substantially in the form of Exhibit III.

“L/C Exposure” means, as of any date of determination, the aggregate maximum available amount which may be drawn under all Letters of Credit outstanding as of such date of determination.

“L/C Holding Account” has the meaning set forth in Section 4.l(a).

“Letter of Credit” means any letter of credit issued by the Issuing Bank pursuant to the Credit Agreement.

“Letter of Credit Disbursement” means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“Loans” has the meaning set forth in the Credit Agreement.

“Majority Credit Agreement Lenders” means, as of any time of determination, Credit Agreement Lenders that have more than 50% of the Credit Agreement Obligations or, if at such time there are no Credit Agreement Obligations, Credit Agreement Lenders that have more than 50% of the Revolving Commitment (as defined in the Credit Agreement).

“Majority Note Holders” means, as of any time of determination, Note Holders holding more than 50% of the aggregate principal amount of outstanding Series A Note Obligations and Shelf Note Obligations.

“Majority Secured Creditors” means Majority Credit Agreement Lenders and Majority Note Holders acting jointly; provided, however, that: (i) if at any time of determination the aggregate principal amount in respect of the Credit Agreement Obligations represent less than 5% of the aggregate principal amount in respect of the Secured Obligations, then the term “Majority Secured Creditors” shall have the meaning given to the term “Majority Note Holders”; and (ii) if at any time of determination the Note Obligations represent less than 5% of the Secured Obligations, then the term “Majority Secured Creditors” shall have the meaning given to the term “Majority Credit Agreement Lenders.”

5.

“Material Default” means (i) an Event of Default described in clauses (i) or (ii) of paragraph 7A of the Note Agreement or a breach of paragraphs 6A(1), 6A(2) or 6A(3) of the Note Agreement or (ii) an Event of Default described in Section 9.1(a) or (b) of the Credit Agreement or a breach of Sections 6.11, 6.12 or 6.13 of the Credit Agreement.

“Note Agreement” has the meaning specified in the Recitals hereto.

“Note Holder Product Payments” means the fees and other payments received by the Note Holders relating to financial products and services provided by the Note Holders to the Company and the Affiliate Guarantors other than the loans and advances provided pursuant to the Note Agreement.

“Note Holders” means the Series A Note Holders and the Shelf Note Holders.

“Note Obligations” means, at any time, the sum (without duplication) of the following:

(i) the aggregate principal amount of the Series A Notes and Shelf Notes outstanding at such time and the aggregate amount of accrued and unpaid interest thereon and any Yield-Maintenance Amount due with respect thereto at such time; and

(ii) the aggregate amount of all other monetary obligations of the Company or the Affiliate Guarantors that are accrued and owing at such time to the Note Holders or any of them under the Note Agreement, the Affiliate Guaranties and the Collateral Documents, including indemnification and expense reimbursement obligations.

“Notice of Collateral Enforcement Action” means a written notice from the Majority Secured Creditors (or, if permitted by Section 3.2(a), the Single Creditor Group) to the Collateral Agent to proceed against the Collateral.

“Notice of Enforcement Event” has the meaning specified in Section 2.4.

“Notice of Unsecured Collection Action” means the written notice by the Majority Credit Agreement Lenders or the Majority Note Holders of the occurrence of an Enforcement Event and the intention by such party to initiate Unsecured Collection Action.

“Notice of Intent to Exercise Remedies” has the meaning specified in Section 3.2(a).

“Permitted Investments” means:

(i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within six months from the date of acquisition thereof,

(ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) or Moody’s Investors Service, Inc.;

6.

(iii) investments in commercial paper maturing no more than six months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or higher from S&P or P-1 or higher from Moody’s Investors Service, Inc.; and

(iv) investments in domestic and Eurodollar certificates of deposit, banker’s acceptances and time deposits maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (w) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (x) the Collateral Agent, (y) any branch of any commercial bank organized under the laws of the United Kingdom, Canada or Europe having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500,000,000 or (z) any domestic commercial bank whose deposits are guaranteed by the Federal Deposit Insurance Corporation and with whom deposits maintained by the Collateral Agent do not exceed the amount so guaranteed.

“Pro Rata Share” means, with respect to each Secured Creditor as of any date of determination, the percentage of all Secured Obligations (including L/C Exposure) owed to such Secured Creditor, if any, as of such date of determination.

“Prudential” has the meaning specified in the Recitals hereto.

“Prudential Affiliates” has the meaning specified in the Note Agreement.

“Secured Creditors” means the Credit Agreement Lenders and the Note Holders.

“Secured Obligations” means, at any time of determination, the aggregate Credit Agreement Obligations and the aggregate Note Obligations, in each case measured at the time of determination.

“Security Agreement” has the meaning specified in the Recitals hereto.

“Series A Note Holders” means the holders of the Series A Notes listed on the signature pages hereto, together with their respective successors, transferees and assigns that execute a Joinder Agreement (Secured Creditor).

“Series A Note Obligations” means the Note Obligations owed under or in respect of or allocable to the Series A Notes.

“Series A Notes” has the meaning specified in the Recitals hereto.

“Shelf Note Obligations” means the Note Obligations owed under or in respect of or allocable to the Shelf Notes.

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“Shelf Note Holders” means the holders of Shelf Notes that become a party hereto by executing a Joinder Agreement (Secured Creditor), the holders of Shelf Notes that were original signatories hereof (by virtue of their having been purchasers of the Series A Notes), together with their respective successors, transferees and assigns that execute a Joinder Agreement (Secured Creditor).

“Shelf Notes” has the meaning specified in the Recitals hereto.

“Single Creditor Group” has the meaning specified in Section 3.2(a).

“Single Creditor Group Exercise Period” has the meaning specified in Section 3.2(a).

“Unsecured Collection Action” has the meaning specified in Section 2.3.

“Yield-Maintenance Amount” has the meaning ascribed thereto in the Note Agreement.

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

ARTICLE II

ACTS OF SECURED CREDITORS;

AMOUNTS OF OBLIGATIONS

Section 2.1 Acts of Secured Creditors. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Secured Creditors or any group constituting less than all Secured Creditors (including the Majority Secured Creditors) may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments signed by or on behalf of such persons and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an “Act” of the persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of any Secured Creditor if such Act purports to be taken by or on behalf of such Secured Creditor, and nothing in this Section 2.1 or elsewhere in this Agreement shall be construed to require any Secured Creditor to demonstrate that it has been authorized to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Secured Creditor.

Section 2.2 Determination of Amounts of Obligations and Other Matters. Whenever the Collateral Agent is required to determine the existence or amount of any of the Secured Obligations or any portion thereof, or the existence of any Enforcement Event or Unsecured Collection Action or for any other purpose under this Agreement, it shall be entitled

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to make such determination on the basis of the Certificates Regarding Obligations, Notices of Enforcement Event, Notices of Unsecured Collection Action, Notices of Collateral Enforcement Action, and such other notices and certificates delivered to it by the Secured Creditors. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, the Affiliate Guarantors, any Secured Creditor or any other person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination.

Section 2.3 Restrictions on Actions. Each Secured Creditor agrees that, until payment in full of the Secured Obligations, (i) the provisions of this Agreement shall govern exclusively the method by which the Collateral Agent or any Secured Creditor may exercise rights and remedies under the Collateral Documents or otherwise with respect to the Collateral and (ii) except as expressly permitted hereunder, each Secured Creditor shall:

(a) refrain from taking or filing any action, judicial or otherwise, to enforce rights or pursue any remedies under any of the Collateral Documents, except for delivering notices hereunder;

(b) refrain from exercising any rights or remedies (including the remedy of self-help) under any of the Collateral Documents which may be exercisable as a result of an Enforcement Event; and

(c) refrain from exercising any right of setoff or similar right with respect to amounts on deposit with such Secured Creditor (excluding application of funds pursuant to non-default contract rights);

provided, however, that the foregoing shall not prevent (i) a Secured Creditor from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating to the Collateral or the Collateral Documents, subject to and in accordance with the provisions of this Agreement, and (ii) the Majority Credit Agreement Lenders or the Majority Note Holders from taking or filing any judicial action, instituting an arbitration proceeding, or otherwise instituting legal proceedings (“Unsecured Collection Action”) to enforce rights under the Credit Agreement or Note Agreement, as applicable, in order to collect amounts due not earlier than ten (10) days after the receipt by the Collateral Agent of a Notice of Unsecured Collection Action from the Majority Credit Agreement Lenders or the Majority Note Holders, as applicable. Upon obtaining a judgment or other award as a result of an Unsecured Collection Action, the successful party may, notwithstanding the terms of this Agreement, proceed as an unsecured creditor but without the benefits of the Collateral Documents to collect the judgment or award to the extent permitted by applicable law and the Credit Agreement or Note Agreement, as applicable. Notwithstanding the foregoing, the Unsecured Collection Action shall terminate and all collection activity shall be governed by this Agreement to the extent applicable upon the Collateral Agent’s receipt of a Notice of Collateral Enforcement Action.

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Section 2.4 Notice of Enforcement Event; Other Notices. Each Note Holder and each Credit Agreement Lender shall, upon taking any action which constitutes, or learning of the occurrence of, an Enforcement Event, promptly deliver written notice thereof (a “Notice of Enforcement Event”) to the Collateral Agent. Each Notice of Enforcement Event shall be deemed to have been given when such notice has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has received a certificate from Secured Creditors entitled to waive or rescind such default or other action under the terms of the applicable Creditor Document and this Agreement stating that the events of default giving rise to such Enforcement Event have been cured or waived in accordance with the terms of the applicable Creditor Document. A Notice of Enforcement Event shall be deemed to be outstanding at all times after such notice has been given until such time, if any, as such notice has been duly rescinded.

Section 2.5 Determination of Majority Secured Creditors. Whenever a vote, instruction, consent or similar determination is sought from the Majority Credit Agreement Lenders, Majority Note Holders or Majority Secured Creditors for any purpose in connection with this Agreement, the party seeking such vote, instruction or consent shall deem a Secured Creditor (herein, a “Voter”) to have opposed such vote, instruction or consent (and such Voter will be considered to have opposed such vote, instruction or consent) if the Voter has failed to approve such request in writing.

ARTICLE III

DUTIES OF COLLATERAL AGENT

Section 3.1 Notices to Secured Creditors. The Collateral Agent promptly shall notify each Secured Creditor in the event it shall receive any Notice of Enforcement Event, Notice of Unsecured Collection Action or Notice of Collateral Enforcement Action, a certificate rescinding such notices or any request in writing by any party hereto or by the Company or any Affiliate Guarantor for any consent, waiver or amendment with respect to this Agreement or with respect to the Collateral Documents.

Section 3.2 Directions from Majority Secured Creditors.

(a) Subject to the provisions of Article V, the Collateral Agent agrees to administer the Collateral Documents and the Collateral, to make such demands, give such notices, take such actions under or with respect to the Collateral Documents and exercise other rights, powers and remedies as shall be available to it under the Collateral Documents (including, at any time when a Notice of Collateral Enforcement Action shall have been given and shall be outstanding, the disposition of Collateral or any portion thereof) which are requested in writing by the Majority Secured Creditors (or, if permitted by this Section 3.2(a), the Single Creditor Group) and which are not inconsistent with or contrary to the provisions of this Agreement, the Collateral Documents or law. The Collateral Agent hereby agrees, upon receipt of a Notice of Collateral Enforcement Action, it shall enforce such rights and remedies promptly in such order and manner as the Majority Secured Creditors (or, if permitted by this Section 3.2(a), the Single Creditor Group) may, from time to time, direct, provided that the Collateral Agent shall not be required to act or not act if to do so would be contrary to any Collateral Document or to

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applicable law or would result, in the judgment of the Collateral Agent, in risk of liability to the Collateral Agent for which the Collateral Agent is not otherwise indemnified hereunder. If a Notice of Collateral Enforcement is received which fails to specify the order and manner in which rights and remedies are to be exercised, then the order and manner pursuant to which its rights and remedies are exercised shall be determined by the Collateral Agent in the exercise of its reasonable discretion. If at any time of determination (1) the aggregate principal amount in respect of the Credit Agreement Obligations or the Note Obligations (as applicable) is at least $5 million, (2) a Material Default under the Credit Agreement or the Note Agreement (as applicable) has occurred and continued for at least 60 days and (3) during such period the Majority Secured Creditors shall not have directed the Collateral Agent to commence the exercise of remedies available to it in respect of the Collateral, then the Majority Credit Agreement Lenders, or the Majority Note Holders (as applicable (the “Single Creditor Group”)) shall thereafter have the right to direct the Collateral Agent to do the things expressly stated in the first sentence of this Section 3.2(a) (the period during which such right is exercisable being referred to herein as the “Single Creditor Group Exercise Period”); provided, however, that such right shall not be exercisable unless and until the sixth Business Day after the Majority Credit Agreement Lenders, or the Majority Note Holders (as applicable) shall have delivered a notice (a “Notice of Intent to Exercise Remedies”) to the Majority Note Holders or the Majority Credit Agreement Lenders (as applicable) certifying that the conditions described in the preceding clauses (1) through (3) of this sentence have been satisfied, stating that the requisite Credit Agreement Lenders or Note Holders (as applicable) have elected to exercise such right commencing six Business Days after delivery of such notice and describing in reasonable detail the actions intended to be pursued; provided, further, that if, during the five Business Day period after delivery of such notice, the Majority Credit Agreement Lenders or the Majority Note Holders (as applicable) deliver(s) a written notice to the sender of such Notice of Intent to Exercise Remedies that it or they (as applicable) will join in the commencement of the exercise of remedies then available to the Collateral Agent in respect of the Collateral, then all actions expressly stated in the first sentence of this Section 3.2(a) shall thereafter require the direction of the Majority Secured Creditors.

(b) The Collateral Agent shall not be obligated to take any action under this Agreement or the Collateral Documents except for the performance of such duties as are specifically set forth herein or therein.

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ARTICLE IV

PROCEEDS RECEIVED UNDER COLLATERAL DOCUMENTS;

OTHER AMOUNTS RECEIVED FOLLOWING ENFORCEMENT EVENT

Section 4.1 Establishment of Collateral Accounts; Application of Proceeds of Collateral.

(a) Establishment of Collateral Accounts. The Collateral Agent shall establish and maintain at one of its banking offices in California, (or upon written notice to the Secured Creditors, such other banking office as it may select, so long as its lien is continuously maintained as contemplated herein) the following two segregated accounts:

(i) an account of the Company entitled the “WD-40 Company Intercreditor Disbursement Account” (the “Intercreditor Disbursement Account”); and

(ii) an account of the Company entitled the “WD-40 Company L/C Holding Account” (the “L/C Holding Account”).

Each such account will be held by the Collateral Agent as provided in this Agreement and shall at all times be in the exclusive possession of, and under the control of, the Collateral Agent, as agent for the Secured Creditors. Neither the Company, any Affiliate Guarantor nor any their respective subsidiaries shall have rights to any such account or to any amounts on deposit therein, except the right to receive amounts, if any, in accordance with clause FIFTH of Section 4.1(e). The Company hereby grants and assigns to the Collateral Agent, for the benefit of the Secured Creditors, as collateral security for the Secured Obligations, all of the Company’s right, title and interest in and to the Collateral Accounts, all funds from time to time maintained therein, all investments thereof, all interest, dividends and other amounts earned thereon and all proceeds thereof.

(b) Deposits into Collateral Accounts. Except as otherwise explicitly required in the Collateral Documents or by law, the Collateral Agent shall promptly deposit into the Intercreditor Disbursement Account all amounts received by it in its capacity as Collateral Agent (and not in any other capacity) in respect of the Secured Obligations upon the occurrence of an Enforcement Event (including during any dissolution, winding up, liquidation, reorganization or insolvency proceeding of the Company or any of the Affiliate Guarantors), including all monies received on account of any sale of or other realization upon any of the Collateral pursuant to the Collateral Documents and any distributions, adequate protection payments or similar amounts received in respect of the Collateral in any insolvency case or proceeding involving the Company or any of the Affiliate Guarantors, but excluding Unsecured Claim Distributions. The Collateral Agent shall be authorized to release amounts on deposit in the Intercreditor Disbursement Account to the Company to the extent required by the Collateral Documents or law.

(c) Notices to Secured Creditors. Not later than the last day of each month in which any amounts shall be deposited into the Intercreditor Disbursement Account, the Collateral Agent shall provide written notice of all such deposits during such month to each

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Secured Creditor (a “Deposit Notice”), specifying (i) the dates of such deposits, (ii) the amounts of such deposits, (iii) the date on which the Collateral Agent will make a disbursement in respect of such deposits (which date shall be not less than ten (10) nor more than thirty (30) days after the date of the Deposit Notice (the “Disbursement Date”)), and (iv) the basis upon which the amount due to each Secured Creditor will be calculated.

(d) Determination of Secured Obligations. Following receipt of any Deposit Notice, each Secured Creditor shall, not later than the Business Day next preceding the Disbursement Date specified in such Deposit Notice, deliver to the Collateral Agent and each other Secured Creditor a duly completed Certificate Regarding Obligations (or a supplement to a previously delivered a Certificate Regarding Obligations) which shall certify the amount of Secured Obligations due and payable to such Secured Creditor (or, in the case of L/C Exposure, the face amount thereof) as of the date one Business Day before the Disbursement Date. The Collateral Agent shall calculate the proportionate shares of Secured Obligations of each of the Secured Creditors (separately stating any L/C Exposure) in reliance upon such certificates. Promptly following its determination of such proportionate shares and in any event no later than the applicable Disbursement Date, the Collateral Agent shall notify the Secured Creditors of such determination.

(e) Disbursements to Secured Creditors and L/C Holding Account. On the applicable Disbursement Date, the Collateral Agent shall disburse the amount on deposit in the Intercreditor Disbursement Account (the “Disbursement Amount”) in accordance with the order of priority set forth in clauses FIRST through SIXTH below:

FIRST: To the payment of the reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and to the payment of any and all reasonable expenses and costs and all other liabilities and indemnification made, incurred or suffered by the Collateral Agent and its agents and counsel in connection therewith or in connection with this Agreement or the Collateral Documents;

SECOND: After payment in full of the obligations described in Section 4.1(e) FIRST, then to the Secured Creditors in payment of any and all amounts owed to the Secured Creditors for reimbursement of amounts paid by them to the Collateral Agent (other than Exclusive Indemnification Payments) in accordance with Sections 5.7, pro rata in proportion to their respective shares of such amount;

THIRD: After payment in full of the obligations described in Section 4.1(e) FIRST and SECOND, then to (i) the Secured Creditors in payment of the Secured Obligations other than the L/C Exposure, if any and (ii) the L/C Holding Account an amount equal to the L/C Exposure for the cash collateralization of the L/C Exposure; the amounts of such payment to Secured Creditors and deposits into the L/C Holding Account to be made pro rata in proportion to the respective amounts of such Secured Obligations as determined by the Collateral Agent pursuant to Section 4.1(d);

FOURTH: After payment in full of the obligations described in Section 4.1(e) FIRST, SECOND and THIRD, then to the Secured Creditors in payment of any and all amounts owed to any Secured Creditors for reimbursement of Exclusive Indemnification Payments, pro rata in proportion to their respective shares of such amount;

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FIFTH: After payment in full of the obligations described in Section 4.1(e) FIRST, SECOND, THIRD and FOURTH, then to the Secured Creditors in payment of Bank Product Payments and Note Holder Product Payments pro rata in proportion to their respective shares of such amounts; and

SIXTH: After payment or cash collateralization in full of the obligations described in Section 4.1(e) FIRST, SECOND, THIRD, FOURTH and FIFTH to the payment to or upon the order of the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining in the Intercreditor Disbursement Account.

Together with the payment of each disbursement from the Intercreditor Disbursement Account on each Disbursement Date, the Collateral Agent shall deliver to each Secured Creditor a statement detailing the aggregate amount disbursed to all Secured Creditors, the amount deposited in each Collateral Account and all deductions therefrom pursuant to Section 4.1(e) FIRST and SECOND.

(f) Disbursements From L/C Holding Account. All amounts deposited in the L/C Holding Account shall be deemed to be allocated to each Letter of Credit taken into account in the determination of the amount of such deposit, ratably in accordance with the respective maximum amounts available to be drawn under all such Letters of Credit (the amount so allocated to a Letter of Credit being referred to as its “Allocable L/C Share”). At such time as (i) any such Letter of Credit expires undrawn or (ii) the amount available to be drawn under any such Letter of Credit is irrevocably reduced (other than by a draw thereon) according to the terms thereof, in either case causing a reduction in the L/C Exposure, then the Allocable L/C Share attributable to such expired Letter of Credit or such reduction in the L/C Exposure shall be deposited into the Intercreditor Disbursement Account and shall be distributed in accordance with Section 4.1(e). At such time as any such Letter of Credit is drawn, the Allocable L/C Share attributable thereto (in an amount not exceeding the amount of such drawing) shall be disbursed from the L/C Holding Account by the Collateral Agent to the Issuing Bank.

Section 4.2 Investment of Amounts in Collateral Accounts. Pending the disbursement thereof pursuant to the terms of this Agreement, all amounts in the Collateral Accounts shall (to the extent practical under the circumstances) be invested by the Collateral Agent in Permitted Investments. The Collateral Agent shall endeavor to select Permitted Investments for each Collateral Account that mature prior to the anticipated date of any distribution to be made from such Collateral Account. The Collateral Agent shall have no liability for any losses resulting from the investment of amounts in the Collateral Accounts pursuant to this Section 4.2 to the extent that such investments are made and maintained solely in Permitted Investments.

Section 4.3 Turnover of Collateral Received by Secured Creditors. Each Secured Creditor promptly shall put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Section 4.1 any Collateral or

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proceeds therefrom over which such Secured Creditor obtains custody, control or possession. Until such time as each Secured Creditor shall have complied with the provisions of the immediately preceding sentence, such Secured Creditor shall be deemed to hold such Collateral or proceeds in trust for the parties entitled thereto hereunder.

Section 4.4 Ratable Sharing of Certain Amounts received by Secured Creditors.

(a) Turnover of Certain Deemed Collateral Proceeds. The Secured Creditors hereby agree among themselves that if an Enforcement Event shall occur and at any time on or after such Enforcement Event prior to its having duly been rescinded any of them shall receive any Deemed Collateral Proceeds, then the Secured Creditor receiving such Deemed Collateral Proceeds shall promptly turn over such proceeds to the Collateral Agent for distribution to the Secured Parties in accordance with Section 4.1(e). Each of the Company and the Affiliate Guarantors expressly consents to the foregoing arrangement and agrees that any amount so turned over by any Secured Creditor will be deemed to have been received by the Secured Creditors that ultimately receive their respective Pro Rata Shares of such amount such that (i) the amount of the claim against the Company and the Affiliate Guarantors of the Secured Creditor that turns over such amounts shall immediately be increased to the extent such amounts are turned over to the Collateral Agent and (ii) the amount of the claims of each Secured Creditor that receive its Pro Rata Share of such amount shall immediately be decreased to the extent of the amount received by it.

(b) Determination of Pro Rata Shares and Deemed Collateral Proceeds. Not later than three Business Days after receiving a Notice of Enforcement Event, the Collateral Agent shall deliver written notice thereof to each Secured Creditor describing such Enforcement Event. Not later than three Business Days following receipt of such notice, each Secured Creditor shall deliver to the Collateral Agent and each other Secured Creditor a duly completed Certificate Regarding Obligations (or a supplement to a previously delivered a Certificate Regarding Obligations) which shall certify (i) the amount of Secured Obligations (separately stating any L/C Exposure) due and payable to such Secured Creditor at the time of occurrence of the Enforcement Event specified in such notice and (ii) the aggregate amount of Deemed Collateral Proceeds received by such Secured Creditor since the occurrence of the Enforcement Event specified in such notice. Each Secured Creditor that shall receive any Deemed Collateral Proceeds after the date of such Certificate Regarding Obligations shall promptly give to the Collateral Agent and each other Secured Creditor a revised Certificate Regarding Obligations. The Collateral Agent shall calculate the Pro Rata Shares of each of the Secured Creditors and the aggregate amount of Deemed Collateral Proceeds received by all Secured Creditors since the applicable Enforcement Event in reliance upon such certificates. Promptly following its determination of such Pro Rata Shares and in any event no later than the 10th Business Day after obtaining knowledge of the applicable Enforcement Event, the Collateral Agent shall notify the Secured Creditors in writing of such determinations.

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ARTICLE V

CONCERNING THE COLLATERAL AGENT

Section 5.1 Authorization and Action. Each of the Secured Creditors hereby appoints and authorizes Union Bank to act as Collateral Agent and to take such action as the Collateral Agent on its behalf and to exercise such powers under this Agreement and the Collateral Documents as are delegated to the Collateral Agent by the terms of this Agreement and the Collateral Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Collateral Documents, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Secured Creditors (except as provided in Section 3.2(a)), and such instructions shall be binding upon all of the Secured Creditors; provided, however, that the Collateral Agent shall not be required to take any action that is contrary to this Agreement, the Collateral Documents or applicable law. The Collateral Agent agrees to use its best efforts to give each Secured Creditor prompt notice of each notice given to it by the Company, any Affiliate Guarantor or any other Secured Creditor pursuant to the terms of this Agreement or the Collateral Documents.

Section 5.2 Actions Relating to Collateral. As to any matters relating to the Collateral, the Secured Creditors hereby appoint and authorize Union Bank (as defined in Section 5.4) as the Collateral Agent to take such action as agent on their behalf and to exercise such powers under this Agreement and the Collateral Documents as are delegated by the terms of this Agreement and the Collateral Documents together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Collateral Documents, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Secured Creditors (except as provided in Section 3.2(a)), and such instructions shall be binding upon all Secured Creditors; provided, however, that the Collateral Agent shall not be required to take any action that is contrary to this Agreement, the Collateral Documents or applicable law.

Section 5.3 Collateral Agent’s Reliance, Etc. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or by them under or in connection with this Agreement, the Collateral Documents or applicable law, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Collateral Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Creditor and shall not be responsible to any Secured Creditor for any statements, warranties or representations made by any other party in or in connection with this Agreement or the Collateral Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Credit Agreement, the Note Agreement or the other Creditor Documents on the part of the Company or the Affiliate Guarantors; (iv) shall not be responsible to any Secured Creditor for the due

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execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Credit Agreement, the Note Agreement, the other Creditor Documents or any other instrument or document furnished pursuant thereto or for the perfection of any security interests in the Collateral; and (v) shall incur no liability under or in respect of this Agreement, the Credit Agreement, the Note Agreement or the other Creditor Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telefacsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 5.4 Union Bank in its Individual Capacity. With respect to the Revolving Commitment (as defined in the Credit Agreement), the advances and Loans (as defined in the Credit Agreement), the Note(s) (as defined in the Credit Agreement) and the Letters of Credit (as defined in the Credit Agreement), Union Bank of California, N.A. (“Union Bank”) shall have the same rights and powers under the Credit Agreement, the Collateral Documents, the other Loan Documents (as defined in the Credit Agreement) and this Agreement as any other Credit Agreement Lender or Secured Creditor (as applicable) and may exercise the same as though it were not the Collateral Agent; and the terms “Credit Agreement Lender” and “Secured Creditor” shall, unless otherwise expressly indicated, include Union Bank in its individual capacity. Union Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Company or the Affiliate Guarantors and any person that may do business with or own securities of the Company or the Affiliate Guarantors, all as if Union Bank were not the Collateral Agent and without any duty to account therefore to the Secured Creditors. The Collateral Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Secured Creditor and no implied covenants, functions, responsibilities, duties, obligations or possibilities shall be read into this Agreement or otherwise exist against the Collateral Agent.

Section 5.5 Independent Credit Decision. Each Secured Creditor acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Creditor and based upon the consolidated financial statements of the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Credit Agreement or the Note Agreement, as applicable. Each Secured Creditor acknowledges that it will, independently and without any reliance upon the Collateral Agent or any other Secured Creditor and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Credit Agreement or the Note Agreement, as applicable. Each Secured Creditor acknowledges and agrees that it has not relied upon any information received from the Collateral Agent as of the Closing Date and that each Secured Creditor shall have from and after the Closing Date an obligation to independently and without reliance upon the Collateral Agent or any other Secured Creditor to make its own credit analysis and decisions with respect to this Agreement, the Credit Agreement or the Note Agreement (as applicable) and to independently verify and ascertain the accuracy of any information received from the Collateral Agent in connection with this Agreement, the Credit Agreement or the Note Agreement, as applicable.

Section 5.6 Expenses and Indemnification by Company. By countersigning this Agreement, the each of the Company and the Affiliate Guarantors agrees (i) to reimburse the Collateral Agent, on demand, for any expenses incurred by the Collateral Agent, including

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counsel fees and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or the Collateral Documents or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Secured Creditors under this Agreement and the Collateral Documents and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or the Collateral Documents or any action taken or omitted by them under this Agreement or the Collateral Documents; provided that the Company and the Affiliate Guarantors shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

Section 5.7 Indemnification by Secured Creditors. The Secured Creditors agree to indemnify the Collateral Agent (to the extent not reimbursed by the Company or the Affiliate Guarantors) in their respective Pro Rata Shares, for, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable counsel fees and court costs) that may be imposed upon, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or the Collateral Documents or any action taken or omitted by the Collateral Agent under this Agreement or any discretion exercised by the Collateral Agent pursuant to this Agreement, provided that no Secured Creditor shall be liable for any costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Secured Creditor agrees to reimburse the Collateral Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees and court costs) incurred by the Collateral Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the Collateral Documents, to the extent that the Collateral Agent is not reimbursed for such expenses by the Company or the Affiliate Guarantors. Notwithstanding anything to the contrary in this Section 5.7, (i) if the Single Creditor Group Exercise Period shall have become effective, then the indemnification obligations described in this Section 5.7 shall be solely obligations of the Credit Agreement Lenders (if the Notice of Intent to Exercise Remedies that resulted in the Single Creditor Group Exercise Period was delivered by the Majority Credit Agreement Lenders), or the Note Holders (if the Notice of Intent to Exercise Remedies that resulted in the Single Creditor Group Exercise Period was delivered by the Majority Note Holders), as applicable (determined in accordance with the Pro Rata Shares of the Credit Agreement Lenders or the Note Holders, as applicable), and (ii) if at any time of determination the aggregate principal amount in respect of the Credit Agreement Obligations or the Note Obligations (as applicable) represents less than 5% of the Secured Obligations, then the indemnification obligations described in this Section 5.7 (except as provided in the immediately preceding clause (i)) shall be solely obligations of the Credit Agreement Lenders or the Note Holders, as applicable (determined in accordance with the Pro Rata Shares of the Credit Agreement Lenders or the Note Holders, as applicable), to the extent the costs or expenses to be indemnified against were incurred at such time of determination.

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Section 5.8 Successor Collateral Agent. The Collateral Agent may resign at any time by giving thirty (30) days written notice to the Secured Creditors and the Company and may be removed at any time with or without cause by the Majority Secured Creditors. Upon any such resignation or removal, the Majority Secured Creditors shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Majority Secured Creditors, and shall have accepted such appointment, within thirty (30) days after the retiring Collateral Agent’s giving of notice of resignation or the Majority Secured Creditors’ removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Secured Creditors, appoint a successor Collateral Agent, which shall be bank, trust company or insurance company organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, (i) the retiring Collateral Agent shall assign all of the liens upon and security interests in all Collateral under the Collateral Documents, and all right, title and interest of the retiring Collateral Agent under the Collateral Documents, to the replacement Collateral Agent, without recourse or representation or warranty by the retiring Collateral Agent or any Secured Creditors and at the expense of the Company and the Affiliate Guarantors and (ii) such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. Notwithstanding anything to the contrary in this Section 5.8, no resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have assumed in writing the obligations of the Collateral Agent under this Agreement and the Collateral Documents.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each of the Secured Creditors and the Collateral Agent represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and (ii) will not contravene any provision of its charter or by-laws or any order of any court or other governmental authority having applicability to it or any applicable law, and (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.

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ARTICLE VII

INTERCREDITOR ARRANGEMENTS

Section 7.1 Security Interests. The Collateral Agent and each of the Secured Creditors hereby agree that, notwithstanding (i) the order or concurrence of the timing of the creation, attachment or perfection of any security interest and (ii) any applicable statutory or case law that would result in a contrary ordering of priorities or interests, all proceeds of Collateral and other amounts received by the Collateral Agent under the Collateral Documents shall be distributed in accordance with Section 4.1(e) and shall at all times be shared by the Secured Creditors as provided herein. Any and all amounts required to be provided as cash collateral for L/C Exposure pursuant to the Credit Agreement or any agreement executed in connection therewith shall be deemed to be Collateral for purposes of this Agreement.

Section 7.2 Restrictions on Waivers, Amendments and Consents to Creditor Documents.

(a) Notwithstanding any contrary provisions contained in the Credit Agreement, as long as there are any outstanding Note Obligations, no amendment or waiver of any provision of the Credit Agreement or the notes and other documents executed in connection with the Credit Agreement, nor consent to any departure by the Company or any of the Affiliate Guarantors therefrom, shall increase the amount of the Revolving Commitment or the maximum principal amount of advances, Loans, Letters of Credit and other obligations under the Credit Agreement beyond $25,000,000 unless such amendment, waiver or consent shall have been approved in writing by the Majority Note Holders.

(b) Notwithstanding any contrary provisions contained in the Note Agreement, as long as there are any outstanding Credit Agreement Obligations, no amendment or waiver of any provision of the Note Agreement or the Series A Notes or Shelf Notes nor consent to any departure by the Company or any of the Affiliate Guarantors therefrom, shall increase the maximum aggregate principal amount of indebtedness of the Company evidenced by the Series A Notes and the Shelf Notes to an amount greater than $100,000,000 prior to the first anniversary of the date hereof or an amount greater than $120,000,000 at any time thereafter, in each case unless such amendment, waiver or consent shall have been approved in writing by the Majority Credit Agreement Lenders.

(c) Except as specifically set forth in Sections 7.2(a) and (b), nothing in this Agreement shall restrict the ability of the Credit Agreement Lenders or the Note Holders to declare events of default, impose default rates of interest, accelerate the Credit Agreement Obligations or Note Obligations, respectively, or amend, modify or waive any term, condition, covenant or provision of the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), the Note Agreement, the Series A Notes, the Shelf Notes or the other Transaction Documents (as defined in the Note Agreement), as the same may be amended from time to time in accordance with the terms hereof.

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Section 7.3 Release of Collateral.

The Collateral Agent is authorized hereby to execute releases of liens with respect to property of the Company or the Affiliate Guarantors to the extent that the sale, transfer or other disposition thereof is not prohibited by the terms of the Credit Agreement or the Note Agreement or any other Creditor Document. Without intending to limit the authorization contained in the previous sentence, the Collateral Agent is irrevocably authorized to release liens upon the Collateral which consists of (i) the Memphis Facility, (ii) property being sold or disposed of if the Company certifies to the Collateral Agent that the sale or disposition is authorized by the Credit Documents (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) property leased to the Company or the Affiliate Guarantors under a lease which has expired or been terminated; or (iv) property having a value in the aggregate not in excess of $250,000 during any twelve month period.

Section 7.4 Additional Collateral.

(a) Each of the Secured Creditors hereby covenants and agrees that it (i) will not accept any guaranty of any of the Secured Obligations unless such Secured Creditor shall have given each other Secured Creditor prior written notice thereof and the Majority Secured Creditors shall have approved in writing such guaranty and (ii) will not take any security interest in or lien on any assets of the Company or any other person or entity to secure any of the Secured Obligations unless such Secured Creditor shall have given each other Secured Creditor prior written notice thereof and the Majority Secured Creditors shall have approved in writing such security interest in or lien on such assets.

(b) Each of the Secured Creditors covenants and agrees that it will not request the Company or any Affiliate Guarantor or any other party to execute and deliver to the Collateral Agent any mortgage or deed of trust with respect to any real property or any beneficial interest in any trust owning any real property unless an environmental survey in form and substance satisfactory to the Majority Secured Creditors from an environmental consulting firm acceptable to the Majority Secured Creditors with respect to such real property, and showing the environmental condition of such real property, shall have been delivered to each Secured Creditor.

Section 7.5 Purchase of Collateral. Any Secured Creditor may purchase Collateral at any public sale of such Collateral pursuant to the Collateral Agreements for cash. In addition, any Secured Creditor may purchase Collateral at any public sale of such Collateral pursuant to the Collateral Agreements and may make payment on account thereof by using any Secured Obligation then due and payable to such Secured Creditor from the person which granted a security interest in such Collateral as a credit against the purchase price to the extent, but only to the extent, approved by the Majority Secured Creditors.

Section 7.6 Bankruptcy Proceedings. Nothing contained herein shall limit or restrict the independent right of any Secured Creditor to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity or in its capacity as holder of Secured Obligations and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding. The Collateral Agent is not entitled to initiate such actions on behalf of any Secured Creditor or to appear and be heard on any matter before the bankruptcy or

21.

other applicable court in any such proceeding as the representative of any Secured Creditor, unless such action or appearance has been approved in writing by such Secured Creditor. The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the postpetition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Majority Secured Creditors. This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.

Section 7.7 Independent Investigation. None of the Secured Creditors or the Collateral Agent, nor any of their respective directors, officers, agents or employees, shall be responsible to any of the others for the solvency or financial condition of the Company or the Affiliate Guarantors or the ability of the Company or the Affiliate Guarantors to repay any of the Secured Obligations, or for the value, sufficiency, existence or ownership of any of the Collateral, the perfection of any lien or security interest, or the statements of the Company or the Affiliate Guarantors, oral or written, or for the validity, sufficiency or enforceability of any of the Secured Obligations, any Creditor Document, any document or agreement executed or delivered in connection with or pursuant to any of the foregoing, or the liens or security interests granted by the Company or the Affiliate Guarantors to the Collateral Agent in connection therewith. Each of the Collateral Agent and each Secured Creditor has entered into its financial agreements with the Company and the Affiliate Guarantors based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation by any of the others, with respect to the matters identified or referred to in this Section.

Section 7.8 Additional Affiliate Guarantors. The initial Affiliate Guarantors hereunder shall be such direct and indirect subsidiaries of the Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, pursuant to the terms of the Creditor Documents, other direct or indirect subsidiaries of the Company may become parties hereto as additional Affiliate Guarantors (each an “Additional Affiliate Guarantor”), by executing a Joinder Agreement (Affiliate Guarantor). Upon delivery of any Joinder Agreement (Affiliate Guarantor) to each of the Secured Creditors, notice of which is hereby waived by the Company and the other Affiliate Guarantors, each such Additional Affiliate Guarantor shall become an Affiliate Guarantor and shall thereupon be as fully a party hereto as an Affiliate Guarantor as if such Additional Affiliate Guarantor were an original signatory hereof as an Affiliate Guarantor. Each of the Company and the Affiliate Guarantors expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Affiliate Guarantors hereunder, nor by any election of any Secured Creditor not to cause any direct or indirect subsidiary of the Company to become an Additional Affiliate Guarantor hereunder. This Agreement shall be fully effective as to any of the Company and the Affiliate Guarantors that are or become party hereto regardless of whether any other person becomes or fails to become or ceases to be an Affiliate Guarantor hereunder.

Section 7.9 Further Assurances, Etc. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto reasonably may have requested (at the cost and expense of the Company which, by countersigning this Agreement, agrees to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Individual Action. No Secured Creditor may require the Collateral Agent to take any action hereunder or under the Collateral Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement.

Section 8.2 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Collateral Agent, each of the Secured Creditors and their respective successors, transferees and permitted assigns; provided, however, that, except as provided in the next sentence, no Secured Creditor may assign its rights or obligations hereunder. The rights and obligations of any Credit Agreement Lender or Note Holder under this Agreement may be assigned, and the term “Credit Agreement Lender” or “Note Holder” as used in this Agreement shall include, any assignee, transferee or successor of such Credit Agreement Lender under the Credit Agreement or any assignee, transferee or successor of such Note Holder under the Note Agreement, as the case may be, by the execution of a Joinder Agreement (Secured Creditor) by such assignee, transferee or successor, and any such assignee, transferee or successor shall thereupon become a party to this Agreement. Any Secured Creditor may, without the consent of any other Secured Creditor, sell one or more participations in the Loans or Letters of Credit, the Series A Notes or Shelf Notes, as the case may be, held by it or issued pursuant to the terms and conditions of the Credit Agreement or the Note Agreement, as the case may be; provided, however, that each Secured Creditor shall remain liable to each other Secured Creditor for the full performance of its obligations hereunder with the same effect as though no such participation had been sold and as though any and all amounts, payments or security received by a participant with whom it dealt in respect of the loan or note participation were received by such party and shall continue to deal solely and directly with each other with respect to their respective rights and obligations under this Agreement. This Agreement is not intended to confer any benefit on, or create any obligation of the Collateral Agent or any Secured Creditor to, the Company, any Affiliate Guarantor or any third party.

Section 8.3 Notices. Notices and other communications provided for herein or in the Collateral Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile to the parties hereto at the respective addresses or facsimile numbers (as applicable) set forth below such parties’ names on the signature pages hereto or the Joinder Agreement (Secured Creditor) or Joinder Agreement (Affiliate Guarantor) pursuant to which such persons become parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile (upon receipt by the sender of successful and complete transmission), or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.3 or, in each case, in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.3.

23.

Section 8.4 Termination. This Agreement and the agency of the Collateral Agent shall terminate automatically upon the earlier of: (i) the earlier of (A) the final payment in full of all outstanding Note Obligations and (B) the final payment in full of the outstanding Credit Agreement Obligations and the termination of all commitments to lend pursuant to the Credit Agreement; provided, however, that (a) in the case of a termination of this Agreement due to circumstances described in clause (B), the Collateral Agent, at the direction of the Majority Note Holders, shall have released its security interest in the Collateral and executed necessary UCC termination statements or assigned its security interest in the Collateral (together with all UCC-1 financing statements naming it as secured party) to a successor collateral agent and (b) this Section 8.4, Article IV and Sections 5.6, 5.7 and 8.5 of this Agreement shall survive, and remain operative and in full force and effect, regardless of such termination; and (ii) in the event of any dissolution, winding up, liquidation, reorganization or other insolvency proceeding of the Company or any Affiliate Guarantor, the completion of all distributions to the Secured Creditors in respect of the Secured Obligations after the discharge or satisfaction thereof (and this Agreement shall have no effect with respect to the enforcement of any obligations so distributed), the satisfaction or discharge of the obligations under the Collateral Documents and the compliance with the provisions of this Agreement (including those set forth in Section 4) with respect to all Deemed Collateral Proceeds, Unsecured Claim Distributions and other property received by the Secured Creditors in respect of the Secured Obligations.

Section 8.5 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 8.6 Amendments and Waivers of Agreement and Collateral Documents. No amendment or waiver of any provision of this Agreement or any of the Collateral Documents shall in any event be effective unless the same shall be in writing and signed by both the Majority Credit Agreement Lenders and the Majority Note Holders; provided, however, that:

(a) no such amendment or waiver shall adversely affect any of the Collateral Agent’s rights, immunities or rights to indemnification hereunder or under the Collateral Documents or expand its duties hereunder or under the Collateral Documents without the prior written consent of the Collateral Agent;

(b) no such amendment or waiver of Sections 4.1(a), 4.4 or 5.6 which affects the duties of the Company or the Affiliate Guarantors shall be effective without the prior written consent of the Company and the Affiliate Guarantors;

(c) no such amendment or waiver shall modify any provision hereof which is intended to provide for the equal and ratable security of all Secured Obligations without the prior written consent of all holders of Secured Obligations affected thereby;

(d) no such amendment or waiver that (i) decreases the portion of the Disbursement Amount that any Secured Creditor would receive (or which would be credited to such Secured Creditor’s Sub-account in the Undistributed Proceeds Account) pursuant to Section 4.1(e), (ii) has the effect of rendering any person no longer a Secured Creditor under this

24.

Agreement or the Collateral Documents, (iii) permits the release of the Company or any of the Affiliate Guarantors of any of their respective obligations under this Agreement, shall be effective without the prior written consent of all Secured Creditors affected thereby; and

(e) no such amendment or waiver shall change the definition of “Majority Secured Creditors” or this Section or Sections 3.2, 4.3, 7.2 or 7.3 without the prior written consent of each Secured Creditor.

No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

Section 8.7 Waiver of Rights. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

Section 8.8 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 8.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall become effective on the date (the “Closing Date”) on which each of the following conditions precedent shall have been satisfied: (i) this Agreement shall have been executed and delivered by each Note Holder, each Credit Agreement Lender, the Collateral Agent, the Company and each Affiliate Guarantor, (ii) all conditions precedent to the initial closing under the Note Agreement (other than the effectiveness of this Agreement) shall have been satisfied or waived and (iii) all conditions precedent to the initial advance under the Credit Agreement (other than the effectiveness of this Agreement) shall have been satisfied or waived.

Section 8.10 Section Headings. The Article and Section headings used herein are for convenience of reference only and are not to have substantive effect or affect the construction of or be taken into consideration in interpreting this Agreement.

Section 8.11 Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements. To the extent any provision of this Agreement conflicts with any other Creditor Document, the provisions of this Agreement shall be controlling.

25.

[Remainder of page intentionally left blank]

26.

IN WITNESS WHEREOF, the Collateral Agent, the Credit Agreement Lenders and the Note Holders have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

UNION BANK OF CALIFORNIA, N.A., as Collateral Agent and a Credit Agreement Lender

By:

Title:

530 B Street, 4th Floor
San Diego, CA 92101
Facsimile: 619/230-3766
Attn: Mark Adelman, Assistant Vice President

27.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as the sole original Series A Note Holder

By:
Title:

c/o Prudential Capital Group
Four Embarcadero Center, Suite 2700
San Francisco, California 94111

Facsimile: (415) 421-6233

28.

COUNTERSIGNED BY:

WD-40 COMPANY, a Delaware corporation

By:
Title:

1061 Cudahy Place
San Diego, California

Facsimile: 619/275-1095

WD-40 MANUFACTURING COMPANY,
a California corporation

By:
Title:

c/o WD-40 Company, to the address set forth below its signature hereto

HPD HOLDINGS CORP.,
a Delaware corporation

By:
Title:

c/o WD-40 Company, to the address set forth below its signature hereto

HPD LABORATORIES, INC.,
a Delaware corporation

By:
Title:

c/o WD-40 Company, to the address set forth below its signature hereto

29.

EXHIBIT I

FORM OF CERTIFICATE REGARDING OBLIGATIONS

Union Bank of California, N.A.

530 B Street, 4th Floor

San Diego, CA 92101

Attention:    Mark Adelman, Assistant Vice President

Reference is made to that certain Intercreditor and Collateral Agency Agreement (the “Intercreditor Agreement”), dated as of October 18, 2001, by and among the Series A Note Holders identified therein, the Shelf Note Holders identified therein, the Credit Agreement Lenders identified therein, WD-40 Company, the Affiliate Guarantors identified therein and you as Collateral Agent. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Intercreditor Agreement.

This Certificate is a Certificate Regarding Obligations under the Intercreditor Agreement.

The undersigned certifies that it is the holder of the following Note Obligations, L/C Exposure, or Credit Agreement Obligations:

[describe Note Obligations, L/C Exposure, and/or Credit Agreement Obligations]

The undersigned further certifies that, it is the holder of the following obligations determined as of                             :

1.	Series A Note Obligations consisting of principal, Yield-Maintenance Amount and interest:	$
2.	Other Series A Note Obligations:	$
3.	Shelf Note Obligations consisting of principal, Yield-Maintenance Amount and interest:	$
4.	Other Shelf Note Obligations:	$

A.	Credit Agreement Obligations consisting of principal, interest and L/C commissions:	$
B.	Other Credit Agreement Obligations:	$
C.	L/C Exposure:	$

[The undersigned undertakes to send to you by facsimile, on the Business Day prior to the Disbursement Date, a notice setting forth the above amounts for the undersigned as of the Disbursement Date.]

The amount to be distributed to the undersigned pursuant to the Intercreditor Agreement should be paid as follows:

[set forth payment instructions]

[The undersigned further certifies to you that it has received Deemed Collateral Proceeds in the aggregate amount of $         during the period from [Enforcement Event specified in notice from Collateral Agent] to the date hereof.]

Very truly yours,

[SECURED CREDITOR]

By
Name:
Title:

EXHIBIT II

FORM OF JOINDER AGREEMENT (SECURED CREDITOR)

Reference is made to that certain Intercreditor and Collateral Agency Agreement (the “Intercreditor Agreement”), dated as of October 18, 2001, by and among the Series A Note Holders identified therein, the Shelf Note Holders identified therein, the Credit Agreement Lenders identified therein, WD-40 Company, the Affiliate Guarantors identified therein and you as Collateral Agent. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Intercreditor Agreement. This agreement is a Joinder Agreement (Secured Creditor) referred to in the Intercreditor Agreement.

The undersigned hereby agrees that it is a party to the Intercreditor Agreement and is therefore bound by, and subject to, the terms of the Intercreditor Agreement, and that it is a “Secured Creditor” under, and as defined, therein.

The undersigned certifies that on or about the date hereof it is the holder of the following obligations of the Company outstanding under the Note Agreement and the Series A Notes and Shelf Notes or the Credit Agreement, as applicable.

[describe Obligations]

The address for notices to the undersigned pursuant to the Intercreditor Agreement is as follows:

[set forth address for notices]

Very truly yours,

[SECURED CREDITOR]

By
Name:
Title:

EXHIBIT III

FORM OF JOINDER AGREEMENT (AFFILIATE GUARANTOR)

Reference is made to that certain Intercreditor and Collateral Agency Agreement (the “Intercreditor Agreement”), dated as of October 18, 2001, by and among the Series A Note Holders identified therein, the Shelf Note Holders identified therein, the Credit Agreement Lenders identified therein, WD-40 Company, the Affiliate Guarantors identified therein and you as Collateral Agent. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Intercreditor Agreement. This agreement is a Joinder Agreement (Affiliate Guarantor) referred to in the Intercreditor Agreement.

The undersigned hereby agrees that it is a party to the Intercreditor Agreement and is therefore bound by, and subject to, the terms of the Intercreditor Agreement, and that it is an “Affiliate Guarantor” under, and as defined, therein.

The address for notices to the undersigned pursuant to the Intercreditor Agreement is as follows:

[set forth address for notices]

Very truly yours,

[AFFILIATE GUARANTOR]

By
Name:
Title:

1.

EXHIBIT K-1

Gordon & Rees LLP Letterhead

October 18, 2001

The Prudential Insurance Company of America

c/o Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, CA 94111

Re: Note Purchase and Private Shelf Agreement dated October 18, 2001

Ladies and Gentlemen:

We have acted as general counsel to WD-40 Company, a Delaware corporation (the “Company”), in connection with the issue and sale to The Prudential Insurance Company of America (“Prudential”) today of $75,000,000 aggregate principal amount of 7.28% senior secured notes of the Company due October 18, 2011 (the “Series A Notes”). We have also acted as the Company’s special counsel in connection with (i) the Note Purchase and Private Shelf Agreement, dated as of October 18, 2001 (the “Note Agreement”), between the Company and you pursuant to which the Series A Notes are issued, (ii) the Intercreditor and Collateral Agency Agreement, dated as of October 18, 2001 (the “Intercreditor Agreement”), by and among the Series A Note Holders referred to therein, the Shelf Note Holders referred to therein, the Credit Agreement Lenders referred to therein, Union Bank of California, N.A., as collateral agent for the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders (the “Collateral Agent”), the Company and the Affiliate Guarantors (as defined therein), (iii) the Multiparty Guaranty, dated as of October 18, 2001 (the “Multiparty Guaranty”), made by the Guarantors in favor of the Beneficiaries (as defined therein), (iv) the Security Agreement, dated as of October 18, 2001 (the “Security Agreement”), by and between the Company and the Guarantors, as grantors, on the one hand, in favor of the Collateral Agent, as grantee, on the other hand, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders, (v) the Trademark Security Agreement, dated as of October 18, 2001 (the “Trademark Security Agreement”), by and between the Company and the Guarantors named therein, as grantors, on the one hand, in favor of the Collateral Agent, as grantee, on the other hand, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders, (vi) the Patent Security Agreement, dated as of October 18, 2001 (the “Patent Security Agreement”), by and between the Company and the Guarantors named therein, as grantors, on the one hand, in favor of the Collateral Agent, as grantee, on the other hand, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders, (vii) the Pledge Agreement, dated as of October 18, 2001 (the “Pledge Agreement”), by and between the Company and the Guarantors named therein, as pledgors, on the one hand, in favor of the Collateral Agent, as pledgee, on the other hand, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders and (viii) (A) the UCC-1 financing statement naming the Company as debtor to be filed with the Secretary of State, Division of Corporations – Uniform Commercial Code Section, of the State of Delaware, attached hereto as Exhibit A-1 (the “Company Financing Statement”), (B) the UCC-1 financing statement naming HPD Holdings Corp, a Delaware corporation, as debtor to be filed with the

The Prudential Insurance Company of America

October 18, 2001

Secretary of State, Division of Corporations – Uniform Commercial Code Section, of the State of Delaware, attached hereto as Exhibit A-2 (the “HPD Holdings Financing Statement”), (C) the UCC-1 financing statement naming HPD Laboratories, Inc., a Delaware corporation, as debtor to be filed with the Secretary of State, Division of Corporations – Uniform Commercial Code Section, of the State of Delaware, attached hereto as Exhibit A-3 (the “HPD Laboratories Financing Statement”), and (D) the UCC-1 financing statement naming WD-40 Manufacturing Corporation, a California corporation, as debtor to be filed with the Secretary of State, UCC Division, of the State of California, attached hereto as Exhibit A-4 (the “WD-40 Manufacturing Financing Statement”, and, together with the Company Financing Statement, the HPD Holdings Financing Statement and the HPD Laboratories Financing Statement, the “Financing Statements”). The Note Agreement, the Series A Notes, the Intercreditor Agreement, the Multiparty Guaranty, the Security Agreement, the Trademark Security Agreement, the Patent Security Agreement and the Pledge Agreement are collectively referred to herein as the “Transaction Documents.”

We have examined originals or copies of such records, documents and instruments (including, without limitation, the Transaction Documents), made such investigations of fact and law, obtained such certificates of public officials, and done such other things as we have deemed necessary for purposes of this opinion. Further, with your consent, in rendering this opinion we have relied upon, as to certain factual matters set forth therein, the representations and warranties of the Company contained in Article 8 of the Note Agreement.

In our investigations and examinations to prepare this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as conformed, certified or photostatic copies, the lack of any understandings, waivers or amendments which would vary the terms of the documents which we reviewed, and the accuracy of the factual matters contained in such documents.

This opinion is rendered to you pursuant to paragraph 3B(4)(v) of the Note Agreement and with the understanding you are purchasing the Series A Notes in reliance on the opinions expressed herein. Any capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the Note Agreement.

We are of the opinion that:

1. Each of the Company and the Guarantors: (a) is duly organized, validly existing and in good standing under the laws of the state of its formation; (b) has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) is qualified to do business and is in good standing in each jurisdiction in the United States of America in which the ownership or leasing of its property or the conduct of its business requires such qualification or in which it maintains an office and where, to the best of our knowledge, any statutory fines or penalties or any corporate or similar disability imposed for the failure to qualify could result in a material adverse change in the business, condition (financial or otherwise), operations or prospects of such Person.

The Prudential Insurance Company of America

October 18, 2001

2. Each of the Company and the Guarantors: (a) has the power and authority to (i) execute and deliver each of the Transaction Documents to which it is a party and the Financing Statements in which it is named as debtor, and to perform each of the Transaction Documents to which it is a party, (ii) issue the Series A Notes (in the case of the Company) and obtain the credit evidenced by the Series A Notes and (iii) perform its other obligations under the Transaction Documents to which it is a party on the terms and conditions set forth therein; and (b) has taken all necessary action to duly authorize the execution and delivery of each of the Transaction Documents to which it is a party and the Financing Statements in which it is named as debtor, and the performance of each of the Transaction Documents to which it is a party.

3. A duly authorized officer (or other Person vested with management authority) of each of the Company and any Guarantor has duly executed and delivered each of the Transaction Documents to which the Company or such Guarantor is a party and the Financing Statements in which the Company or such Guarantor is named as debtor.

4. No authorization, consent or approval of, or registration, declaration or other filing with, any governmental authority of the United States of America or the State of California is required on the part of the Company or any Guarantor for the execution and delivery of the Transaction Documents to which such Person is a party and the Financing Statements naming such Person as debtor, and the performance by the Company and the Guarantors of their respective agreements under the Transaction Documents to which they are a party.

5. The Company’s and each Guarantor’s execution and delivery of the Transaction Documents to which it is a party and the Financing Statements naming it as debtor, and the performance by the Company and each Guarantor of the Transaction Documents to which it is a party and the use of the proceeds of the Series A Notes in the manner set forth in the Transaction Documents do not (a) violate or contravene any provision of any law, statute, rule or regulation of the United States of America or the State of California, in each case applicable to such Person, (b) to the best of our knowledge, violate or contravene any order, writ, judgment, decree, determination or award of any governmental authority as presently in effect applicable to the Company or any Guarantor, (c) conflict with or result in a breach of or constitute a default under the articles of incorporation or by-laws (or similar constitutive documents) of the Company or any Guarantor, (d) violate or result in a breach of or constitute any default under any contract material to the operations of the Company and its Subsidiaries to which the Company or any Subsidiary is a party or by which any of them or their respective property is bound (including, without limitation, any contract listed on Schedule 8G to the Note Agreement), and (e) do not result in or require the creation or imposition of any Lien on any of the property or revenues of the Company or any of the Guarantors pursuant to any provision of any such material contract, or any such law, rule, or regulation.

6. Each of the Transaction Documents constitutes a valid and binding agreement and obligation of the Company and each of the Guarantors that is party thereto, enforceable against such Person in accordance with its terms, except as enforceability against such party may be subject to or limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws (including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination) and other legal or equitable principles relating to,

The Prudential Insurance Company of America

October 18, 2001

limiting or affecting the enforcement of creditors’ rights generally; (b) the discretion of any court of competent jurisdiction in awarding equitable remedies including, but not limited to, specific performance or injunction relief; and (c) the prospect that a court might not permit the exercise of any right or remedy provided in any of the Transaction Documents if, under the circumstances then existing, such exercise is deemed to be inconsistent with a covenant of good faith and fair dealing that may be implied under applicable law to exist in the relevant agreement or agreements or if the party seeking to exercise such right or remedy fails to act in a commercially reasonable manner.

7. The security interest created in the Security Agreement, the Trademark Security Agreement, the Patent Security Agreement and the Pledge Agreement, in each case in favor of the Collateral Agent, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders, has attached to the Collateral (as defined in the Note Agreement) and constitutes or (with respect to after-acquired personal property Collateral, when such is acquired) will constitute a legal and valid security interest under the California Uniform Commercial Code. Upon the due filing of the Financing Statements in each of the jurisdictions required by the Collateral Agent, the security interest of the Collateral Agent in such Collateral will be perfected to the extent that a security interest in such Collateral can be perfected by the filing of a UCC-1 financing statement in such jurisdictions.

8. To the best of our knowledge, there is no judgment, decree, writ or injunction of any court, arbitrator or other governmental authority outstanding against the Company or any Subsidiary, nor is there any claim, action, suit, litigation, investigation or proceeding, including, without limitation, condemnation or similar proceedings, pending or threatened against any of them before any court, arbitrator, administrative agency or other governmental authority. To the best of our knowledge, neither the Company nor any Subsidiary is in violation or breach of or in default with respect to any judgment, decree, writ, injunction, award or order of any court or arbitrator, and neither the Company nor any Subsidiary is in default under any applicable law, rule, order, regulation or demand of any governmental authority, a default under which may result in a material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company.

9. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to Prudential in the manner contemplated by the Note Agreement to register the Series A Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Series A Notes under the Trust Indenture Act of 1939, as amended.

10. Neither the Company nor any Guarantor is an “investment company,” or a company “controlled by” an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

11. The extension, arranging and obtaining of the credit represented by the Series A Notes do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

The Prudential Insurance Company of America

October 18, 2001

12. Courts of the State of California or a United States court sitting in the State of California will give effect to the parties’ designation of the laws of the State of New York to govern the Note Agreement, the Series A Notes, the Intercreditor Agreement and the Multiparty Guaranty.

In rendering this opinion, to the extent that the obligations of the Company and the Guarantors under the Transaction Documents may be dependent upon such matters, we have assumed that (a) the Collateral Agent, the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders have, or will have upon their joinder, duly and validly authorized, executed and delivered such documents to be executed by them and that the Transaction Documents are, or will be, legal, valid and binding obligations of such parties, enforceable against each of them in accordance with their respective terms, (b) the Collateral Agent, the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders are, or will be upon their joinder, duly qualified and validly existing under the laws of their respective jurisdictions of organization and have, or will have, obtained and kept in force at all relevant times, all licenses, permits and qualifications (if any) necessary to transact their respective businesses, and obtain and enforce contractual rights, in the each jurisdiction where it is relevant, and (c) each of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders has, or will have upon their joinder, the power and authority to purchase the Notes and make the Loans, as applicable.

This opinion is intended solely for your benefit and the benefit of any Transferee and is not to be made available to or relied upon by any other Person, firm, or entity without our prior written consent; provided, however, that this opinion may be made available to Persons with regulatory authority over you, including, without limitation, the National Association of Insurance Commissioners.

Very truly yours,

GORDON & REES, LLP

Richard T. Clampitt

cc:	Mr. Garry O. Ridge

EXHIBIT K-2

FORM OF OPINION OF

COMPANY’S COUNSEL (SHELF NOTES)

[Date of Closing]

The Prudential Insurance Company of America

[Prudential Affiliate]

c/o Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, CA 94111

Ladies and Gentlemen:

We have acted as special counsel to WD-40 Company, a Delaware corporation (the “Company”), in connection with the issue and sale to [The Prudential Insurance Company of America] [Prudential Affiliate] (“Prudential”) today of its Series [    ] senior secured notes of the Company due [                    ] in the aggregate principal amount of $[        ] (the “Notes”). We have also acted as the Company’s special counsel in connection with (i) the Note Purchase and Private Shelf Agreement, dated as of October [12], 2001 (the “Note Agreement”), between the Company and you pursuant to which the Notes are issued, (ii) the Intercreditor and Collateral Agency Agreement, dated as of October [12], 2001 (the “Intercreditor Agreement”), by and among the Series A Note Holders named therein, the Shelf Note Holders named therein, the Credit Agreement Lenders named therein, Union Bank of California, N.A., as collateral agent for the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders (the “Collateral Agent”), the Company and the Affiliate Guarantors (as defined therein), (iii) the Multiparty Guaranty, dated as of October [12], 2001 (the “Multiparty Guaranty”), made by the Guarantors in favor of the Beneficiaries (as defined therein), (iv) the [Security Agreement], dated as of October [12], 2001 (the “Security Agreement”), by and between the Company and the Guarantors, as grantors, on the one hand, in favor of the Collateral Agent, as grantee, on the other hand, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders, (v) the [Trademark Security Agreement], dated as of October [12], 2001 (the “Trademark Security Agreement”), by and between the Company and the Guarantors named therein, as grantors, on the one hand, in favor of the Collateral Agent, as grantee, on the other hand, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders, (vi) the [Patent Security Agreement], dated as of October [12], 2001 (the “Patent Security Agreement”), by and between the Company and the Guarantors named therein, as grantors, on the one hand, in favor of the Collateral Agent, as grantee, on the other hand, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders, (vii) the [Pledge Agreement], dated as of October [12], 2001 (the “Pledge Agreement”), by and between the Company and the Guarantors named therein, as pledgors, on the one hand, in favor of the Collateral Agent, as pledgee, on the other hand, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders and (viii) (A) the UCC-1 financing statement naming the Company as debtor that was filed on October [    ], 2001 with the Secretary of State, Division of Corporations – Uniform Commercial Code Section, of the State of Delaware, attached hereto as Exhibit A-1 (the “Company Financing

1.

Statement”), (B) the UCC-1 financing statement naming HPD Holdings Corp, a Delaware corporation, as debtor that was filed on October [    ], 2001 with the Secretary of State, Division of Corporations – Uniform Commercial Code Section, of the State of Delaware, attached hereto as Exhibit A-2 (the “HPD Holdings Financing Statement”), (C) the UCC-1 financing statement naming HPD Laboratories, Inc., a Delaware corporation, as debtor that was filed on October [    ], 2001 with the Secretary of State, Division of Corporations – Uniform Commercial Code Section, of the State of Delaware, attached hereto as Exhibit A-3 (the “HPD Laboratories Financing Statement”), (D) the UCC-1 financing statement naming HPD Properties, L.L.C., a Delaware limited liability company, as debtor that was filed on October [    ], 2001 with the Secretary of State, Division of Corporations – Uniform Commercial Code Section, of the State of Delaware, attached hereto as Exhibit A-4 (the “HPD Properties Financing Statement”), and (E) the UCC-1 financing statement naming WD-40 Manufacturing Corporation, a California corporation, as debtor that was filed on October [    ], 2001 with the Secretary of State, UCC Division, of the State of California, attached hereto as Exhibit A-5 (the “WD-40 Manufacturing Financing Statement”, and, together with the Company Financing Statement, the HPD Holdings Financing Statement, the HPD Laboratories Financing Statement, the HPD Properties Financing Statement and the WD-40 Manufacturing Financing Statement, the “Financing Statements”). The Note Agreement, the Notes, the Intercreditor Agreement, the Multiparty Guaranty, the Security Agreement, the Trademark Security Agreement, the Patent Security Agreement and the Pledge Agreement are collectively referred to herein as the “Transaction Documents.”

This opinion is rendered to you pursuant to paragraph 3B(4)(v) of the Note Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein. Any capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the Note Agreement.

We are of the opinion that:

1. Each of the Company and the Guarantors: (a) is duly organized, validly existing and in good standing under the laws of the state of its formation; (b) has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) is qualified to do business and is in good standing in each jurisdiction in the United States of America in which the ownership or leasing of its property or the conduct of its business requires such qualification or in which it maintains an office and where any statutory fines or penalties or any corporate or similar disability imposed for the failure to qualify could result in a material adverse change in the business, condition (financial or otherwise), operations or prospects of such Person.

2. Each of the Company and the Guarantors: (a) has the power and authority to (i) execute and deliver each of the Transaction Documents to which it is a party and the Financing Statements in which it is named as debtor, and to perform each of the Transaction Documents to which it is a party, (ii) issue the Notes (in the case of the Company) and obtain the credit evidenced by the Notes and (iii) perform its other obligations under the Transaction Documents to which it is a party on the terms and conditions set forth therein; and (b) has taken all necessary action to duly authorize the execution and delivery of each of the Transaction Documents to which it is a party and the Financing Statements in which it is named as debtor, and the performance of each of the Transaction Documents to which it is a party,

2.

3. A duly authorized officer (or other Person vested with management authority) of each of the Company and any Guarantor has duly executed and delivered each of the Transaction Documents to which the Company or such Guarantor is a party and the Financing Statements in which the Company or such Guarantor is named as debtor.

4. No authorization, consent or approval of, or registration, declaration or other filing with, any governmental authority of the United States of America or the State of California is required on the part of the Company or any Guarantor for the execution and delivery of the Transaction Documents to which such Person is a party and the Financing Statements naming such Person as debtor, and the performance by the Company and the Guarantors of their respective agreements under the Transaction Documents to which they are a party.

5. The Company’s and each Guarantor’s execution and delivery of the Transaction Documents to which it is a party and the Financing Statements naming it as debtor, and the performance by the Company and each Guarantor of the Transaction Documents to which it is a party and the use of the proceeds of the Notes in the manner set forth in the Transaction Documents do not (a) violate or contravene any provision of any law, statute, rule or regulation of the United States of America or the State of California, in each case applicable to such Person, (b) to the best of our knowledge, violate or contravene any order, writ, judgment, decree, determination or award of any governmental authority as presently in effect applicable to the Company or any Guarantor, (c) conflict with or result in a breach of or constitute a default under the articles of incorporation or by-laws (or similar constitutive documents) of the Company or any Guarantor, (d) violate or result in a breach of or constitute any default under any contract material to the operations of the Company and its Subsidiaries to which the Company or any Subsidiary is a party or by which any of them or their respective property is bound, a list of which contracts is set forth on Exhibit B hereto (the “Material Contracts”) and (e) do not result in or require the creation or imposition of any Lien on any of the property or revenues of the Company or any of the Guarantors pursuant to any provision of any Material Contract, or any such law, rule, or regulation.

6. Each of the Transaction Documents constitutes a valid and binding agreement and obligation of the Company and each of the Guarantors that is party thereto, enforceable against such Person in accordance with its terms, except as enforceability against such party may be subject to or limited by [insert limitations, subject to Prudential’s and Prudential’s counsel’s review and approval].

7. The security interest created in the Security Agreement, the Trademark Security Agreement, the Patent Security Agreement and the Pledge Agreement, in each case in favor of the Collateral Agent, for the benefit of the Series A Note Holders, the Shelf Note Holders and the Credit Agreement Lenders, has attached to the Collateral (as defined therein) and constitutes or (with respect to after-acquired personal property Collateral, when such is acquired) will constitute a legal and valid security interest under the UCC (as defined in the Security Agreement). Each of the Financing Statements has been duly filed in each of the jurisdictions [listed in the Security Agreement], and the security interest of the Collateral Agent in such Collateral is perfected to the extent that a security interest in such Collateral can be perfected by the filing of a UCC-1 financing statement in the jurisdictions [listed in the Security Agreement].

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8. To the best of our knowledge, there is no judgment, decree, writ or injunction of any court, arbitrator or other governmental authority outstanding against the Company or any Subsidiary, nor is there any claim, action, suit, litigation, investigation or proceeding, including, without limitation, condemnation or similar proceedings, pending or threatened against any of them before any court, arbitrator, administrative agency or other governmental authority, except as disclosed in Exhibit B hereto. To the best of our knowledge, neither the Company nor any Subsidiary is in violation or breach of or in default with respect to any judgment, decree, writ, injunction, award or order of any court or arbitrator, and neither the Company nor any Subsidiary is in default under any applicable law, rule, order, regulation or demand of any governmental authority, a default under which may result in a material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company.

9. It is not necessary in connection with the offer, sale and delivery of the Notes to Prudential in the manner contemplated by the Note Agreement to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

10. Neither the Company nor any Guarantor is an “investment company,” or a company “controlled by” an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

11. The extension, arranging and obtaining of the credit represented by the Notes do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

12. Courts of the State of California or a United States court sitting in the State of California will give effect to the parties’ designation of the laws of the State of New York to govern the Note Agreement, the Notes, the Intercreditor Agreement and the Multiparty Guaranty.

This opinion is intended solely for your benefit and the benefit of any Transferee and is not to be made available to or relied upon by any other Person, firm, or entity without our prior written consent; provided, however, that this opinion may be made available to Persons with regulatory authority over you, including, without limitation, the National Association of Insurance Commissioners.

Very truly yours,

4.